Exhibit 3.276
BYLAWS OF THE ADVISORY BOARD
DOCTORS HOSPITAL OF STARK COUNTY
Massillon, Ohio

DEFINITIONS
1. “Company” means Massillon Health System LLC, a Delaware limited liability company which owns and operates Doctors Hospital of Stark County (the “Hospital”) in Massillon, Ohio.
2. “Board of Managers” means the governing authority of the Company. Whenever the word “Board” is used in these Bylaws, it shall mean the Board of Managers, acting through the President of the Company (or his or her designee).
3. “Advisory Board” means the local advisory board of the Hospital.
4. “Chief Executive Officer” (CEO) means the individual appointed to act on behalf of the Company in the overall management of the Hospital. Whenever “CEO” is used in these bylaws, it shall mean the Chief Executive Officer (Administrator) of the Hospital, not the CEO of the Company.
5. “Medical Staff”, or “Staff” means all duly licensed physicians, dentists and other licensed professionals who have been granted privileges by the Advisory Board to attend patients in the Hospital.
6. “Executive Committee” means the Executive Committee of the Advisory Board, unless specific reference is made to executive committee of the medical staff.
7. “Physician” means an individual who is fully licensed as a D.O. or M.D. in the State of Ohio.
8. “Clinical Privileges” or “Privileges” means the permission granted to a practitioner by the Advisory Board to render specific professional diagnostic, therapeutic, medical, dental, or surgical services.
9. “Medical Staff Year” means the period from July 1 through June 30 of the succeeding year.
10. “Ex Officio” means service as a member of a body by virtue of an office or position held and, unless otherwise expressly provided, means without voting rights.
11. “Special Notice” means written notification sent by certified or registered mail, return receipt requested.
ARTICLE I. COMPANY
The Hospital shall have a local Advisory Board appointed by and who serve at the pleasure of the Board of Managers. The Advisory Board shall be composed of five (5) to nine (9) persons. The CEO of the Hospital shall serve as Secretary. The President of the Medical Staff shall be an ex officio member. The Advisory Board members shall represent the proper mix of physicians and lay members to advance and preserve the aims and philosophy of the Company. Members are not required to be stockholders of the Company.

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ARTICLE II. HOSPITAL PURPOSES
2.1 The purposes of the Hospital shall be:
2.1.1. To provide and manage facilities, personnel and services designed to diagnose and treat patients. Patient care shall be provided to sick, injured or disabled persons without regard to race, creed, color, sex or national origin.
2.1.2. To provide appropriate facilities and needed services to serve best the needs of patients; promote the general health of the community; to encourage education and training of hospital employees and staff appointees; and to maintain the quality of patient care that is achievable commensurate with resources available.
2.1.3. To carry on such education activities related to rendering care to the sick and injured or to the promotion of health as may be justified by the facilities, personnel, funds or other requirements that are, or can be made, available.
2.1.4. To manage, operate or participate in, so far as Hospital policy, circumstances and available funds may warrant, any activity designed and carried on to promote the general health of the community.
ARTICLE III. ADVISORY BOARD MEMBERS
3.1 Qualifications:
Selection of each Advisory Board member shall be based on an individual’s ability, with no restriction as to race, creed or sex. Willingness to give as much time as is reasonably requested is required. The nominee must be willing to be available to participate actively in Advisory Board and Committee activities and especially those activities where he/she has a special interest and expertise. The nominee should have experience in organizational and community activities. The art of managing people, money, and property are important considerations. A member must be above political influence.
3.2 Governance:
Unless otherwise provided herein, the Hospital shall be under the authority of the Board of Managers. The business affairs of the Hospital shall be managed under the direction of the Hospital CEO, with advice from the Advisory Board as appropriate. The Advisory Board shall establish bylaws, rules and regulations for the Staff, and rules and regulations for the Hospital Auxiliary organization or for any other similar organization if such organizations exist.
3.3 Conflict of Interest:
Members of the Advisory Board shall not have any undisclosed conflicts of interest with the Hospital. Such conflict situations may be present, for example, if an individual trustee is a supplier of products or services to the Hospital. Each Advisory Board member will sign a statement by which he or she agrees to be bound by the Hospital’s policy on conflicts of interest. An Advisory Board member shall absent himself from the discussion

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and abstain from voting on any issue in which, or in the outcome of which, such member has an interest other than as a fiduciary of the Hospital. Nothing in this paragraph shall prevent the remaining Advisory Board members from voting on any issue, contract or recommendation.
3.4 Appointment of Members:
Advisory Board members shall be appointed by the Board and shall hold office until a successor is appointed by the Board. The Advisory Board may recommend appointments annually to the Board for its consideration.
3.5 Term:
Members of the Advisory Board shall be appointed for one year terms except that the Hospital CEO and the President of the Medical Staff shall each serve as a member for as long as he/she retains his/her position.
3.6 Vacancies:
Advisory Board vacancies shall be filled by the Board of Managers and may be based on recommendations submitted by the CEO and Advisory Board as set forth in 3.4 above.
3.7 Resignation or Removal of Advisory Board Members:
A member may resign at any time by tendering his resignation in writing to the Advisory Board. The resignation, which may or may not be made contingent on formal acceptance, shall take effect on the date of receipt or at any later date specified in it. Resignation or removal as a member of the Advisory Board shall also constitute resignation or removal as an officer or as a member of any Committee of the Advisory Board. A member of the Advisory Board may be removed at any time by the Board of Managers.
3.8 Compensation of Advisory Board Members:
Advisory Board members shall receive no compensation for any services rendered in their capacities as Advisory Board or Committee members.
3.9 Responsibilities:
The Advisory Board shall be delegated the responsibility by the Board of Managers for the functions enumerated below, subject to Company policies and these Bylaws.
3.9.1. Medical Staff appointments and reappointments, and the granting of staff privileges following recommendations of the Medical Staff.
3.9.2. Suspension or removal of any physician from the Medical Staff and reductions, extensions, suspensions or terminations of privileges in accordance with the provisions of these Bylaws and the applicable provisions of the Medical Staff Bylaws.

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3.9.3. Adoption of, amendments to, or repeal of, rules and regulations governing the Medical Staff.
3.9.4. Decisions regarding quality of service to be made available at the Hospital.
3.9.5. Encourage programs for continuing education for Medical Staff appointees and appropriate in-service education programs for Hospital employees, for the purpose of improving clinical and employee performance.
3.9.6. Require the development of a quality assurance/improvement program which includes a mechanism for review of the quality of patient care services provided by the Medical Staff and by individuals who are not subject to the Medical Staff privilege delineation process.
3.9.7. Review the quality assurance/improvement programs on an ongoing basis.
3.9.8. Review periodically the Hospital’s Management Plan with the CEO of the Hospital.
ARTICLE IV. MEETINGS
4.1 Annual Meetings:
The annual meeting of the Advisory Board shall be held at such time and place as is designated in the official call, for the purpose of electing officers and for the transaction of such other business as may properly come before the meeting.
4.2 Regular Meetings:
Regular meetings of the Advisory Board shall be held monthly at the Hospital or such other convenient location as may be designated by the Chairperson.
4.3 Special Meetings:
Special meetings of the Advisory Board may be called at any time by the Chairperson or the CEO. The business to be transacted at any special meeting of the Advisory Board shall be limited to those items of business set forth in the notice of the meeting.
4.4 Place and Notice of Meetings:
Advisory Board members shall be given written notice of each meeting of the Advisory Board and such notice shall set forth the time and place of the meeting and notice of the matters of business to be transacted. Such notice shall be signed by the Secretary and delivered to each Trustee either personally or by mail, telephone, telegram or cablegram to his or her residence or place of business as listed in the CEO’s office not less than two days prior to the meeting. Business to be transacted at any regular meeting of the Advisory Board shall not be limited to the matters set forth in the notice of meeting. Notice of any meeting of the Advisory Board may be waived by the execution of a written waiver of such notice, either before or after the holding of such meeting, which writing

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shall be filed with or entered upon the records of the meeting. The attendance of any Advisory Board member at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by that Advisory Board member of notice of the meeting.
4.5 Quorum:
A majority of the Advisory Board members then in office shall constitute a quorum for the transaction of business. In addition to those Advisory Board members who are actually present at a meeting, Advisory Board members shall for purposes of these Bylaws be deemed present at such meeting if a telephone or similar communications device by means of which all persons participating in the meeting can hear each other at the same time is used. The act of a majority of the Advisory Board members present and voting at a meeting at which a quorum is present shall be the act of the Advisory Board. After a quorum has been established at a meeting of the Advisory Board, the subsequent withdrawal of Advisory Board members from the meeting so as to reduce the number of members present to fewer than the number required for a quorum shall not affect the validity of any action taken by the Advisory Board at the meeting or any adjournment thereof. A majority of the Advisory Board members present, whether or not a quorum exists, may adjourn any meeting of the Advisory Board to another time and place. Notice of any such adjourned meeting shall be given to the Advisory Board members who are not present at the time of adjournment and, unless the time and place of the adjourned meeting are announced at the time of adjournment, to all Advisory Board members.
4.6 Attendance:
Advisory Board members are expected to attend as many Advisory Board and assigned Committee meetings as possible and to attend the summation conference at the conclusion of each survey by a hospital body such as the American Osteopathic Association (“AOA”) or the Joint Commission for of Healthcare Organizations (“JCAHO”). The Chairperson shall review the attendance records of all members annually, and counsel each member whose unexcused absences exceed one-third (1/3) of the regular meetings of the Advisory Board. The Chairperson may either ask for resignation or recommend removal in accordance with Article III, 3.7 of these Bylaws, if such action is deemed appropriate.
4.7 Advisory Board and Committee Action Without a Meeting:
Any action which may be taken at a meeting by the Advisory Board or a committee thereof may be taken without a meeting if a consent in writing setting forth such action is signed by all of the Advisory Board or members of the committee, as the case may be, and is filed in the minutes of the proceedings of the Advisory Board or of the committee.
4.8 Minutes, Attendance, Continuing Education and Orientation:
A written record of all Advisory Board and committee proceedings, attendance, and actions shall be maintained. A written record shall also be maintained of Advisory Board Orientation and Continuing Education. The CEO shall be responsible for seeing that both are accomplished.

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ARTICLE V. OFFICERS
5.1 Officers:
The Officers of the Advisory Board shall be the Chairperson, the Vice Chairperson, and the Secretary and such other officers as the Advisory Board shall deem advisable. The CEO shall be Secretary of the Advisory Board. The remaining officers shall be elected by the Advisory Board, from its membership, at its first regular meeting after being appointed. The officers shall hold office for the term of one year or until their successors are appointed or elected and qualified except in the event of their earlier death, resignation or removal.
5.2 Vacancies:
A vacancy in any office because of death, resignation or removal, except in the office held by the CEO, shall be filled by the Advisory Board for the unexpired term of such office.
5.3 Resignation or Removal of Officers:
An officer may resign at any time by tendering his or her resignation in writing to the Secretary of the Advisory Board. The resignation shall take effect on the date of receipt or upon formal acceptance or on a specified date if either is designated therein. An officer, other than the Secretary, may be removed from his office at any time with or without cause by a vote of not less than two-thirds of the whole number of Advisory Board members at any meeting of the Advisory Board.
5.4 Chairperson:
The Chairperson of the Advisory Board shall preside at all meetings of the Advisory Board. He or she shall appoint all committees, if any, and their Chairperson in accordance with Article VI of these Bylaws, and shall be an “ex officio” member of all committees. He or she shall have such other duties and responsibilities as shall be delegated by these Bylaws and by the Board from time to time.
5.5 Vice Chairperson:
In the absence of the Chairperson of the Advisory Board or in the event of that individual’s inability or refusal to act, the Vice Chairperson shall perform the duties of the Chairperson and in so doing shall have all the powers of the Chairperson. The Vice Chairperson shall perform such other duties as from time to time shall be assigned by the Chairperson.
5.6 Secretary:
The Secretary shall keep or cause to be kept all of the official records of the Hospital, shall have charge and custody of all of the funds, financial records and securities of the Hospital unless otherwise required by Company policy, shall record the minutes of the meetings of the Advisory Board, send out all notices of meetings, and perform such other duties as may be prescribed by the Advisory Board or its Chairperson. The Secretary

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shall forward copies of all minutes to the President of the Company. The Secretary shall preside at Advisory Board meetings in the absence of the Chairperson and Vice Chairperson.
ARTICLE VI. COMMITTEES
6.1 Standing and Special:
The Chairperson of the Advisory Board may appoint and authorize any standing or special committees as he deems necessary, consistent with these bylaws.
6.2 Committee of the Whole:
The Advisory Board acting as a committee of the whole shall implement the responsibilities listed under 3.9.
6.3 Term of Office:
Each member of a committee shall continue in office on that committee until the next annual meeting of the Advisory Board and until a successor is appointed unless the committee to which the Advisory Board member belongs is sooner terminated by the Advisory Board or unless the member dies, resigns or is removed as a committee or Advisory Board member.
6.4 Committee Meetings:
Meetings of any committee of the Advisory Board may be called by the Chairperson of such committee by giving notice of such meeting, setting forth its time and place and delivered personally or by mail, telephone, telegram or cablegram to the residence or place of business of each member as listed in the CEO’s offices at least two days prior to such meeting. Unless otherwise provided in these Bylaws, a majority of the members of any committee shall constitute a quorum for the transaction of business. After a quorum has been established at a committee meeting, the subsequent withdrawal of committee members from the meeting so as to reduce the number of committee members present to fewer than the number required for a quorum shall not affect the validity of any action taken at the meeting. Each committee shall keep minutes of its meetings and report to the Advisory Board as necessary with recommendations.
6.5 Committee Action Without a Meeting:
Actions of any committee may be taken without a formal meeting of such committee if taken in accordance with the provisions of these Bylaws in Article IV, 4.5 or 4.7 as applicable.
6.6 Resignation or Removal of Committee Members:
A member of any committee of the Advisory Board may resign at any time by tendering his or her resignation in writing to the Chairperson of the Advisory Board. Resignation as an Advisory Board member shall also constitute resignation as a member of any

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committee of the Advisory Board. The Advisory Board may by a majority vote remove any member from a committee of the Advisory Board with or without cause.
ARTICLE VII. ADMINISTRATION
7.1 Operating Philosophy:
The Board of Managers shall appoint the Chief Executive Officer of the Hospital. The Board may confer with the Advisory Board in selecting the CEO. The CEO of the Hospital shall serve as a liaison with the Board of Managers and as Secretary to the Advisory Board, and shall report to the President of the Company. He or she shall function as chief executive officer of the Hospital, receiving counsel and advice from the Advisory Board on matters delegated to the Advisory Board hereunder.
7.2 Duties of CEO of the Hospital
The authority and duties of the CEO shall include responsibility for:
7.2.1. Carrying out all policies and procedures as established by the Board of Managers.
7.2.2. Reporting to the Advisory Board and to the Medical Staff on the overall activities of the Hospital, to include hospital quality assurance/improvement, risk management and safety programs (including an incident reporting system), as well as on appropriate federal, state and local developments that affect the operation of the Hospital.
7.2.3. Providing the Hospital’s quality assurance/improvement committee with adequate support and personnel reasonably required to carry out their quality assurance/improvement activities.
7.2.4. Providing an orientation program for new Advisory Board members and continuing education program for all Advisory Board members, based at least in part on identified needs.
7.2.5. Organizing the functions of the Hospital, delegating duties and establishing formal means of accountability on the part of subordinates.
7.2.6. Establishing, reviewing, and where appropriate, adjusting charges within the framework of policies established by the Board.
7.2.7. Negotiating and finalizing professional, consultant and service contracts, in accordance with Company policy, for submission to the Advisory Board for their review prior to submission to the President for approval.
7.2.8. Establishing such Hospital departments as are necessary.
7.2.9. Implementing a written plan of internal control and a management reporting system for the Hospital.

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7.2.10. Selecting, employing, controlling, evaluating and discharging of employees, including development of criteria for use in these activities, and developing and maintaining personnel policies and practices for the Hospital.
7.2.11. Maintaining physical properties in a good state of repair and good operating conditions.
7.2.12. Supervising business affairs to ensure that funds are collected and expended to the best possible advantage.
7.2.13. Directing the preparation of annual operating and capital budgets, position controls, and three year plans/forecasts, in accordance with Company policy; reviewing and revising same for presentation to the President for review and approval.
7.2.14. Recommending adequate Hospital insurance coverage and directing effective safety and risk management programs.
7.2.15. Cooperating with the Medical Staff and with those concerned with the rendering of professional services to the end that a quality of care that is optimally achievable may be rendered to patients.
7.2.16. Presenting to the Advisory Board periodic reports reflecting the status of the Hospital and presenting, preparing, and submitting of such special reports as may be required.
7.2.17. Attending all meetings of the Advisory Board and committees thereof.
7.2.18. Serving as liaison officer and conveying all communications between the Board, the Advisory Board, the Medical Staff and Hospital employees.
7.2.19. Being responsible for assuring that the Hospital conforms to the requirements of authorized planning, regulatory, and inspecting agencies; reviewing and acting promptly upon the reports of such agencies.
7.2.20. Overseeing Hospital liaison and compliance with the laws and regulations of federal, state and local governmental agencies and with the standards, rules and regulations of the various other accrediting and approval agencies, including the acquisition and maintenance of by the appropriate hospital organization(s).
7.2.21. Designating in writing other individuals, by name or position, who are, in order of succession, authorized to act for him during any period of his absence from the Hospital.
7.2.22. Assisting any auxiliary organizations of the Hospital with policies, management and services when called upon.
7.2.23. Performing any other duty within the express or implicit terms of his duties hereunder that may be necessary for the best interest of the Hospital.

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7.2.24. Negotiating, entering into, performing, modifying, and terminating all contracts with physicians in accordance with Company policy. The Advisory Board shall not have authority to negotiate, enter into, perform, modify or terminate any physician contracts.
7.2.25. Purchasing or leasing medical equipment for the Hospital in accordance with Company policy.
ARTICLE VIII. MEDICAL AND DENTAL STAFF
8.1 Organization, Appointments, and Hearings:
8.1.1. The Staff shall operate as a part of the Hospital, through its committees and officers, responsible and accountable to the Advisory Board for the discharge of those duties and responsibilities delegated to it by the Advisory Board from time to time.
8.1.2. The Staff shall undertake periodic review of the Staff Bylaws, Rules and Regulations as set forth in the Staff Bylaws and shall report the results of such reviews to the Advisory Board no less than every other year. In recommending Staff Bylaws to facilitate the functioning of the Staff and to accomplish the purposes set forth in Article II, the Staff shall follow the procedures set forth in the Staff Bylaws. Only such Staff Bylaws as are adopted by the Advisory Board shall be effective and the Advisory Board retain the right to rescind any authority or procedures delegated to the Staff by the Bylaws or otherwise, and to amend the Bylaws as necessary for the good operation of the Hospital.
8.1.3. The Advisory Board shall act upon applications for appointment, reappointment, specific clinical privileges and assignments of responsibilities within the Staff.
8.1.4. The Advisory Board shall appoint only professionally competent practitioners meeting the personal and professional qualifications prescribed in the Staff Bylaws to the Staff. Persons so appointed shall have full responsibility for the treatment of the individual hospital patient subject only to such limitations as the Advisory Board and its designees may impose, and to the Bylaws, Rules and Regulations of the Staff as adopted by the Advisory Board. Appointments shall be for two years, renewable every two years in accordance with the reappointment procedures set forth in the Staff and Hospital Bylaws.
8.1.5. The Advisory Board shall make decisions upon recommendations from the Staff as to the types and extent of professional work permitted to be done by each appointee of the Staff.
8.1.6. The Advisory Board shall make decisions upon recommendations from the Staff in regard to the adoption of amendments to, or repeal of, rules and regulations governing the Staff.
8.1.7. The Advisory Board shall receive and act upon recommendations from the Staff respecting any communications and/or requests presented by the duly authorized representatives of the Staff.

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8.1.8. From time to time the Advisory Board shall evaluate the number, age, admissions, and hospital activities of appointees in each staff department.
8.1.9. All applications for appointment to the Staff shall be in writing and shall be addressed to the CEO of the Hospital. They shall contain full information concerning the applicant’s education, licensure, practice, competence, previous performance and hospital experience, and any unfavorable history with regard to licensure and hospital privileges.
8.1.10. At its next regular meeting after receipt of a recommendation from the Staff Executive Committee concerning an applicant for Staff appointment or an appointee to the Staff, the Advisory Board shall act in the matter.
8.1.11. Whenever a practitioner requests a hearing due to a specific adverse sanction (denials, suspensions, revocations, reductions and limitations of aspects of Staff appointment or clinical privileges) the hearing shall be conducted in accordance with the Fair Hearing Plan appended to these Bylaws or any amendment to or restatement thereof.
8.1.12. When the Advisory Board act finally in the matter, it shall send notice of such decision through the CEO by certified mail, return receipt requested, to the applicant or appointee involved. The Advisory Board, the Chief of Staff, the Staff and the department concerned shall also be notified of the decision.
8.1.13. If an application is denied by the Advisory Board, the applicant may reapply for appointment to the Staff after the expiration of two years from the date of such denial, unless the Advisory Board provide otherwise in the formal written denial.
8.1.14. After the Advisory Board agrees to the appointment or reappointment of an applicant, the CEO shall make available to that applicant a copy of the Bylaws of the Hospital and all such hospital policies and directives as are applicable to appointees to the Staff, and the Bylaws, Rules and Regulations of the Staff in force at that time. The applicant shall sign a statement furnished him by the CEO declaring that he has read and understood these Bylaws, Rules and Regulations and that he specifically agrees to the following undertakings:
(a) An obligation as an appointee to the Staff to provide continuous care and supervision as needed to all hospital patients for whom he has responsibility;
(b) An agreement to abide by all such Bylaws, Policies and Directives of the Hospital, including all such Bylaws, Rules and Regulations of the Staff as shall be in force during the time he is appointed or reappointed to the Staff of the Hospital;
(c) An agreement to accept committee assignments and such other duties and responsibilities as shall be assigned to him by the Advisory Board and the Staff.
8.1.15. Physicians having contracts with the hospital requiring membership on the medical staff shall achieve membership status by the same procedures of application, review, appointment and reappointment provided for other medical staff members. If the Medical Staff Bylaws, or any other Bylaws, conflict with the provisions of the written

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contract between the physician and the Hospital, then and in that event, the provisions of the written contract shall prevail over the Bylaws as written or amended. No amendment to the Medical Staff Bylaws or any other Bylaws shall override the provisions of a physician-Hospital contract regarding termination of staff privileges or otherwise. If there is no provision in the contract regarding staff privileges, then the physicians’ medical staff privileges shall not be terminated without the same due process provided for other members of the medical staff.
8.2 Quality Assurance/Improvement Support:
The Advisory Board through the CEO shall assure that the Staff is provided with the administrative assistance necessary to conduct quality assurance/improvement activities in accordance with the Hospital’s quality assurance/improvement plan. This includes the services of the Medical Records Department, as well as any other administrative or technical assistance deemed necessary and appropriate to facilitate the Staff’s conduct of quality assurance/improvement activities. The nature and the frequency of submission of required reports shall be in accordance with the Hospital’s Quality Assurance/Improvement Plan and the Staff Bylaws, Rules and Regulations.
ARTICLE IX. GENERAL PROVISIONS
9.1 Duality of Interest:
Any Advisory Board member, officer, employee, or committee member having an interest in a contract or other transaction presented to the CEO for authorization, approval or ratification shall give prompt, full and frank disclosure of his interest to the CEO prior to action by the CEO on such contract or transaction.
9.2 Indemnification:
The Hospital shall indemnify any present or former appointee of the Board, Advisory Board, officer, employee or agent, including any Staff appointee engaged in Hospital business through committee or other service to the extent and in the manner set forth in these Bylaws, (hereinafter, “Official Acts”). Such indemnity shall be for expenses and costs actually and necessarily incurred by him in connection with the defense or settlement of any pending or threatened action, suit or proceeding to which he is made a party by reason of his being or having been such an official, except in relation to matters as to which he shall be finally adjudged to be liable of willful misconduct amounting to bad faith. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Bylaws or any agreement, vote of the Board or insurance purchased by the Hospital.
9.3 Auxiliary and Associated Organizations:
The Advisory Board may authorize the formation of auxiliary and associate organizations to assist in the fulfillment of the purposes of the Hospital. Each such organization shall establish its rules and regulations and make amendments thereto which shall be subject to Advisory Board approval and which shall not be inconsistent with these Bylaws or the

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standing rules of the Advisory Board. The services and activities of any individual volunteers who are not members of an organized auxiliary organization will be supervised by administrative delegate.
9.4 Waiver of Notice:
Whenever any notice is required to be given under the provisions of applicable law, of the Operating Agreement, or of these Bylaws, a waiver thereof in writing signed by the person entitled to such notice, whether before or after the time stated herein, shall be deemed equivalent to the giving of such notice where such waiver is permitted by state law. All such waivers shall be filed with the Hospital records, or be made a part of the minutes of the relevant meeting.
9.5 Transmittal of Reports:
Reports and other information which these Bylaws require the Staff to transmit to the Advisory Board shall be deemed so transmitted when delivered, unless otherwise specified, to the CEO in his capacity as Secretary to the Advisory Board.
9.6 Procedures:
The Advisory Board and its committees may adopt rules of procedure which shall not be inconsistent with these Bylaws.
ARTICLE X. REVIEW AND REVISION OF BYLAWS
The Advisory Board shall review annually the Advisory Board Bylaws to ensure compliance with applicable law and the requirements of the appropriate hospital accreditation organization(s). Amendments to the Bylaws will be made as follows: These bylaws may be amended by affirmative vote of a two-thirds majority of the members of the Advisory Board, provided a full presentation of such proposed amendments has been published in the notice calling the meeting, and provided the amendments are approved in writing by the Board. In the event that the Advisory Board shall fail to exercise its responsibility and authority, and after notice from the Board of Managers to such effect, including a reasonable period of time for response, the Board of Managers may resort to its own initiative in formulating or amending the Advisory Board Bylaws.
Approved and adopted, effective as of                                          , 1996, by:
The Advisory Board:
Chairperson
Secretary
Massillon Health System LLC
President, acting for the Board of Managers

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OPERATING AGREEMENT
OF
MASSILLON HEALTH SYSTEM LLC
This Operating Agreement is made effective as of this 24th day of September, 1996 by and among QHG OF MASSILLON, INC. (“Quorum”), CLEVELAND CLINIC FOUNDATION (“Clinic”), and SUMMA HEALTH SYSTEM (“Summa”).
RECITALS
The parties desire to operate a hospital facility and related health care services business in Stark County, Ohio. The parties desire to set forth the rights, duties and obligations of the Members of the Company upon the terms and conditions set forth in this Agreement.
STATEMENT OF AGREEMENT
NOW THEREFORE, the parties agree as follows:
SECTION 1. ORGANIZATION
SECTION 1.1 Formation. The Company was formed as a limited liability company under the Act with all rights and obligations as provided in the Act except as provided in this Agreement. For the purpose of forming the Company, Quorum filed the Certificate of Formation with the Delaware Secretary of State on September 12, 1996. For the purpose of qualifying the Company to do business in Ohio, the Company filed an application for registration with the Ohio Secretary of State. The Board shall cause amendments to the Certificate of Formation and all other filings needed to maintain the Company as a qualified limited liability company to be filed with the Delaware Secretary of State as required under the Act and the Ohio Secretary of State under the Ohio Act. A copy of any amendment to the Certificate of Formation shall be provided to each Member. A copy of the Certificate of Formation and any amendments shall be maintained at the principal office of the Company.
SECTION 1.2 Members. The members of this Company shall consist of Quorum, Clinic and Summa, and such other persons as may be admitted as an additional Member pursuant to section 9.1.
SECTION 1.3 Business and Purpose. The business and purpose of the Company shall be to undertake any lawful activity related to, and in furtherance of, the ownership, operation and management of a community hospital based in Stark County, Ohio or related health care services businesses. The Company may not undertake any other activity or business without the supermajority vote of the Board as provided in section 3.4.
SECTION 1.4 Powers. To carry out the business and purpose of the Company as set forth in section 1.3, the Company shall have and exercise all powers permitted by the Act to be exercised by limited liability companies formed under the laws of the State of Delaware and to do any and all things not prohibited by law in furtherance of the business of the Company.

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SECTION 1.5 Principal Office. The principal office of the Company shall be 400 Austin Avenue, N.W., Massillon, Ohio 44646. The principal office may be changed by the Board from time to time. Upon any change of principal office, the Board shall file a notice of change with the Ohio Secretary of State as required under the Act.
SECTION 1.6 Agent for Process. The name and address of the agent for process on the company in Delaware shall be Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The name and address of the agent for process on the Company in Ohio shall be CSC - Lawyers Incorporating Service, Corporation Service Company, 16 East Broad Street, Columbus, Ohio 43215. The agent may be changed by the Board at any time. Upon any change of agent, the Board shall file a notice of change with the Delaware and Ohio Secretary of State as required under the Act or Ohio Act.
SECTION 1.7 Definitions. Terms defined in the singular shall include the plural, and vice versa. Pronouns in any gender shall include the masculine, feminine and neuter, as the context requires. All referenced to a “section” refer to this Agreement unless the context otherwise requires. The capitalized terms in this Agreement not elsewhere defined herein shall have the following meaning:
ACT shall mean the Delaware Limited Liability Company Act as adopted by the State of Delaware in Title 6, Subtitle II, Chapter 18 of the Delaware Code Annotated (and the corresponding provisions of any succeeding law regarding limited liability companies), as amended and in effect at such time.
AFFILIATE of any Person shall mean any person directly or indirectly controlling, controlled by or under common control, whether through ownership, agreement or otherwise, with such Person.
AFFILIATION AGREEMENT shall mean the Affiliation Agreement among the Company, Summa, Clinic and the other parties thereto.
AGREEMENT shall mean this Operating Agreement, including all schedules and exhibits hereto, as amended to such time.
ASSESSMENT shall mean the annual contributions or other payments required from each Member for the operations of the Business as determined by the vote of the Board.
ASSUMING MEMBER shall mean any Member that assumes personal liability for the debts, obligations and liabilities of the Company as set forth in section 2.2 and that meets the requirements of Rev. Proc. 95-10 for an Assuming Member. Quorum shall be the initial Assuming Member.
BOARD shall mean the Board of Managers selected pursuant to section 3.3 for the purpose of managing the operations of the Company and who shall serve in the capacity of “Managers” as defined in Act § 518-101(10).

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BUSINESS shall mean the community hospital and related health care service business to be operated by the Company as set forth in section 1.3.
BYLAWS shall mean the Bylaws adopted for purposes of regulating the actions of the Board and governing the management of the Company and its business. The initial Bylaws are attached as Exhibit A to this Agreement.
CAPITAL ACCOUNT shall mean the separate Capital Account maintained for each Member under section 4.1 at such time.
CASH AVAILABLE FOR DISTRIBUTION shall mean (i) the sum of (a) all cash receipts from all sources from the operations of the Company during such period, excluding the proceeds of indebtedness of the Company or from the issuance of additional Units for cash, and (b) any reduction (by majority vote of the Board) in reserves established by the Board in prior periods, less (ii) the sum of (aa) all cash disbursements of the Company during such period of time, debt service (including the payment of principal, premium and interest), capital expenditures and redemptions of Units in the Company pursuant to Section 736 of the Code, and (bb) any reserves established by majority vote of the Board as being necessary or appropriate in its reasonable discretion for the operations of the Company or because the distribution of such amounts would be prohibited by applicable law or by any agreement or obligation to which the Company is a party or by which it is bound or its assets are subject.
Cash Available for Distribution for any period shall mean Cash Available for Distribution that is determined to be available for distribution as of the end of that period as provided in section 5.1. Notwithstanding anything in this Agreement to the contrary, the Company shall not make any distributions that would render it insolvent in violation of Act.
Nothing contained herein nor distributions hereunder are intended nor shall be construed or applied to violate the fraud and abuse prohibitions under the Medicare and Medicaid programs.
CASH MANAGEMENT AGREEMENTS shall mean the Security Agreement; UCC Financing Statements; Revolving Line of Credit Note; and Revolving Credit and Cash Management Agreement entered into between the Company and an Affiliate of Quorum.
CLINIC shall mean Cleveland Clinic Foundation, an Ohio nonprofit corporation.
CODE shall mean the Internal Revenue Code of 1986 (or the corresponding provisions of any succeeding law regarding the taxation of income by the United States), as amended and in effect at such time.
COMPANY shall mean the limited liability company created under the Act pursuant to the Certificate of Formation operated pursuant to this Agreement.
EMPLOYEE LEASING AGREEMENT shall mean the Employee Leasing Agreement between the Company and an affiliate or Quorum.

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EVENT OF TERMINATION shall mean an event terminating the Company pursuant to section 10.1.
FINAL DISTRIBUTION PROCEEDS shall mean all cash and other property of the Company, if any, remaining for distribution to the Members following an Event of Termination after (i) the payment of the liabilities and obligations of the Company; (ii) the funding of the reserves, if any, pursuant to section 5.3; and (iii) the contribution from a Member of any negative balance in its Capital Account as provided in section 10.4.
INITIAL CAPITAL CONTRIBUTION shall mean the amount of capital contribution required of a Member as a condition of admission to membership.
INTEREST shall mean each Member’s interest, or, depending on the context, all Members’ interest, in the capital, allocations of Profit or Loss and Federal income tax items, distributions of cash or other property, and all other right, title and interest in the Company and its assets as determined pursuant to this Agreement at such time.
INVOLUNTARY WITHDRAWAL shall mean, with respect to any Member, the death, insanity, bankruptcy, retirement, resignation or expulsion of such Member or any event described in section 18-304 or section 18-801(4) of the Act.
LIQUIDATION shall mean the liquidation (as defined by section 761(d) of the Code and Regulations thereunder) of the Interest of one or more Members within the meaning of section 1.704-1(b)(2)(ii)(g) of the Regulations.
MANAGEMENT AGREEMENT shall mean the Management Agreement between the Company and Quorum or an Affiliate of Quorum.
MANAGEMENT FEE shall mean the payment to Quorum or an Affiliate of Quorum for managing the Company pursuant to the Management Agreement as it may be amended from time to time.
OHIO ACT shall mean the Limited Liability Company Act as adopted by the State of Ohio in Chapter 1705 of the Ohio Revised Code (and the corresponding provisions of any succeeding law regarding limited liability companies), as amended and in effect at such time.
PERSON shall mean any natural person, corporation, partnership, trust or other entity or association, and any government or governmental agency or authority.
PROFIT OR LOSS shall, for any period, mean the Company’s taxable income or loss for purpose of Federal income taxation for such period (including all items of income, gain, loss or deduction even if required to be separately stated by section 703(a) of the Code) subject to the following adjustments:
(a) All Company income that is exempt from Federal income taxation (to the extent not included in the computation of the Company’s taxable income or loss) shall be added;

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(b) All Company expenditures that are not deductible or not properly chargeable to Capital Accounts (including deemed section 705(a)(2)(B) expenditures pursuant to the Regulations under section 704(b) of the Code) for purposes of Federal income taxation pursuant to section 705(a)(2)(B) of the Code (to the extent not included in the computation of the Company’s taxable income or loss) shall be subtracted;
(c) If the value of the Company property has been restated in accordance with section 4.1 or if the value of any Company property for purpose of the Members’ Capital Accounts is different from the adjusted basis of the property for purpose of Federal income taxation, then in lieu of using the amount of depreciation, amortization or other cost recovery deduction allowable with respect to such property in determining taxable income or loss for purpose of Federal income taxation, an adjusted amount shall be used in compliance with sections 1.704- 1(b)(2)(iv)(f) and (g) of the Regulations which adjusted amount shall equal the amount of such depreciation, amortization or other cost recovery deduction for purpose of Federal income taxation multiplied by a fraction, the numerator of which is the value of such property for purpose of the Members’ Capital Accounts and the denominator of which is the adjusted basis of such property for purpose of Federal income taxation; and
(d) All income or loss is determined without regard to any adjustment made by the Company under section 743 of the Code.
PURCHASE AGREEMENT shall have the meaning ascribed in section 11.5.
QUORUM shall mean QHG of Massillon, Inc., an Ohio corporation.
REGULATIONS shall mean the income tax regulations (including any temporary regulations) promulgated under the Code, as such regulations may be amended and in effect at such time, including the promulgation of any temporary regulations as final regulations.
SUMMA shall mean Summa Health System, an Ohio nonprofit corporation.
SUPERMAJORITY shall mean: (1) a majority affirmative vote by the managers appointed by Quorum and any Member(s) admitted after the date of this Agreement; and (2) an affirmative vote by the manager appointed by each of Clinic and Summa.
UNIT shall mean the unit of measurement into which the Interests of the Members are divided. Each Member’s Interest in the Company shall be denominated in Units, or fractions thereof, each of which Unit initially represents an initial Capital Contribution set forth in section 4.3(a). After the date of this Agreement additional Units may be issued at such time and for such Capital Contribution and such other terms and conditions as the Board shall, in its sole discretion, establish. A Member’s “Percentage Share” shall be obtained by converting to a percentage the fraction having as its numerator the number of Units held by such Member and having as its denominator the aggregate number of Units held by all Members at the time. The initial Percentage Share of each Member is set forth in section 4.5. and Exhibit B. Thereafter, such Percentage Share shall be adjusted from time to time in accordance with this section and at all times rounded to the nearest one

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thousandth of a percent (.00001). If the aggregate Percentage Shares of all Members do not equal one hundred percent (100.000%), then the Members mutually agree to adjust further their Percentage Shares in the smallest amount necessary to cause the aggregate Percentage Shares of all Members to equal one hundred percent (100.000%). All such adjustments shall be reflected on Exhibit B hereto, which shall be revised as a result thereof through the execution of a revised Exhibit B by the President/CEO and attested by the Secretary of the Company. In case of any conflict between two Exhibits B, the exhibit having the latest date shall be conclusive and binding for all purposes, absent manifest error. A Unit becomes outstanding at the time it is first acquired by a Member and remains outstanding until it is reacquired by the Company or a Liquidation occurs with respect thereto.
VOLUNTARY TRANSFER by a Member shall mean any transfer, encumbrance or other disposition (either directly by sale, pledge, gift, or any other disposition) of any Interest (or any interest therein) by such Member.
SECTION 2. RIGHTS OF MEMBERS
SECTION 2.1 General. Except for the rights specifically granted to the Members pursuant to this Agreement, the sole right of the Members shall be to appoint Managers to the Board of Managers as set forth in the Bylaws. The Members authorize the Board to exercise all of the rights and privileges of the Members and for the management and operation of the Company.
SECTION 2.2 Limited Liability. Pursuant to Act § 18-303(b), the Assuming Member will, by separate instrument attached hereto as Exhibit C, become obligated for all debts, obligations and liabilities of the Company and by virtue of such express assumption by the Assuming Member it is the Assuming Member’s express intention and that of the other Members of the Company that the Company lack the corporate characteristic of “limited liability” as described in Regulation section 301.7701-2(d) for as long as the Company is required to lack such corporate characteristic under the Regulations under section 7701 and Rev. Proc. 95-10 in order to remain classified as a partnership for federal income tax purposes. Except as provided above with regard to the Assuming Member, no Member, assignee, manager, board officer or operating officer shall be personally liable for the acts, debts, liabilities, or other obligations of the Company, whether arising in contract, tort or otherwise, or for the acts or omissions of any other Member, assignee manager, board officer or operating officer, employee or agent of the Company. Except as otherwise provided herein (including section 10.4) and by applicable state law, each Member, assignee, manager, board officer or operating officer shall be liable only to make the Capital Contributions that it has agreed to make and for such person’s own acts and conduct.
SECTION 2.3 Indemnification. To the maximum extent permitted by law, each Member, board manager, board officer and operating officer of the Company shall be indemnified by the Company against any loss, damage, liability or expense (“Liability”) sustained by such Person by reason of such Person’s status as a Member, Manager, board officer or operating officer of the Company or any act of such Person performed for or on behalf of the Company or in furtherance of its business or any omission on the parts of such Person,

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provided that the act or omission was not the result of gross negligence, willful misconduct or fraud on the part of such Person. Each Member agrees to indemnify, defend and hold harmless the Company and the other Members from and against any liability, including but not limited to, interest, penalties and the reasonable fees of its attorney and disbursements, arising out of or resulting from any material noncompliance by the Member with any covenants, agreements or undertakings of the Member contained in this Agreement.
SECTION 2.4 Management Fee. The Members acknowledge that Quorum or Affiliate or Quorum shall be entitled to the Management Fee for providing certain management services to the Company.
SECTION 3. MANAGEMENT
SECTION 3.1 Board of Managers. Except as provided by the laws of the State of Delaware and in this Agreement, the powers of the Company shall be exercised, its business affairs conducted and its property managed under the direction of the Board. The Board shall consist of the Managers and alternative Managers appointed as set forth in the Bylaws. Notwithstanding anything to the contrary, in the event the membership of a Member is terminated for any reason, no representative of such Member shall be permitted to serve as a Manager. Such Manager shall be removed from the Board as of the effective termination date of the membership of such Member.
SECTION 3.2 Bylaws. The manner in which the Board shall act and procedures used by the Board of the management and conduct of the Company business shall be set forth in the Bylaws, so long as such Bylaws are consistent with the terms of this Agreement. The Bylaws may be amended form time to time by the supermajority of the Board as set forth in section 3.4.
SECTION 3.3 Appointment. The Managers (and alternate Managers) shall be appointed as set forth in the Bylaws.
SECTION 3.4 Actions Requiring Supermajority Vote. Notwithstanding the manner of acting for the Board as set forth in the Bylaws, the following actions shall be binding on the Company only with the supermajority vote of the Board:
(a) Bylaws. Adopt or amend the Bylaws pursuant to section 3.2
(b) Business. Change the Business of the Company as set forth in section 1.3.
(c) Amend. Amend this Agreement or the Certificate of Formation.
(d) Location of Principal Office. Approve the selection of or any change in the location of the Company’s principal place of business if outside the city of Massillon, Ohio.
(e) Affiliate Transactions. Except as otherwise authorized in this Agreement, enter into or modify any agreement between the Company and any Member or Affiliate of a Member as permitted by section 7.1.

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(f) Voluntary Transfer. Except as provided in section 9.5, and as set forth in section 9.3, the Voluntary Transfer by a Member of the whole or any portion of its Interest.
(g) New Member. Approve the admission of a Competitor (as defined in section 9.6(a)(1)) as a new Member.
(h) Dissolution. Approve the dissolution of the Company under the Act.
SECTION 3.5 Committees. Pursuant to the Bylaws, the Board may, by resolution, designate one or more committees. Such committees shall have and exercise the authority of the Board to the extent provided in such resolution. The designation of such committees and the delegation thereto of such authority shall not operate to relieve the Board, or any individual manager, of any responsibility imposed by law. Each committee shall serve at the pleasure of the Board and shall be subject to the control and direction of the Board.
SECTION 3.6 Officers. The Board shall elect such officers as set forth in the Bylaws for the purpose of implementing the policies of the Board.
SECTION 3.7 Indemnification. Each Manager and officer shall be indemnified by the Company as set forth in the Bylaws. In the absence of any provision on indemnification in the Bylaws, each Manager and officer shall be indemnified to the full extent permitted by law.
SECTION 4. CAPITAL
SECTION 4.1 Capital Accounts. A separate Capital Account shall be maintained for each Member. No Member shall have any interest in the Capital Account of any other Member. Capital Accounts shall be determined and maintained on the same basis as Capital Accounts are determined and maintained by the Company for purpose of Federal income taxation in accordance with section 1.704-1(b) of the Regulations. The Capital Accounts of each Member shall be maintained by:
(a) Increase. Crediting the Capital Account (1) at the time of each capital contribution with the amount of money and with the fair market value of property contributed with respect to that Member; (2) at the time of assumption or distribution with the amount of all liabilities of the company that are assumed by the Member or that are secured by property distributed to the Member; and (3) as of the last day of each calendar year (or other periods for which Profit or Loss is determined) with the Member’s allocation of Profit and other items in the nature of income allocated for that period pursuant to section 6; and
(b) Decrease. Debiting the Capital Account (1) at the time of each distribution with the amount of money and with the fair market value of property distributed as a distribution to the Member pursuant to section 5; (2) at the time of assumption or distribution with the amount of all liabilities of the Member that are assumed by the Company or that are secured by property contributed to the Company; and (3) as of the last day of each calendar year (or other periods for which Profit or Loss is determined)

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with the Member’s allocation of Loss and other items in the nature of a loss or expenditure allocated for that period pursuant to section 6.
The Capital Accounts of the Members shall also be maintained in accordance with the following provisions:
(c) The Assuming Member and all Members who are also Managers, shall in the aggregate maintain throughout the entire existence of the Company a minimum Capital Account balance equal to the lesser of one percent (1%) of total positive Capital Account balances or $500,000.
(d) Whenever a Member who is not a Manager nor the Assuming Member makes a capital contribution, the Members who are Managers and the Assuming Member shall in the aggregate immediately contribute to the Company capital equal to 1.01 percent (1.01%) of the capital contribution of the Member who is not a Manager nor the Assuming Member or a lesser amount (including zero) that causes the sum of the Member-Managers and Assuming Member’s Capital Account balances to equal the lesser of one percent (1%) of total positive Capital Account balances (determined in accordance with Regulations Section 1.704-1(b)(2)(iv)) for the Company or $500,000. If no Member at such time has a positive Capital Account balance, then the Member-Managers and the Assuming Member need not have a positive Capital Account balance to satisfy this requirement. Moreover, any other provisions expressly required by Rev. Proc. 95-10 to be included in this Agreement in order for the Company to be taxed as a partnership and not otherwise set forth herein are hereby expressly incorporated herein by reference.
SECTION 4.2 Restatement of Capital Accounts. Upon the events set forth in section 1.704- 1(b)(2)(iv)(f) of the Regulations, the Members shall have the right to restate the value at which Company property is stated for purpose of the Members’ Capital Accounts to equal the fair market value thereof. In the event the value of Company property is so restated, the Capital Account of each Member shall be adjusted as if an Event of Termination had occurred where the Company had disposed of all Company property at its fair market value as of the date of the event giving rise to the restatement and had distributed its remaining assets pursuant to section 10.
SECTION 4.3 Funding Obligations. The Members shall have the following funding obligations which shall be credited to the Capital Account of each Member upon payment:
(a) Initial Capital Contribution. The Initial Capital Contribution of Quorum shall be sufficient to fund the purchase of the Hospital at closing under the Purchase Agreement. The Members acknowledge that Quorum’s Capital Contribution was made by its contribution of a demand promissory note. The Initial Capital Contribution of Clinic and Summa shall be the contract rights granted to the Company in the Affiliation Agreement which shall be deemed equal in value to an aggregate Percentage Share of the Units of five percent (5%).
(b) Assessments. Assessments in such amounts as determined from time to time by the Board to fund the operations and capital needs of the Company. Assessments shall be made pro rata based on each Member’s Percentage Share of the Units outstanding. Such

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assessments shall be reasonable when considering the cash available and to be available from other sources and such needs. The Clinic and Summa shall each have the right to determine if they wish to comply with an assessment. If the Clinic or Summa does not comply with an assessment, Quorum shall have the right to pay such assessment and have it treated as an assessment against Quorum and a contribution of capital by Quorum. In such event, Quorum’s capital account shall be adjusted pursuant to section 4.1(a) and Quorum shall receive a proportional increase in its number of Units and Percentage Share.
SECTION 4.4 Return of Capital. Except as otherwise provided in this Agreement, no Member shall:
(a) Demand. Have the right to demand the return of any capital contribution or have priority over any other Member either as to the return of capital contributions or as to any cash or other distribution by the Company.
(b) Liability. Except for a Member’s obligation to restore a negative balance in its Capital Account pursuant to section 10.4, be liable for the return of all or any part of the capital contributions of the other Members. Any such return shall be made solely in cash and solely from the assets of the Company.
(c) Limitations. Have the right to (i) receive property other than cash in return of capital contributions or as any other form of distribution; (ii) withdraw any part of the Member’s capital contributions; or (iii) receive any funds or property of the Company.
(d) Interest. Have interest accrue or be paid on the capital contributions of such Member.
SECTION 4.5 Units. Upon the contribution of the Initial Capital Contribution, each Member shall be allocated the following Percentage Share of the Units:

Quorum	95%

Clinic	2.5%

Summa	2.5%
The Company shall have no authority to issue certificates evidencing any interests in the Company. The Board acting on behalf of the Company, shall have the right to grant or sell options and other rights, including convertible securities, for the purchase of Units to Persons who provide services or other things of value to the Company, including employees of the Company, and to have the Company purchase, either directly or through a nominee, or to have issued, the Units as necessary or appropriate to permit the Company to fulfill the terms of any such options, rights or purchases. The Board may establish plans for the issuance of such options or rights to such Persons or for the purchase of Units by such Persons.
SECTIONS. DISTRIBUTIONS

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SECTION 5.1 Cash Available for Distribution. The Board shall determine as of the end of each calendar quarter (or such other period the Board deems appropriate) the amount of Cash Available for Distribution as of the end of such period to be applied as provided in this section 5.1. Cash Available for Distribution shall be applied within 45 days of the end of each quarter to distribute the balance to all Members in accordance with their Percentage Share of Units.
SECTION 5.2 Final Distribution Proceeds. The Board shall determine the amount of Final Distribution Proceeds following an Event of Termination. All Final Distribution Proceeds shall be applied as provided in this section 5.2 not later than the end of the Company’s taxable year in which the Event of Termination occurs (or, if later, the 90th calendar day following the Event of Termination). Notwithstanding the preceding sentence as long as such retention complies with the provisions of section 1.704-1(b) of the Regulations, the Company may (i) establish reasonable reserves for contingent or unforeseen liabilities or obligations pursuant to section 5.3 which need not be distributed until such liabilities or obligations are satisfied; and (ii) with respect to installment obligations and other amounts owed to the Company which are not collected prior to the time the Company is required to distribute its assets, may retain each such obligation until payment is received by the Company. The amount of Final Distribution Proceeds shall be applied to make a distribution to all Members having a positive balance in their Capital Accounts, after giving effect to the allocations pursuant to section 6, in proportion to the positive balances in their Capital Accounts.
SECTION 5.3 Reserves. The Company shall establish such reserves for the operation of the Company and to fund any contingent or unforeseen liabilities or obligations of the Company upon and after an Event of Termination as the Board determines in its reasonable discretion are necessary or appropriate.
SECTION 6. ALLOCATIONS
SECTION 6.1 Allocation of Profits. After giving effect to the special allocations set forth in sections 6.3 and 6.4 hereof, Profits for any fiscal year or other shorter period shall be allocated among Members in accordance with their respective Percentage Shares. The definition of capitalized terms used in this section 6, not previously defined herein are set forth in section 6.8
SECTION 6.2 Allocation of Losses. After giving effect to the special allocations set forth in sections 6.3 and 6.4 hereof, Losses for any fiscal year or other shorter period shall be allocated among Members in accordance with their respective Percentage Shares.
(a) The Losses allocated pursuant to section 6.2 hereof shall not exceed the maximum amount of Losses that can be so allocated without causing any Member other than the Assuming Member to have an Adjusted Capital Account Deficit at the end of any fiscal year. In the event some but not all of the Members other than the Assuming Member would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to section 6.2, the limitation set forth in this subsection 6.2(a) shall be applied on a Member by Member basis so as to allocate the maximum permissible Loss to each Member other than the Assuming Member under Section 1.704-1(b)(2)(ii)(d) of the

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Regulations. All Losses in excess of the limitation set forth in this subsection 6.2(a) shall be allocated to the Assuming Member.
6.3 Special Allocations. The following special allocations shall be made in the following order:
(a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this section 6, if there is a net decrease in Company Minimum Gain during any Company fiscal year or other shorter period, each Member shall be specially allocated items of Company income and gain for such year or other shorter period (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.7042(f)(6) and 1.704-2(j)(2) of the Regulations. This subsection 6.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.
(b) Member Minimum Gain Chargeback Except as otherwise provided in Section 1.7042(i)(4) of the Regulations, notwithstanding any other provision of this section 6 except subsection 6.3(a), if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company fiscal year or other shorter period, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such year or other shorter period (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This subsection 6.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.
(c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704- 1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this subsection 6.3(c) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this section 6 have been tentatively made as if this subsection 6.3(c) were not in this Agreement.

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(d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Company fiscal year or other shorter period that is in excess of the sum of (i) the amount such Member is obligated to restore, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this subsection 6.3(d) shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this section 6 have been tentatively made as if subsection 6.3(c) hereof and this subsection 6.3(d) were not in this Agreement.
(e) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other shorter period shall be specially allocated among the Members, in accordance with their respective Percentage Shares.
(f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year or other shorter period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).
(g) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of his or her Interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
(h) Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Member (the “Issuance Items”) shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.
(i) Imputed Interest. To the extent the Company has taxable interest income with respect to any promissory note pursuant to Section 483 or Sections 1271 through 1288 of the Code:
(1) Such interest income shall be specially allocated to the Member to whom such promissory note relates; and

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(2) The amount of such interest income shall be excluded from the capital contributions credited to such Member’s Capital Account in connection with payments of principal with respect to such promissory note.
SECTION 6.4 Curative Allocations. The allocations set forth in subsections 6.2(a), 6.3(a), 6.3(b), 6.3(c), 6.3(d), 6.3(e), 6.3(f) and 6.3(g) hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this section 6.4. Therefore, notwithstanding any other provision of this section 6 (other than the Regulatory Allocations), the Board shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to sections 6.1, 6.2, 6.3(h), 6.3(i), and 6.5. In exercising its discretion under this section 6.4, the Board shall take into account future Regulatory Allocations under subsections 6.3(a) and 6.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under subsections 6.3(e) and 6.3(f).
6.5 Other Allocations Rules.
(a) Basis for Determining Profits or Losses. For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board on a consistent basis using any permissible method under Code Section 706 and the Regulations thereunder.
(b) Distributions of Cash treated as proceeds from Nonrecourse Liability or Member Nonrecourse Debt. To the extent permitted by Sections I.704-2(h)(3) of the Regulations, the Board shall endeavor to treat distributions of cash as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.
(c) Allocations of Items Not Otherwise Allocated. Except as otherwise provided in this Agreement, all items of Company income, gain, credit, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits or Losses, as the case may be, for such fiscal year or other shorter period.
(d) Allocations Binding. The Members are aware of the income tax consequences of the allocations made by this section 6 and hereby agree to be bound by the provisions of this section 6 in reporting their respective shares of Company income and loss for income tax purposes. The Members further intend that pursuant to Regulations Section 1.704-1(b)(3), the Members’ respective interests in the Company are equal to their respective Percentage Shares for purposes of complying with Section 704(b) of the Code.

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SECTION 6.6 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.
In the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection 6.8(h)(2) hereof, subsequential allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.
Any elections or other decisions relating to such allocations shall be made by the Board in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this section 6.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.
SECTION 6.7 Allocations with Respect to Transferred Interests.
(a) General Rule. If any Member’s Interest is transferred, or is increased or decreased by reason of the admission of a new Member, or otherwise, during any fiscal year or other shorter period of the Company, Profits or Losses and any other item of income, gain, loss, deduction or credit of the Company for such fiscal year or other shorter period shall be allocated among the Members in accordance with their varying respective Percentage Shares which they had from time to time during such fiscal year or other shorter period in accordance with Code Section 706(d).
(b) Accounting Convention. For convenience in accounting, the Company may, to the extent permitted by law, treat a transfer of an Interest, or an increase or decrease of a Member’s Percentage Share, that occurs at any time during a month (commencing with the month including the date of this Agreement) as having been consummated on the first day of that month, regardless of when during that month, the transfer, increase or decrease actually occurs, or adopt such other convention as the Board may lawfully select.
(c) Sale or Other Disposition of All Assets. Notwithstanding anything in section 6.6 to the contrary, gain or loss of the Company realized in connection with the sale or other disposition of all or substantially all Company Property and/or the liquidation of the Company shall be allocated only to Members who own Interests as of the date such transaction occurs.
SECTION 6.8 Allocation Definitions.
(a) Adjusted Capital Account Deficit shall mean with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year or other shorter period, after giving effect to the following adjustments:

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(1) Credit to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and
(2) Debit to such Capital Account the items described in Sections 1.704- 1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.
The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.
(b) Nonrecourse Deductions has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.
(c) Nonrecourse Liability has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.
(d) Member Nonrecourse Debt has the meaning set forth in Section 1.704-2(b)(4) of the Regulations for “Partner Nonrecourse Debt” after substituting therein the word “Member” in place of the word “Partner”.
(e) Member Nonrecourse Debt Minimum Gain means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.
(f) Member Nonrecourse Deductions has the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations for “Partner Nonrecourse Deductions” after substituting therein the word “Member” in place of the word “Partner”.
(g) Company Minimum Gain has the meaning set forth in Regulations Sections 1.704- 2(b)(2) and 1.704-2(d) for “Partnership Minimum Gain” after substituting therein the word “Company” in place of the word “Partnership”.
(h) Gross Asset Value shall mean, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:
(1) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset as determined by the Members and the Company;
(2) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Board, as of the following times: (a) the acquisition of an additional Interest by any new or existing Member in exchange for more than a de minimis capital contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an Interest; and (c) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (a) and (b) above shall be made only if the Board reasonably determines that such

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adjustments are necessary or appropriate to reflect the relative economic rights of the Members in the Company;
(3) The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the Board; and
(4) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and section 6.5 hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection 6.8(h)(4) to the extent the Board determines that an adjustment pursuant to subsection 6.8(h)(2) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection 6.8(h)(4).
If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsections 6.8(h)(1), 6.8(h)(2) or 6.8(h)(3) such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.
SECTION 7. OBLIGATIONS OF MEMBERS
SECTION 7.1 Related Party Transactions. No transaction or contract to which the Company is or may be a party shall be void, voidable or a breach of fiduciary duty for reason that any Member, or any Affiliate of the Member, is a party thereto. The Company is expressly permitted to enter into transactions with any Affiliates, Affiliates of Members or other Persons in which the Company or its Affiliates have an ownership or investment interest or that have an Interest in the Company, provided that the terms of the transactions are not less favorable to the Company than the terms generally governing comparable transactions between unrelated parties in the geographic area in which the Company is located. Additionally, the Company may obtain loans from its Members which are commercially reasonable. Each Member acknowledges that the Company and the Members, or Affiliates thereof, may enter into certain service agreements with respect to the Business pursuant to which the Member or Affiliate thereof shall be entitled to certain compensation as set forth in such agreement. The Company is authorized to enter into the Affiliation Agreement, Employee Leasing Agreement, Management Agreement and Cash Management Agreements. Except for the Affiliation Agreement, Management Agreement, and Cash Management Agreements, or agreements which comport with the first three sentences of this section 7.1, the related party agreements and any amendments thereto must be approved by the supermajority vote of the Board, as set forth in section 3.4.
SECTION 7.2 Business Activities of Members. Each Member and its Affiliates may engage in other business activities without liability or accounting to the Company. Each Member may participate in other preferred provider organizations, health maintenance organizations or other health care provider businesses, as long as such participation does

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not preclude the Member from complying with the requirements of the Business and does not violate section 7.3. It shall not be deemed a breach of any Member’s duty of loyalty to the Company for that Member to pursue, for that Member’s own benefit, any opportunity outside the Area (as defined in section 7.3).
SECTION 7.3 Non-Compete Restriction. Each of the Members agree that from the date of this Agreement until the later of (i) a date when Quorum, Clinic and Summa and their Affiliates are no longer Members, or (ii) twelve months after any termination of the Affiliation Agreement, each of Quorum, Clinic and Summa hereby grant the Company a right of first refusal to develop, acquire or operate all new ventures, enterprises, undertakings or business proposals (other than entering into a non-exclusive provider agreement with a physician) of any kind (a “Proposed Venture”) proposed to be developed, acquired or operated by either Quorum or its Affiliates or Clinic or its Affiliates or Summa or its Affiliates wherein the facilities of such Proposed Venture are to be located within an area (the “Area”) within a five (5) mile radius of the facilities of the Company at 400 Austin Avenue, N.W., Massillon, Ohio but excluding the area presently constituting the contiguous main campus of Altman Hospital located at 2600 Sixth Street, S.W., Canton, Ohio; provided, that if Quorum, Clinic or Summa or any of their Affiliates acquire or enter into a joint venture or similar arrangement with an acute care hospital or health system based primarily outside the Area the foregoing right of first refusal shall not apply to existing facilities of the acquired entity or system which are already located in the Area as of the date of such acquisition, joint venture or similar arrangements if the acquiring party shall have undertaken reasonable efforts to cause such existing facilities in the Area to be reasonably offered to the Company and such efforts shall have been unsuccessful. The foregoing notwithstanding, “reasonable efforts” shall not include any action by the acquiring party which, in the reasonable judgment of such party, is reasonably anticipated to impair consummation of an acquisition, joint venture or similar arrangement or require any material concession by such party in the negotiations therefore. Each of the Members represent and warrant that with respect to that party and its Affiliates it does not directly or indirectly own or operate any business facilities of any kind within Stark County except that owned by the Company.
(a) Venture Offer. Prior to developing, acquiring or operating any Proposed Venture that is subject to the terms of this section 7.3, Quorum, Clinic or Summa, as applicable, shall give to the Members and Company written notice (the “Venture Notice”) which shall include a detailed description of the Proposed Venture and an offer (the “Venture Offer”) to the Company to develop, acquire or operate the Proposed Venture.
(b) Venture Period. The Venture Offer shall be irrevocable for a period ending at 11:59 p.m., local time at the Company’s principal place of business, on the thirtieth (30th) day following the day the Members and Company receive the Venture Notice (the “Venture Period”).
(c) Acceptance of Venture Offer. At any time during the Venture Period, the Board may accept or waive the Company’s right to accept the Venture Offer on behalf of the Company by giving written notice of such acceptance or waiver to Quorum, Clinic or Summa, as applicable.

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(d) Failure to Accept First Refusal Offer. If the Venture Offer is not accepted by the Company in the manner provided herein, Quorum, Clinic or Summa, as applicable, may commence the development, acquisition or operation of the Proposed Venture (but it shall be limited solely to the matters and pursued in the manner described in the Venture Offer) at any time within three months after the last day of the Venture Period. If the Proposed Venture is not commenced within the preceding time period, Quorum, Clinic or Summa, as applicable, will be required to make a new Venture Offer before commencing the Proposed Venture.
SECTION 7.4 Expenses. With respect to Company approved activities, each Member shall be reimbursed by the Company for all reasonable and necessary expenses approved in advance by the Company and directly and reasonably incurred by it as a Member in the conduct of any Company business; provided that the Member shall submit reasonable documentation to the Board with respect to such expenses prior to receiving any reimbursement thereof.
SECTION 7.5 Compensation. Except for the fees paid to Quorum or an Affiliate of Quorum pursuant to agreements complying with section 7.1, or with the supermajority vote of the Board, no Member or Affiliate thereof shall be entitled to any salary or other compensation from the Company. The compensation for each Member shall be the Cash Available for Distribution under this Agreement and any payment made pursuant to the agreements between the Company and the Member or Affiliate thereof.
SECTION 7.6 Company Property. All real or personal property acquired by or contributed to the Company shall be Company property and title shall be held in the name of the Company. No Member individually shall have any beneficial ownership of such property or the right to have any such property partitioned. No Company property shall be withdrawn or otherwise distributed to any Member unless the Board determines such property is not needed in the operation of the Company, and the distribution shall not impair the solvency of the Company. In such event, unless otherwise agreed upon by the vote of the Members, the Company property shall be distributed to each Member in the proportion of each Member’s respective interest in the Company determined as if an Event of Termination had occurred where the Company had disposed of the Company property at its fair market value as of the date of the distribution of the Company property and had distributed its remaining assets pursuant to section 10.
SECTION 7.7 Status of Company for Tax Purposes. The Members intend that the Company be classified as a partnership for federal income tax purposes. The Members shall be under a continuing obligation to perform their duties and responsibilities under this Agreement in light of such intention, and the Company shall do any and all things and acts necessary or appropriate to maintain such classification. The Members understand and acknowledge that the Company shall be treated as a partnership for all Delaware and Ohio state and local taxes if the Company is so classified for federal income tax purposes. Any provisions required by Rev. Proc. 95-10 as it may be amended, supplemented or superseded to be expressly included in this Agreement with respect to a manager-managed (as opposed to a member-managed) limited liability company in order for the Company to be taxed as a partnership and not otherwise set forth herein are hereby expressly incorporated herein by reference. The Company shall do any and all things and

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acts reasonably necessary or appropriate in order to prevent the Company from becoming a “publicly traded partnership” within the meaning of Section 7704 of the Code and the Regulations thereunder.
SECTION 7.8 Net Worth Representation. After making its initial Capital Contribution as described in section 4.3 hereof, and as of the date of this Agreement, the assets of the Assuming Member (other than its interest in, or claims against, the Company and any other partnerships or limited liability companies in which the Assuming Member owns an interest) shall have an aggregate value exceeding the Assuming Member’s aggregate liabilities, both the assets and liabilities being recorded and reported as required by Rev. Proc. 72-13 (such assets less such liabilities being hereinafter referred to as “Net Worth”), by an amount equal to no less than the amount of Net Worth required of such Assuming Member in order to satisfy the requirements applicable to “manager-managed” limited liability companies under Rev. Proc. 95-10.
SECTION 8. ACCOUNTING
SECTION 8.1 Books and Records. The books and records of the Company shall be kept in sufficient detail to determine the Profit and Loss and the Federal income tax items of the Company for each period for which an allocation is to be made pursuant to this Agreement. The Company shall also keep such books and records in sufficient detail so as to permit preparation of financial statements in accordance with generally accepted accounting methods and principles of such period. Such books and records and financial statements together with any other records and documents required to be made available by the Company for inspection under the Act shall be maintained at the principal office of the Company. Such documents shall be open for inspection and examination, copying, verification or audit thereof by any Member or its duly authorized representative, at the expense of such Member. The Company shall cooperate with any Member in any such reasonable inspection, examination, verification or audit.
SECTION 8.2 Accounting Period and Basis. The accounting period and taxable year of the Company shall be the period specified in section 6.1. The Company shall prepare all financial statements on the accrual method of accounting or such other reasonable accounting method selected by the Board.
SECTION 8.3 Tax Matters Partner. Quorum shall act as the Tax Matters Partner as defined in section 6231(a)(7) of the Code. The Company shall provide the Members with a copy of all correspondence and shall keep the Members reasonably informed of any audit, administrative or judicial proceedings involving the potential adjustment at the Company level of any item required to be taken into account by the Members for purpose of Federal income taxation. If any controversy develops with the Internal Revenue Service or any other taxing authority involving the Company, either directly or indirectly, the Board may in respect thereof incur expenses on behalf of the Company which it deems necessary and advisable in the interest of the Company including, without limitation, attorneys’ and accounting fees. The Tax Matters Partner may execute or agree to a settlement or compromise of such controversy, waive or extend the statute of limitation, choose the forum for litigation and file amended tax returns only with the consent of the Board.

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SECTION 8.4 Tax Elections. The Board shall have the responsibility for making (and revoking) all tax elections on behalf of the Company (and which are to be made by the Company as opposed to the Members) under the Code.
SECTION 9. LIMITATIONS UPON TRANSFER
SECTION 9.1 Admission of New Member. A new Member may be admitted only upon the vote of the Board and shall be effective only if:
(a) Approval. The admission of the new Member satisfies the membership criteria established by the Board from time to time;
(b) Capital Contribution. The proposed new Member has paid in the Initial Capital Contribution in accordance with section 4.3(a) or contributed property, services or other items equivalent thereto and deemed adequate by the Board;
(c) Assumption. The proposed new Member shall have agreed in writing to assume all obligations as a Member under, and to be bound by, this Agreement; and
(d) Documents. The proposed new Member shall have executed such documents as the Company may reasonably require for effecting such admission.
(e) Preemptive Rights. Clinic and Summa shall have received an opportunity to maintain their respective Percentage Share by purchasing a pro rata portion of any new Units issued by the Company, which right shall be exercised within 10 days of notice to Clinic and Summa on the terms and conditions contained in such notice.
SECTION 9.2 Resignation. No Member may resign as a Member from the Company except with the written consent of the other Members. The resignation of the Member shall be treated as a Voluntary Transfer and offer to sell the Interest of such Member as provided in section 9.5.
SECTION 9.3 Voluntary Transfer. Except as provided in section 9.5, no Member may make a Voluntary Transfer of the whole or any portion of its Interest, without the supermajority vote of the Board pursuant to section 3.4. Any Voluntary Transfer in violation of this section 9.3 shall be treated as a resignation by such Member and an offer to sell the Interest of such member as provided in section 9.5.
SECTION 9.4 Involuntary Withdrawal. Upon the Involuntary withdrawal of any Member, the Company shall be dissolved unless within 90 days thereof Quorum, Clinic and Summa (or Members holding a majority of all Interests in the Company if Quorum, Clinic and Summa do not collectively hold a majority in Interests (as such phrase is defined in Revenue Procedure 94-46) in the Company) elect to continue the business of the Company. The Involuntary Withdrawal of the Member shall be treated as an offer to sell the Interest of such Member as provided in section 9.6. In the event the remaining Members do not purchase the Interest of the withdrawing Member and continue the business of the Company upon the Involuntary Withdrawal of a Member, the successor in

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interest may, upon the written consent of the other Members, become a transferee with respect to the Interest of the Member with the rights set forth in section 9.8.
SECTION 9.5 Purchase Right. Subject to the provisions of subsection (d) of this section 9.5, upon the Voluntary Transfer by a Member (“Selling Member”), the other Members (“Purchasing Members”) shall have the right to purchase (“Purchase Right”) the Interest of the Selling Member as provided in this section 9.5. Any purported Voluntary Transfer other than pursuant to this Agreement is null and void and the Company shall not give any effect to any such attempted Voluntary Transfer. The terms of the Purchase Right are as follows:
(a) Offer By Selling Member. In the event a Selling Member desires to make a Voluntary Transfer, it shall make an offer in writing to the Purchasing Members (the “Offer”), and the Offer shall include: (i) a statement of the Selling Member’s intention to make a Voluntary Transfer, (ii) the name(s) and address(es) of the prospective third party transferee(s), (iii) the number of Units involved in the proposed third party transaction, and (iv) the full terms and conditions of the transaction (which shall include, but not be limited to, a detailed description of the transaction, including the names and addresses of all parties thereto, and the price, time, method and other conditions of payment), including a true copy of the bona fide written offer presented to the Selling Member by the prospective third party transferee(s) (the “Third Party Offer”).
(b) Acceptance of Offer. The Purchasing Members may, at each of their option, provide a written notice to the Selling Member of their acceptance of the Offer within 60 days of the date the Purchasing Members received the Offer. If the Offer is not accepted by all Purchasing Members, then any accepting Purchasing Member shall have the right to purchase all of the remaining Units involved in the Offer within the succeeding 15 day period. If not all of the Units described in the Offer have been accepted in the fashion described above, the Offer shall be deemed not accepted by any Purchasing Members. If there is more than one Purchasing Member, the Purchasing Members shall be entitled to purchase pursuant to the Offer in proportion to their respective Percentage Share of Units at the time of the Offer. If the Offer is not accepted, the Selling Member may make a bona fide Voluntary Transfer to the third party transferee named in the statement attached to the Offer but only in strict accordance with the Third Party Offer.
(c) Purchase Price Determination. The purchase price and the terms and conditions subject to the Offer shall be the same as set forth in the Third Party Offer. The closing of the purchase shall take place at the principal office of the Company and shall occur within 30 days of acceptance of the Offer. At closing, the purchase price shall be paid in accordance with the manner set forth in the Third Party Offer, provided that if the Third Party Offer includes any consideration other than cash, the Purchasing Member(s), at their option, may pay in cash the fair market value of such non-cash consideration.
(d) Exceptions. The provisions of this section 9.5 are subject to and only arise to the extent that they are not in conflict with (and the rights are subordinate to) any provisions in the Purchase Agreement. The following sales shall be exempt from the provisions of sections 9.3 and 9.5: (i) sale of Interests to physicians practicing within the marketplace served by the Company who are members of the medical staff of the Company’s hospital;

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(ii) any Voluntary Transfer by Quorum of up to an aggregate maximum of ten percent (10%) of the Units beneficially owned by Quorum; (iii) a bona fide pledge and bona fide foreclosure or transfer in lieu of foreclosure and transfer thereafter; and (iv) any transfer by Quorum of its Units to one of its Affiliates provided that such Affiliate agrees to be bound hereby.
SECTION 9.6 Purchase Option. Clinic and Summa (“Purchasers”) shall have the option to purchase (“Change In Control Option”) the Interest of Quorum for a price and upon the terms set forth in this section 9.6. Additionally, upon the Involuntary Withdrawal of a Member (the “Selling Member”) the other Members (“Purchasing Members”) shall have the right (the “Involuntary Withdrawal Option”) to purchase the Interest of the Selling Member for a price and upon the terms set forth in this section 9.6.
(a) Exercise. The Change In Control Option and Involuntary Withdrawal Option may be exercised by the Purchasers as follows:
(1) Change of Control. In the event of a Change In Control, as defined herein, of Quorum Health Group, Inc. (“QHG”) in which a Competitor, as defined herein, acquires control of QHG, the Purchasers may exercise the Change In Control Option by giving written notice to Quorum at any time during the 20 day period following a Change In Control of QHG. For purposes of this section 9.6, a “Change In Control” of QHG shall be deemed to have occurred upon the happening of any event, transaction or series of transactions (including, without limitation, a purchase of outstanding or newly issued voting securities, merger, consolidation or business combination) that results in a Competitor increasing its ownership of voting securities of QHG (or an entity that owns fifty percent (50%) or more of the voting securities of QHG) to be in excess of fifty percent (50%) of all outstanding voting securities of QHG (or an entity that owns fifty percent (50%) or more of the voting securities or QHG) as of such date. For purposes of this section 9.6, “Competitor” means Columbia/HCA Healthcare Corporation, University Hospitals of Cleveland and any entity which succeeds to ownership of 50% or more of the voting securities or all or substantially all of the assets of such entities.
(2) Involuntary Withdrawal. The Purchasing Members may, at each of their options, provide written notice to the Selling Member suffering an Involuntary Withdrawal of their intention to exercise their Involuntary Withdrawal Option as provided in this section 9.6 within 15 days of the date the Purchasing Members receive notice of the event of Involuntary Withdrawal. If there is more than one Purchasing Member, the Purchasing Members shall be entitled to purchase in accordance with their respective Percentage Share of Units at the time of the written notice to the Selling Member.
(3) Exceptions. The provisions of this section 9.6 are subject to and only arise to the extent that they are not in conflict with (and the rights are subordinate to) any provisions in the Purchase Agreement.
(b) Purchase Price Determination. Within 20 days of the date of the exercise of a Change In Control Option or Involuntary Withdrawal Option, the affected Members shall mutually agree upon a purchase price for the Interest being sold. If the affected Members are unable to mutually agree upon a purchase price, the affected Members shall mutually

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select a disinterested appraiser to evaluate the Business and determine the fair market value of the Business. If the affected Members cannot select an appraiser, then the American Arbitration Association shall be petitioned to designate an appraiser. The cost of the appraisal and any necessary arbitration shall be paid one-half by the seller and one-half by the purchasers. The appraiser shall provide a written notice (“FMV Notice”) to each affected Member of its determination of the fair market value, which determination shall be binding upon the affected Members. The purchase price for the Interest being acquired pursuant to this section 9.6 shall then be the product of (i) the fair market value of the Business pursuant to the FMV Notice multiplied by (ii) the Percentage Share of Quorum or the Selling Member, respectively.
(c) Closing. The closing of the purchase pursuant to this section 9.6 shall take place at the principal place of business of the Company as such time and during reasonable business hours on such day as designated by the Purchasers or Purchasing Members, provided that such closing shall not be later than 10 days after the purchase price has been determined in accordance with section 9.6(b). Unless otherwise agreed by the Members, the purchase price shall be payable in cash.
SECTION 9.7 Required Return. In the event the Affiliation Agreement expires without being renewed or is terminated for any reason other than termination by Quorum without cause and Company is not participating in a successor agreement or arrangement similar to the Affiliation Agreement which is otherwise acceptable to Company as granting comparable benefits in Company’s sole discretion, then the Interest of Summa and Clinic shall be deemed immediately transferred to Quorum, Inc. or its assigns and Summa and Clinic shall no longer have any rights or interest in the Company, under this Agreement or otherwise. In addition, in the even of a “Partial Termination” of the Affiliation Agreement (as defined in section 3.3 of the Affiliation Agreement) by Clinic or the Company, then Clinic’s Interest shall be deemed immediately transferred to Quorum, Inc. or its assigns and Clinic shall no longer have any rights or interest in the Company, under this Agreement or otherwise.
SECTION 9.8 Rights of Substitute Member. Unless admitted as a substitute Member pursuant to this section 9.8, any transferee of a Member shall not be entitled to any other rights or privileges of a Member, including without limitation, any rights to inspect Company records or have representatives on the Board. If such transferee is not admitted as a substitute Member, then the rights attributed to the Interest held by the transferee shall not be deemed allocated or otherwise be deemed outstanding for any provision of this Agreement. A transferee of an Interest pursuant to any transfer in accordance with the provisions of this Agreement shall succeed to the Capital Account representing the transferred Interest. A transferee of the whole or any portion of any Interest of a Member shall become a substitute Member with respect to such Interest only if:
(a) Approval. The admission of the substitute Member has been approved by the vote of the Board.
(b) Request. The transferring Member shall have forwarded to the Company a request for admission of the substitute Member, duly executed by the transferring Member and the proposed substitute Member.

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(c) Assumption. The proposed substitute Member shall have agreed in writing to assume all obligations of it as a Member under, and to be bound by, this Agreement.
(d) Documents. The transferring Member and the proposed substitute Member shall have executed such documents as the Company may reasonably require for effecting such substitution.
(e) Payment. The transferring Member shall have paid or caused to be paid all costs related to such transfer, including legal fees and other expenses incurred by the Company.
SECTION 9.9 Restrictions on Sale or Exchange. The Interests have not been registered under the Securities Act of 1933, as amended, but were issued pursuant to an exemption from such registration. Notwithstanding any provisions to the contrary in this Agreement, no reoffers, reoffers for sale, resale or transfer of the Interests may be made except pursuant to an exemption from such registration under the Securities Act of 1933 and applicable state law evidenced by an opinion of counsel in form and by counsel reasonably satisfactory to the Board. Furthermore, no transfer may be except upon receipt of an opinion of counsel in form and by counsel reasonably satisfactory to the Company that the ownership of the Interest by the assignee shall not violate either the Medicare fraud and abuse statute or the federal, Delaware or Ohio Stark Bill.
SECTION 9.10 Sale of Assets. In the event the Company desires to sell all or substantially all of its assets to a Competitor (as defined in section 9.6(a)(1)) each of Clinic and Summa shall have the right to purchase (“Right of Refusal”) such assets as provided in this section 9.10. The terms of the Right of Refusal are as follows:
(a) Offer By Company. In the event Company desires to sell all or substantially all of its assets to a Competitor, it shall make an offer in writing to each of Clinic and Summa (the “Offer”), and the Offer shall include: (i) a statement of the Company’s intention to sell all or substantially all of its assets to a Competitor, (ii) the name(s) and address(es) of the prospective third party purchaser(s), (iii) a brief description of the assets involved in the proposed third party transaction, and (iv) the full terms and conditions of the transaction (which shall include, but not be limited to, a detailed description of the transaction, including the names and addresses of all parties thereto, and the price, time, method and other conditions of payment), including a true copy of the bona fide written offer presented to the Company (or third party transferee(s)) by the prospective third party transferee(s) (or the Company) (the “Third Party Offer”).
(b) Acceptance of Offer. Clinic and Summa may, at each of their option, provide a written notice to the Company of their acceptance of the Offer within 60 days of the date Clinic or Summa received the Offer. If the Offer is accepted by both Clinic and Summa, then Clinic and Summa shall provide written notice to the Company within 5 days advising the Company which of them will purchase the assets subject to the Third Party Offer or whether they will jointly purchase the assets subject to the Third Party Offer. If such notice is not timely given, the Offer shall be deemed to be rejected by Clinic and Summa. If the Offer is not accepted, the Company may sell the assets to the third party transferee named in the statement attached to the Offer in accordance with the Third Party Offer.

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(c) Purchase Price Determination. The purchase price and the terms and conditions subject to the Offer shall be the same as set forth in the Third Party Offer. The closing of the purchase shall take place at the principal office of the Company and shall occur within 30 days of acceptance of the Offer. At closing, the purchase price shall be paid in accordance with the manner set forth in the Third Party Offer, provided that if the Third Party Offer includes any consideration other than cash, the purchaser, at its option, may pay in cash the fair market value of such non-cash consideration.
SECTION 10. DISSOLUTION
SECTION 10.1 Event of Termination. The Company shall continue until terminated upon the happening of any one of the following events:
(a) Term. Expiration of term of the Company that ends December 31, 2046.
(b) Consent. The vote of the Board to terminate the Company.
(c) Involuntary Withdrawal. The Involuntary Withdrawal of a Member, unless the remaining Members elect continue the Company pursuant to section 9.4.
(d) Sale of Business. The sale or disposition of all or substantially all of the Business.
Upon termination of the Company pursuant to this section 10.1, the company business shall be terminated, its liabilities discharged, its property distributed as hereinafter described, and the Company shall be liquidated. A reasonable period of time shall be allowed for the orderly termination of the business, discharge of its liabilities, and distribution of its remaining cash and other property as Final Distribution Proceeds pursuant to section 5.2.
SECTION 10.2 Winding Up. Upon an Event of Termination, for purposes of the termination of the Company business, discharge of its liabilities, and distribution of its remaining property, the Board shall have the exclusive power and authority to act on behalf of the Company, to terminate the Company business, to sell and convey any property of the Company for such consideration and upon such terms and conditions as the Board reasonably deems appropriate, to discharge the Company’s liabilities, to set up and maintain all cash and other reserves permitted pursuant to section 5.3 and to apply all Company property as provided in this section 10.2. The Board shall apply all Company property to pay, or to provide the reserves as then set up and maintained pursuant to section 5.3 for payment of, all expenses of liquidation and to satisfy all liabilities and obligations of the Company as provided by the Act, and then distribute any remaining cash and other property as Final Distribution Proceeds pursuant to section 5.2.
SECTION 10.3 Distribution to Liquidating Trust. In the discretion of the Board assets otherwise distributable to the Members (or assignees) pursuant to section 10.2 may be distributed to a liquidating trust established for the benefit, and upon the agreement, of all Members (and assignees) for purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or potential liabilities or obligations of the Company. The term of such trust may extend beyond the existence of the Company,

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and any such extended term shall not be an extension of the Company’s existence. All assets of any such trust remaining upon the termination thereof shall be distributed to the Members (and assignees) in the same proportions as such assets would have otherwise been distributed to the Members by the Company.
SECTION 10.4 Restoration of Deficit Capital Account. In the event Clinic or Summa, following an Event of Termination, has a deficit in its Capital Account as a result of a distribution previously made pursuant to section 5, then Clinic or Summa, respectively, shall be obligated to pay to the Company an amount equal to such deficit. In the event the Assuming Member, following an Event of Termination, has a deficit in its Capital Account, then the Assuming Member shall be obligated to pay to the Company an amount equal to such deficit. Any Member required to so contribute shall contribute the amount of such deficit within 30 days of a request for such payment from the Board. No Member other than the Assuming Member, Clinic and Summa shall have any liability for restoration of any negative Capital Account balance, and the Assuming Member, Clinic and Summa shall have no liability for restoration of any other Member’s negative Capital Account Balance.
SECTION 11. MISCELLANEOUS
SECTION 11.1 Notices. All notices shall be in writing and shall be sent by (i) personal delivery; (ii) first class mail, postage prepaid; (iii) national overnight courier; or (iv) telecopier, with telephone confirmation. Notice shall be deemed given on the day such notice is delivered to the recipient or, with respect to any mailing, two days after such notice is deposited in the mail. Unless otherwise specified by a notice to the Company all notices shall be given or made upon the Members at the address (or telecopy number) set forth in the records of the Company or as they may be changed from time to time by written notice.
SECTION 11.2 Amendment. This Agreement may be amended in whole or part in a writing approved by the supermajority vote of the Board pursuant to section 3.4. However, no amendment may reduce any right under this Agreement of any transferee of an Interest, including any right attributable to such Interest to participate in allocations or distributions, without the consent of the transferee.
SECTION 11.3 Construction. The following shall be applicable in interpreting and construing the terms of this Agreement:
(a) Complete Agreement. This Agreement contains the entire agreement among the parties and supersedes any prior understandings or agreements between them respecting the subject matter hereof. This Agreement may be executed in several counterparts, and each executed counterpart shall be considered as an original of this Agreement.
(b) Binding. This Agreement shall be binding upon and inure to the benefit of the parties, their respective heirs, personal representatives, successors and permitted assigns.
(c) Interpretation. The captions at the beginning of the sections of this Agreement are not part of the context hereof, but are merely labels to assist in locating and reading those

27

sections and shall be ignored in construing this Agreement. Each exhibit and schedule referred to in this Agreement is incorporated by reference.
(d) Governing Law. This Agreement shall be governed by, and construed pursuant to, the laws of the State of Delaware. Each provision of this Agreement is severable from every other provision of this Agreement.
SECTION 11.4 Rights of Third Parties. This Agreement is expressly intended by the parties to benefit at any time solely those persons who at that time are Members pursuant to the provisions of this Agreement and not any other persons including without limitation any creditors of, or other persons claiming through, the Company. This Agreement shall be enforceable, and proceedings to remedy any breach of this Agreement shall be brought, solely by any one or more of the Members or the legal representatives thereof. By way of illustration and not in limitation of the foregoing, the obligation by any Member (other than the Assuming Member) to make capital contributions or to restore any negative balance in a Capital Account is for the benefit solely of the Members and shall not be enforceable by any creditor of, or other person claiming through, the Company.
SECTION 11.5 Business Rights. Under the asset purchase agreement and related agreements executed at closing thereof (collectively, the “purchase agreement”) between the Company and Doctors Hospital, Inc. of Stark County and Comp Care, Inc. (“hospital”) certain rights have been granted to the hospital. In addition, the Company has entered into the Affiliation Agreement, Management Agreement, Cash Management Agreements and Employee Leasing Agreement that imposes certain restrictions and requirements on the Company. The Members each acknowledge that the rights granted under all of these agreements are enforceable against the Company.
SECTION 11.6 Waiver of Action for Partition. Each Member (and assignee) irrevocably waives, during the term of the Company, any right that he may have to maintain any action for partition with respect to the Company and its property.
SECTION 11.7 Survival of Provisions. Whenever possible, each provision and term of this Agreement shall be interpreted in such manner as to be valid and enforceable; provided that in the event any provision or term of this Agreement should be determined to be invalid or unenforceable, all other provisions and terms of this Agreement and the application thereof to all persons and circumstances subject thereto shall remain unaffected to the extent permitted by law.
SECTION 11.8 Arbitration of Disputes. The parties hereto agree that they shall seek to resolve any and all disputes arising under this Agreement or the documents delivered pursuant hereto or otherwise relating to the transactions contemplated hereby in an amicable and businesslike manner through informal discussions. In the event such informal discussions have not produced a resolution of such dispute within fifteen (15) days of commencing such informal discussions, then either party may initiate arbitration proceedings with respect to the dispute. The parties hereby agree that any such arbitration shall be final and binding upon the parties, to the fullest extent permitted by law. Such arbitration proceedings shall be conducted in the State of Ohio and in accordance with the

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National Health Lawyer’s Association Alternative Dispute Resolution Procedures as then in effect.
SECTION 11.9 Recognition of Non-Profit and Exempt Status of Clinic and Summa. The parties hereby acknowledge that (i) Clinic and Summa are tax-exempt organizations pursuant to section 501(c)(3) of the Code and nonprofit corporations under Ohio law and (ii) it is intended that the organization and operation of the Company shall not adversely affect their status as such. Taxation of income received by Clinic or Summa pursuant to this Agreement shall not be deemed to affect such status. Accordingly, the parties agree that, if any action proposed to be taken by the Company shall reasonably be expected to adversely affect the status of either the Clinic or Summa and Clinic or Summa shall have provided Quorum a written description and analysis of the adverse affect, the Members shall attempt, in good faith, to take such action (or refrain from taking such action) as shall be necessary to avoid adversely affecting such status; provided, however, that this section shall not require any Member to take any action (or refrain from taking any action) that is determined (in the reasonable discretion of such Member) to be adverse to its own economic or other interest.
SIGNATURES
IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date set forth above.
CLEVELAND CLINIC FOUNDATION
By:       /s/ [                              ]
Its:       Chief Operating Officer
SUMMA HEALTH SYSTEM
By:       /s/ [                               ]
Its:       President and CEO
QHG OF MASSILLON, INC.
By:       /s/ McKinley D. Moore
Its:       Vice President
APPROVED AS TO FORM
CCF — OFFICE OF
GENERAL COUNSEL
By:       David W. Roum
Date: 9/24/96

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AMENDED OPERATING AGREEMENT
OF
MASSILLON HEALTH SYSTEM LLC
This Amended Operating Agreement is duly adopted as of the 26th day of February, 1997, by the Board of Managers, as authorized by the original Operating Agreement dated as of September 24, 1996, by and among QHG OF MASSILLON, INC. (“Quorum”), CLEVELAND CLINIC FOUNDATION (“Clinic”), and SUMMA HEALTH SYSTEM (“Summa”), the members of Massillon Health System LLC.
RECITALS
The parties desire to operate a hospital facility and related health care services business in Stark County, Ohio. The parties desire to set forth the rights, duties and obligations of the Members of the Company upon the terms and conditions set forth in this Agreement.
STATEMENT OF AGREEMENT
NOW THEREFORE, the parties agree as follows:
SECTION 1. ORGANIZATION
SECTION 1.1 Formation. The Company was formed as a limited liability company under the Act with all rights and obligations as provided in the Act except as provided in this Agreement. For the purpose of forming the Company, Quorum filed the Certificate of Formation with the Delaware Secretary of State on September 12, 1996. For the purpose of qualifying the Company to do business in Ohio, the Company filed an application for registration with the Ohio Secretary of State. The Board shall cause amendments to the Certificate of Formation and all other filings needed to maintain the Company as a qualified limited liability company to be filed with the Delaware Secretary of State as required under the Act and the Ohio Secretary of State under the Ohio Act. A copy of any amendment to the Certificate of Formation shall be provided to each Member. A copy of the Certificate of Formation and any amendments shall be maintained at the principal office of the Company.
SECTION 1.2 Members. The members of this Company shall consist of Quorum, Clinic and Summa, and such other persons as may be admitted as an additional Member pursuant to section 9.1.
SECTION 1.3 Business and Purpose. The business and purpose of the Company shall be to undertake any lawful activity related to, and in furtherance of, the ownership, operation and management of a community hospital based in Stark County, Ohio or related health care services businesses. The Company may not undertake any other activity or business without the supermajority vote of the Board as provided in section 3.9.
SECTION 1.4 Powers. To carry out the business and purpose of the Company as set forth in section 1.3, the Company shall have and exercise all powers permitted by the Act to be exercised by limited liability companies formed under the laws of the State of Delaware and to do any and all things not prohibited by law in furtherance of the business of the Company.
SECTION 1.5 Principal Office. The principal office of the Company shall be 400 Austin Avenue, N.W., Massillon, Ohio 44646. The principal office may be changed by the Board from time to time. Upon any change of principal office, the Board shall file a notice of change with the Ohio Secretary of State as required under the Act.
SECTION 1.6 Agent for Process. The name and address of the agent for process on the company in Delaware shall be Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The name and address of the agent for process on the Company in Ohio shall be CSC - Lawyers Incorporating Service, Corporation Service Company, 16 East Broad Street, Columbus, Ohio 43215. The agent may be changed by the Board at any time. Upon any change of agent, the Board shall file a notice of change with the Delaware and Ohio Secretary of State as required under the Act or Ohio Act.
SECTION 1.7 Definitions. Terms defined in the singular shall include the plural, and vice versa. Pronouns in any gender shall include the masculine, feminine and neuter, as the context requires. All referenced to a “section” refer to this Agreement unless the context otherwise requires. The capitalized terms in this Agreement not elsewhere defined herein shall have the following meaning:
ACT shall mean the Delaware Limited Liability Company Act as adopted by the State of Delaware in Title 6, Subtitle II, Chapter 18 of the Delaware Code Annotated (and the corresponding provisions of any succeeding law regarding limited liability companies), as amended and in effect at such time.
AFFILIATE of any Person shall mean any person directly or indirectly controlling, controlled by or under common control, whether through ownership, agreement or otherwise, with such Person.
AFFILIATION AGREEMENT shall mean the Affiliation Agreement among the Company, Summa, Clinic and the other parties thereto.
AGREEMENT shall mean this Operating Agreement, including all schedules and exhibits hereto, as amended to such time.
ASSESSMENT shall mean the annual contributions or other payments required from each Member for the operations of the Business as determined by the vote of the Board.
ASSUMING MEMBER shall mean any Member that assumes personal liability for the debts, obligations and liabilities of the Company as set forth in section 2.2 and that meets the requirements of Rev. Proc. 95-10 for an Assuming Member. Quorum shall be the initial Assuming Member.

BOARD shall mean the Board of Managers selected pursuant to sections 3.3, 3.4, 3.5, 3.6, 3.7 and 3.8 for the purpose of managing the operations of the Company and who shall serve in the capacity of “Managers” as defined in Act § 518-101(10).
BUSINESS shall mean the community hospital and related health care service business to be operated by the Company as set forth in section 1.3.
CAPITAL ACCOUNT shall mean the separate Capital Account maintained for each Member under section 4.1 at such time.
CASH AVAILABLE FOR DISTRIBUTION shall mean (i) the sum of (a) all cash receipts from all sources from the operations of the Company during such period, excluding the proceeds of indebtedness of the Company or from the issuance of additional Units for cash, and (b) any reduction (by majority vote of the Board) in reserves established by the Board in prior periods, less (ii) the sum of (aa) all cash disbursements of the Company during such period of time, debt service (including the payment of principal, premium and interest), capital expenditures and redemptions of Units in the Company pursuant to Section 736 of the Code, and (bb) any reserves established by majority vote of the Board as being necessary or appropriate in its reasonable discretion for the operations of the Company or because the distribution of such amounts would be prohibited by applicable law or by any agreement or obligation to which the Company is a party or by which it is bound or its assets are subject.
Cash Available for Distribution for any period shall mean Cash Available for Distribution that is determined to be available for distribution as of the end of that period as provided in section 5.1. Notwithstanding anything in this Agreement to the contrary, the Company shall not make any distributions that would render it insolvent in violation of Act.
Nothing contained herein nor distributions hereunder are intended nor shall be construed or applied to violate the fraud and abuse prohibitions under the Medicare and Medicaid programs.
CASH MANAGEMENT AGREEMENTS shall mean the Security Agreement; UCC Financing Statements; Revolving Line of Credit Note; and Revolving Credit and Cash Management Agreement entered into between the Company and an Affiliate of Quorum.
CLINIC shall mean Cleveland Clinic Foundation, an Ohio nonprofit corporation.
CODE shall mean the Internal Revenue Code of 1986 (or the corresponding provisions of any succeeding law regarding the taxation of income by the United States), as amended and in effect at such time.
COMPANY shall mean the limited liability company created under the Act pursuant to the Certificate of Formation operated pursuant to this Agreement.
EMPLOYEE LEASING AGREEMENT shall mean the Employee Leasing Agreement between the Company and an affiliate or Quorum.

EVENT OF TERMINATION shall mean an event terminating the Company pursuant to section 10.1.
FINAL DISTRIBUTION PROCEEDS shall mean all cash and other property of the Company, if any, remaining for distribution to the Members following an Event of Termination after (i) the payment of the liabilities and obligations of the Company; (ii) the funding of the reserves, if any, pursuant to section 5.3; and (iii) the contribution from a Member of any negative balance in its Capital Account as provided in section 10.4.
INITIAL CAPITAL CONTRIBUTION shall mean the amount of capital contribution required of a Member as a condition of admission to membership.
INTEREST shall mean each Member’s interest, or, depending on the context, all Members’ interest, in the capital, allocations of Profit or Loss and Federal income tax items, distributions of cash or other property, and all other right, title and interest in the Company and its assets as determined pursuant to this Agreement at such time.
INVOLUNTARY WITHDRAWAL shall mean, with respect to any Member, the death, insanity, bankruptcy, retirement, resignation or expulsion of such Member or any event described in section 18-304 or section 18-801(4) of the Act.
LIQUIDATION shall mean the liquidation (as defined by section 761(d) of the Code and Regulations thereunder) of the Interest of one or more Members within the meaning of section 1.704-1(b)(2)(ii)(g) of the Regulations.
MANAGEMENT AGREEMENT shall mean the Management Agreement between the Company and Quorum or an Affiliate of Quorum.
MANAGEMENT FEE shall mean the payment to Quorum or an Affiliate of Quorum for managing the Company pursuant to the Management Agreement as it may be amended from time to time.
OHIO ACT shall mean the Limited Liability Company Act as adopted by the State of Ohio in Chapter 1705 of the Ohio Revised Code (and the corresponding provisions of any succeeding law regarding limited liability companies), as amended and in effect at such time.
PERSON shall mean any natural person, corporation, partnership, trust or other entity or association, and any government or governmental agency or authority.
PROFIT OR LOSS shall, for any period, mean the Company’s taxable income or loss for purpose of Federal income taxation for such period (including all items of income, gain, loss or deduction even if required to be separately stated by section 703(a) of the Code) subject to the following adjustments:
(a) All Company income that is exempt from Federal income taxation (to the extent not included in the computation of the Company’s taxable income or loss) shall be added;

(b) All Company expenditures that are not deductible or not properly chargeable to Capital Accounts (including deemed section 705(a)(2)(B) expenditures pursuant to the Regulations under section 704(b) of the Code) for purposes of Federal income taxation pursuant to section 705(a)(2)(B) of the Code (to the extent not included in the computation of the Company’s taxable income or loss) shall be subtracted;
(c) If the value of the Company property has been restated in accordance with section 4.1 or if the value of any Company property for purpose of the Members’ Capital Accounts is different from the adjusted basis of the property for purpose of Federal income taxation, then in lieu of using the amount of depreciation, amortization or other cost recovery deduction allowable with respect to such property in determining taxable income or loss for purpose of Federal income taxation, an adjusted amount shall be used in compliance with sections 1.704-1(b)(2)(iv)(f) and (g) of the Regulations which adjusted amount shall equal the amount of such depreciation, amortization or other cost recovery deduction for purpose of Federal income taxation multiplied by a fraction, the numerator of which is the value of such property for purpose of the Members’ Capital Accounts and the denominator of which is the adjusted basis of such property for purpose of Federal income taxation; and
(d) All income or loss is determined without regard to any adjustment made by the Company under section 743 of the Code.
PURCHASE AGREEMENT shall have the meaning ascribed in section 11.5.
QUORUM shall mean QHG of Massillon, Inc., an Ohio corporation.
REGULATIONS shall mean the income tax regulations (including any temporary regulations) promulgated under the Code, as such regulations may be amended and in effect at such time, including the promulgation of any temporary regulations as final regulations.
SUMMA shall mean Summa Health System, an Ohio nonprofit corporation.
SUPERMAJORITY shall mean: (1) a majority affirmative vote by the managers appointed by Quorum and any Member(s) admitted after the date of this Agreement; and (2) an affirmative vote by the manager appointed by each of Clinic and Summa.
UNIT shall mean the unit of measurement into which the Interests of the Members are divided. Each Member’s Interest in the Company shall be denominated in Units, or fractions thereof, each of which Unit initially represents an initial Capital Contribution set forth in section 4.3(a). After the date of this Agreement additional Units may be issued at such time and for such Capital Contribution and such other terms and conditions as the Board shall, in its sole discretion, establish. A Member’s “Percentage Share” shall be obtained by converting to a percentage the fraction having as its numerator the number of Units held by such Member and having as its denominator the aggregate number of Units held by all Members at the time. The initial Percentage Share of each Member is set forth in section 4.5. and Exhibit B. Thereafter, such Percentage Share shall be adjusted from time to time in accordance with this section and at all times rounded to the nearest one thousandth of a percent (.00001). If the aggregate Percentage Shares of all Members do not equal one hundred percent (100.000%), then the Members mutually agree to adjust further their Percentage Shares in the smallest amount necessary to cause the aggregate Percentage Shares of all Members to equal one hundred percent (100.000%). All such adjustments shall be reflected on Exhibit B hereto, which shall be revised as a result thereof through the execution of a revised Exhibit B by the President/CEO and attested by the Secretary of the Company. In case of any conflict between two Exhibits B, the exhibit having the latest date shall be conclusive and binding for all purposes, absent manifest error. A Unit becomes outstanding at the time it is first acquired by a Member and remains outstanding until it is reacquired by the Company or a Liquidation occurs with respect thereto.
VOLUNTARY TRANSFER by a Member shall mean any transfer, encumbrance or other disposition (either directly by sale, pledge, gift, or any other disposition) of any Interest (or any interest therein) by such Member.
SECTION 2. RIGHTS OF MEMBERS
SECTION 2.1 General. Except for the rights specifically granted to the Members pursuant to this Agreement, the sole right of the Members shall be to appoint Managers to the Board of Managers as set forth herein. The Members authorize the Board to exercise all of the rights and privileges of the Members and for the management and operation of the Company.
SECTION 2.2 Limited Liability. Pursuant to Act § 18-303(b), the Assuming Member will, by separate instrument attached hereto as Exhibit C, become obligated for all debts, obligations and liabilities of the Company and by virtue of such express assumption by the Assuming Member, it is the Assuming Member’s express intention and that of the other Members of the Company that the Company lack the corporate characteristic of “limited liability” as described in Regulation section 301.7701-2(d) for as long as the Company is required to lack such corporate characteristic under the Regulations under section 7701 and Rev. Proc. 95-10 in order to remain classified as a partnership for federal income tax purposes. Except as provided above with regard to the Assuming Member, no Member, assignee, manager, board officer or operating officer shall be personally liable for the acts, debts, liabilities, or other obligations of the Company, whether arising in contract, tort or otherwise, or for the acts or omissions of any other Member, assignee manager, board officer or operating officer, employee or agent of the Company. Except as otherwise provided herein (including section 10.4) and by applicable state law, each Member, assignee, manager, board officer or operating officer shall be liable only to make the Capital Contributions that it has agreed to make and for such person’s own acts and conduct.
SECTION 2.3 Indemnification. To the maximum extent permitted by law, each Member, board manager, board officer and operating officer of the Company shall be indemnified by the Company against any loss, damage, liability or expense (“Liability”) sustained by such Person by reason of such Person’s status as a Member, Manager, board officer or operating officer of the Company or any act of such Person performed for or on behalf of the Company or in furtherance of its business or any omission on the parts of such Person, provided that the act or omission was not the result of gross negligence, willful misconduct or fraud on the part of such Person. Each Member agrees to indemnify, defend and hold harmless the Company and the other Members from and against any liability, including but not limited to, interest, penalties and the reasonable fees of its attorney and disbursements, arising out of or resulting from any material noncompliance by the Member with any covenants, agreements or undertakings of the Member contained in this Agreement.
SECTION 2.4 Management Fee. The Members acknowledge that Quorum or Affiliate or Quorum shall be entitled to the Management Fee for providing certain management services to the Company.
SECTION 2.5 Meetings of the Members. Meetings of the Members shall be held at such time, date and place and upon such notice determined by the Board or by two or more Members, and in accordance with the following:
(a) Quorum. Members holding more than fifty percent (50%) of the Units entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a majority of the Members so represented may adjourn the meeting from time to time for a period not to exceed thirty (30) days without further notice. However, if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Members whose absence would cause there to be less than a quorum.
(b) Manner of Acting. If a quorum is present, the affirmative vote of the Members owning a majority of Units represented at the meeting and entitled to vote on the subject matter shall be the act of the Members, unless a greater or lesser proportion or number or class voting for the appointment of Managers is otherwise required by this Agreement.
(c) Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Company before or at the time of the meeting.
(d) Voting by Certain Members.
(1) Units owned in the name of a corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.
(2) Units owned in the name of a deceased person, a minor ward or an incompetent person, may be voted by an administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such Units into the name of such administrator, executor, court appointed guardian or conservator. Units owned in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote Units held by him or her without a transfer of such Units into his or her name.
(3) Units owned in the name of a receiver may be voted by such receiver and Units held by or under the control of a receiver may be voted by such receiver either in person or by proxy, but no receiver shall be entitled to vote Units without a transfer thereof into the receiver’s name.
(4) A Member whose Units are pledged shall be entitled to vote such Units until the Units have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the Units so transferred.
(5) If Units are owned in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same Units, voting with respect to the Units shall have the following effect:
(a) If only one person votes, his or her act binds all;
(b) If two or more persons vote, the act of the majority so voting binds all:
(c) If two or more persons vote, but the vote is evenly split on any particular matter, each faction may vote the Units in question proportionately, or any person voting the Units of a beneficiary, if any, may apply to any court of competent jurisdiction in the State of Ohio to appoint an additional person to act with the persons so voting the Units. The Units shall then be voted as determined by a majority of such persons and the person appointed by the court. If a tenancy is held in unequal interests, a majority or even split for the purpose of this subparagraph (c) shall be a majority or even split in interest.
(e) Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Member entitled to vote and delivered to the President for filing with the Company records. Action taken under this section (e) is effective when all Members entitled to vote have signed the consent, unless the consent specifies a different effective date.
(f) Voting by Ballot. Voting on any question or in any election may be by voice vote unless the Board or at least two (2) Members shall demand that voting be by ballot.
(g) Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice. The attendance of a Member at any meeting shall constitute a waiver of notice, waiver of objection to defective notice of such meeting, and a waiver of objection to the consideration of a particular matter at the meeting unless the Member, at the beginning of the meeting, objects to the holding of the meeting, the transaction of business at the meeting, or the consideration of a particular matter at the time it is presented at the meeting.
SECTION 3. MANAGEMENT
SECTION 3.1 Board of Managers. Except as provided by the laws of the State of Delaware and in this Agreement, the powers of the Company shall be exercised, its business affairs conducted and its property managed under the direction of the Board. The Board shall consist of the Managers and alternative Managers appointed as set forth herein. Notwithstanding anything to the contrary, in the event the membership of a Member is terminated for any reason, no representative of such Member shall be permitted to serve as a Manager. Such Manager shall be removed from the Board as of the effective termination date of the membership of such Member.
SECTION 3.2 Duties of Managers. The Board shall perform its duties and each Manager shall perform his or her duties, in good faith, in a manner it reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his or her duties, a Manager shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed below; but shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted.
Those persons and groups upon whose information, opinions, reports, and statements a Manager is entitled to rely upon are:
(a) One or more officers, employees or other agents of the Company whom a Manager reasonably believes to be reliable and competent in the matters presented;
(b) Counsel, public accountants, or other persons as to matters which the Manager reasonably believes to be within such persons’ professional or expert competence; and
(c) A committee appointed by the Board, duly designated in accordance with this Agreement as to matters within its designated authority, which committee the Board reasonably believes to merit confidence.
SECTION 3.3 Appointment. Without the need for election, each Member shall appoint the following number of persons to serve as a Manager of the Company:
(a) Quorum shall appoint 5 individuals
(b) Clinic shall appoint 1 individual
(c) Summa shall appoint 1 individual
One of the persons to be appointed by each Member shall be the person who is then employed as a senior executive of the Member and each other Manager appointed by a

Member shall be an employee of the appointing Member. Each Member shall give written notice to the Chair and President of the appointment of any Manager.
SECTION 3.4 Alternate Managers. Each Member shall have the right to appoint one or more persons to serve as an alternate Manager. The alternate Manager shall have the right to take the place of any absent Manager at any meeting of the Board with full authority to act in the place of the absent Manager. The Member shall give written notice to the Chair and President of the appointment of any alternate Manager.
SECTION 3.5 Resignations. Any Manager or alternate Manager may resign at any time by giving written notice to the Chair, President and the Member which appointed such person. A resignation shall take effect at the time specified therein, and, unless otherwise specified therein, shall become effective upon delivery. The acceptance of any resignation shall not be necessary to make it effective unless so specified in the resignation.
SECTION 3.6 Removal. Any Manager or alternate Manager may be removed, with or without cause, at any time by the Member which appointed such person. The Member shall give written notice of such removal to the Chair and President.
SECTION 3.7 Vacancies. Only the Member which appointed the Manager or alternate Manager shall have the right to fill any vacancy for any Manager or alternate Manager.
SECTION 3.8 Ex Officio Managers. The Board may appoint one or more persons as ex officio members of the Board. Such ex officio managers shall be entitled to be present in person, to present matters for consideration and to take part in consideration of any business by the Board. However, such ex officio manager shall not be counted for purposes of a quorum or for purposes of voting or otherwise in any way for purposes of authorizing any act or transaction of business by the Board.
SECTION 3.9 Actions Requiring Supermajority Vote. Notwithstanding the manner of acting for the Board as set forth herein, the following actions shall be binding on the Company only with the supermajority vote of the Board:
(a) Business. Change the Business of the Company as set forth in section 1.3.
(b) Amend. Amend this Agreement or the Certificate of Formation.
(c) Location of Principal Office. Approve the selection of or any change in the location of the Company’s principal place of business if outside the city of Massillon, Ohio.
(d) Affiliate Transactions. Except as otherwise authorized in this Agreement, enter into or modify any agreement between the Company and any Member or Affiliate of a Member as permitted by section 7.1.
(e) Voluntary Transfer. Except as provided in section 9.5, and as set forth in section 9.3, the Voluntary Transfer by a Member of the whole or any portion of its Interest.

(f) New Member. Approve the admission of a Competitor (as defined in section 9.6(a)(1)) as a new Member.
(g) Dissolution. Approve the dissolution of the Company under the Act.
SECTION 3.10 Meetings of the Board. Meetings of the Board shall be subject to the following requirements:
(a) Regular Meetings. Regular meetings of the Board may be held at such periodic intervals as the Chair may specify. A special meeting of the Board may be called by the Chair, President or by 2 or more Managers.
(b) Place of Meeting. Unless another place is designated by the Chair, the place of all meetings shall be the principal office of the Company.
(c) Electronic Meetings. Any meeting may be held by telephone or through other communications equipment if all Managers participating can hear each other.
(d) Notice of Meeting. Written notice of the time and place of each meeting of the Board shall be given to each Manager and each alternate Manager either by personal delivery, or by mail or telecopy at least 5 business days before each meeting. Notice of a meeting need not state the purposes of the meeting.
(e) Waiver of Notice. Any Manager may, either before or after any meeting, waive any notice required to be given by applicable Delaware law or under this Agreement. Any waiver of notice must be in writing and filed with or entered upon the records of the Company. However, the attendance of a Manager at any meeting without protesting the lack of proper notice prior or at the commencement of the meeting shall constitute waiver of notice by such Manager.
(f) Quorum. A quorum for transaction of business at any meeting of the Board shall be a majority of the authorized number of Managers. If the meeting is held by telephone or through other communications equipment at which all Managers participating can hear each other, such participation shall constitute attendance at such meeting.
(g) Adjourned Meeting. In the absence of a quorum at any meeting of the Board, a majority of the Managers present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. At any adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.
(h) Manner of Acting. Except as otherwise provided in section 3.9 hereof; the act of the majority of the Managers present at any meeting of the Board at which a quorum is present shall be the act of the Board. With respect to the actions requiring a supermajority vote of the Board, as set forth in section 3.9 hereof, the affirmative vote of a majority of the Managers appointed by each Member, voting as separate classes, shall be required. Managers may not vote by proxy, however, alternate Managers shall have the full authority to serve as a Manager in the absence of the appointed Manager. A Manager of the Company who is present at a meeting of the Board or committee thereof, at which action on any matter is taken, shall be presumed to have assented to the action taken unless such Manager objects at the beginning of such meeting to the holding of the meeting or to the transacting of business at the meeting, unless his or her dissent is entered in the minutes of the meeting, or unless he or she shall file his written dissent to such action with the presiding officer of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.
(i) Action Without Meeting. Any action which may be authorized or taken at a meeting of the Board, may be taken without a meeting if authorized by a writing signed by all of the Managers. Any such writing shall be filed with or entered upon the records of the Company.
SECTION 3.11 Committees. The Board may, by resolution, designate one or more committees. Such committees shall have and exercise the authority of the Board to the extent provided in such resolution. The designation of such committees and the delegation thereto of such authority shall not operate to relieve the Board, or any individual manager, of any responsibility imposed by law. Each committee shall serve at the pleasure of the Board and shall be subject to the control and direction of the Board. Such committees are subject to the following requirements:
(a) Executive Committee. For the purpose of overseeing the day-to-day operations of the Company, the Board may establish an Executive Committee. If created, the Executive Committee shall consist of at least three Managers, which shall include such Managers in order that at least one Manager appointed by each Member shall be a member of the Executive Committee. The Executive Committee shall be vested all of the Board’s authority for management, control and day-to-day operation of the business and the assets, operations and personnel of the Company, subject to the overall direction of the Board and subject to the limitations set forth in this Agreement. The Executive Committee may be delegated the authority, on behalf and for the benefit of the Company, to conduct any and all Company business, to take any action or to make any determination on behalf of, and to exercise all authority of the Company under or within the purposes stated in this Agreement, other than any action requiring a supermajority vote of the Board and subject to any limitations on such authority established from time to time by the Board. In exercising any delegated authority, the Executive Committee shall manage the affairs of the Company, subject to the provisions of this Agreement, in a prudent and businesslike manner, and its members shall devote such time to the Company affairs as is reasonably necessary for the conduct of such affairs. The designation of the Executive Committee and the delegation thereto of such authority shall not operate to relieve the Board, or any individual Manager, of any responsibility imposed by law.
(b) Standing Committees. The Board shall form such standing committees as needed for the operation of the Company. The committees may be either advisory in nature or act with the authority of the Board. Any committee that acts with Board authority shall consist of not less than three Managers, including one Manager appointed by each

Member. Those committees which are advisory in nature do not have to include individuals who are Managers.
(c) Alternate Committee Members. The Chair may appoint one or more Managers as alternate members of any committee, which alternate Member may take the place of any absent Member at any meeting of such committee.
(d) Ex Officio Committee Members. The Chair may appoint one or more persons (including persons who are not managers) as ex officio members of any committee, which ex officio member shall be entitled to be present in person, to present matters for consideration and to take part in consideration of any business by the committee at any meeting of the committee. Such ex officio member shall not be counted for purposes of a quorum or for purposes of voting or otherwise in any way for purposes of authorizing any act or transaction of business by such committee.
(e) Term. Unless otherwise specified by the Chair, appointment to a committee shall be for a period of 1 year.
(f) Manner of Acting. Unless otherwise ordered by the Board, a committee shall act by a majority of all of its members at a meeting at such place or through electronic communication as permitted under applicable Delaware law or by a writing or writings signed by all of its members, subject to the limitations set forth in this Agreement. All committees of the Board shall prepare minutes to be filed with or entered upon the records of the Company.
(g) Authority. A committee is authorized to take any action or transact any business specifically delegated by the Board. If a committee is delegated complete authority to take a specific action or to transact a specific business matter by the Board, any such action or business transaction of the committee pursuant to the delegation of authority shall be as effective for all purposes as an act or business transaction by the Board.
(h) Chair. Unless otherwise specified by the Board, the chair of each committee shall be appointed by the Chair.
SECTION 3.12 Officers. To implement the policies of the Board, the Board shall elect Board and operating officers in accordance with the following:
(a) Board Officers.
(1) Board Officers. The Officers of the Board shall be a Chair, a Vice Chair and such other officers deemed necessary by the Board.
(2) Appointment of Board Officers. The Board Officers shall be elected at the last regular meeting of the Board each calendar year. The Board Officers shall hold office for one year beginning on January 1 of the year following their election or until a successor is elected. So long as a person is a manager, there is no limitation on the number of offices or terms of office a manager may serve; provided, however, that no Manager may hold more than one office at one time. New Board Offices may be created and filled at any meeting of the Board.
(3) Resignation. Any Board Officer may resign at any time by giving written notice to the Chair, or in the case of the Chair, to the President or a Vice President. Unless otherwise specified therein, a resignation shall become effective upon delivery. The acceptance of such resignation shall not be necessary to make it effective unless so specified in the resignation.
(4) Removal. Any Board Officer may be removed by the Board, with or without cause, upon the vote of the Board at any meeting.
(5) Vacancy. Any vacancy in a Board Office for any reason may be filled by the Board in such a manner as it determines to be appropriate under the circumstances.
(6) Chair. The Chair shall call and preside at all meetings of the Board and the Executive Committee. The Chair shall provide leadership to the Board and its committees, serve as a liaison between the President and the Board, work closely with the President in carrying out approved programs and policies and maintain communications to ensure proper evaluation of performance. In the absence of the appointment of a President, the Chair shall undertake the duties and responsibilities of the office of President. The Chair shall have such other authorities and duties as may be delegated from time to time by the Board.
(b) Operating Officers.
(1) Number. The officers of the Company shall be chosen by the Board and shall be a President, one or more Vice Presidents, a Secretary and Treasurer. In addition, the Board may elect one or more Assistant Secretaries and one or more Assistant Treasurers who shall have the same duties and authority, respectively, as the Secretary and Treasurer. Any number of offices, other than the President and the Secretary, may be held by the same person. No person shall sign any document on behalf of the Company in more than one capacity.
(2) Election. The officers shall be elected or appointed by the Board at each annual meeting and shall hold office at the pleasure of the Board.
(3) Removal and Vacancies. The officers of the Company shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the Board with or without cause, when in the judgment of the Board the best interest of the Company demands such removal. Any vacancy occurring in any office of the corporation shall be filled by the Board.
(4) President. It shall be the duty of the President to preside at meetings of the Board at which the Chair and Vice Chair are absent; to call special meetings of the Board whenever he may think such meetings are necessary, or as requested to do so in accordance with this Agreement; and to sign all contracts, leases, mortgages, deeds, conveyances and other documents of the Company, which shall be countersigned by the Secretary or Treasurer where required. He shall have active executive management and general supervision and direction of the affairs of the Company. He shall preside at and make to the annual meeting of the Members of the Company a report covering the operation of the corporation for the preceding fiscal year, together with such suggestions as he may deem proper.
(5) Vice President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice President in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Board may from time to time prescribe.
(6) Secretary. The Secretary shall have the powers otherwise granted him under this Agreement, and shall sign and issue all the calls for the Members’ and Managers’ meetings when properly authorized; shall give notice of such meetings to each Member or Manager as provided in this Agreement and as required by law; shall have published all notices of the same required by law to be published; shall keep full and accurate minutes of the proceedings of all Members’ and Managers’ meetings and shall attest the same after approval of the presiding officer. He shall sign such instruments as require his signature, and he shall make such reports and perform such other duties as are incident to his office, or may be required of him by the Board.
(7) Assistant Secretary. The Assistant Secretary, or (if there be more than one) the Assistant Secretaries in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.
(8) Treasurer. The Treasurer shall have the custody of all monies and securities of the Company shall deposit same in the name and to the credit of the Company. He shall keep a full and accurate account of the receipts and disbursements in books belonging to the Company and shall disburse the funds of the Company by check or other warrant. He shall render such reports to the President and Board as may be required of him and shall perform such other duties as may be incident to this office, or may be required of him from time to time by the Board.
(9) Assistant Treasurer. The Assistant Treasurer, or, if there be more than one, the Assistant Treasurers in the order determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and such other powers as the Board may from time to time prescribe.
SECTION 3.13 Expenses and Compensation.

(a) Expenses. Each Manager and officer shall be reimbursed by the Company for all reasonable and necessary expenses approved in advance by the Company and directly and reasonably incurred by him or her in the performance of his or her duties; provided that the Manager or officer shall submit reasonable documentation with respect to such expenses to the Company prior to receiving any reimbursement thereof.
(b) Compensation. Except with the consent of the Board or except as otherwise provided in this Agreement, no Manager shall be entitled to any salary or other compensation from the Company. The officers shall be entitled to receive compensation from the Company as determined by the Board.
SECTION 3.14 Conflicts of Interest
(a) General Policy. Recognizing that Managers have a duty of loyalty and fidelity to the Company, each Manager of the Company shall upon appointment and from time to time as appropriate, fully disclose to the Board any material interest he or she may have in an issue in which the Company also has an interest. Any such interest that is materially different from the Company’s interest shall constitute a conflict of interest.
(b) Procedure. Any Manager having a conflicting interest in any transaction shall recuse himself or herself from all discussions on the matter and shall not vote on the matter, but such Manager may be counted in determining the quorum for the meeting. The minutes of the meeting should reflect the making of the disclosure, the abstention from voting and the quorum situation. The requirements of this section 3.14(b) shall not be construed as preventing any Manager or officer from briefly stating his or her position in the matter, nor from answering pertinent questions of the Board or other officers. No transaction of the Company shall be voidable solely because a Manager has a direct or indirect interest in the transaction if either the transaction is fair to the Company or the disinterested Managers, knowing the material facts of the transaction and the Manager’s interest therein, authorize or ratify the transaction. Ownership of minor amounts of publicly-traded securities shall not be deemed to constitute a conflicting ownership interest.
SECTION 3.15 Indemnification. Each Manager and officer shall be indemnified by the Company as follows:
(a) Persons Indemnified. Except as otherwise provided in this section 3.15 or as otherwise prohibited by law, the Company shall indemnify and defend each person who, by reason of (1) being or at any time having been a Manager or officer of the Company, or (2) any action taken or omitted to be taken by such Manager or officer in his or her capacity as such, is named or otherwise becomes or is threatened to be made a party to any action, suit, investigation or proceeding (or claim or other matter therein) related to the business, affairs or management of the Company, and the Company by the Board may indemnify any other person as deemed proper by the Board, against any and all costs and expenses (including attorney fees, judgments, fines, penalties, amounts paid in settlement, and other disbursements) actually and reasonably incurred by or imposed upon such person in connection with any action, suit, investigation or proceeding (or claim or other matter therein), whether civil, criminal, administrative or otherwise in nature, with respect to which such person is named or otherwise becomes or is threatened to be made a party by reason of being or at any time having been a Manager, officer, employee or other agent of or in a similar capacity with the Company, or by reason of being or at any time having been, at the direction or request of the Company, a trustee, officer, volunteer, administrator, Manager, employee, member, advisor or other agent of or fiduciary for any other corporation, partnership, trust, venture or other entity or enterprise including any employee benefit plan and the Company.
(b) Scope of Indemnity. Unless it is proved, by clear and convincing evidence in a court with jurisdiction that the act or omission of the Manager or officer for which liability is being asserted in an action, suit, or proceeding referred to in section 3.15(a) involved gross negligence, willful misconduct or fraud of such Manager of officers, such Manager or officer who is the subject of an action, suit or proceeding referred to in section 3.15(a) shall be entitled to the indemnification mandated by such section. Any indemnification hereunder shall be satisfied solely out of the assets of the Company. No Member shall be subject to personal liability by reason of these indemnification provisions.
(c) Advancement of Expenses. Upon the request of a Manager, officer or employee who is the subject of an action, suit or proceeding referred to in section 3.15(a), the Company shall pay the expenses incurred by such Manager, officer, or employee in defending the action, suit, or proceeding, including attorney’s fees, as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Manager, officer or employee to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the Company.
(d) Discretionary Indemnification. Each request or case of or on behalf of any person other than a Manager, officer or employee, who is or may be entitled to indemnification, shall be reviewed by the Board, and indemnification of such person shall be authorized by the Board only if it is determined by the Board that indemnification is proper in the specific case.
(e) Only in Accordance with Law. Notwithstanding anything to the contrary in this section, no person shall be indemnified to the extent, if any, it is ultimately determined by a court of competent jurisdiction that indemnification is contrary to applicable Delaware law.
(f) Contractual Rights: Applicability. The right to be indemnified or to the advancement or reimbursement of expenses (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may sue as if these provisions were set forth in a separate written contract between such person and the Company; (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions; and (iii) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.
(g) Insurance. The Company may purchase and maintain such insurance on behalf of any person who is or at any time has been a Manager, officer, employee or other agent of or in a similar capacity with the Company, or who is or at any time has been, at the direction or request of the Company, a trustee, officer, volunteer, administrator, Manager, employee, member, advisor or other agent of or fiduciary for any other corporation, partnership, trust, venture or other entity or enterprise including any employee benefit plan against any liability asserted against and incurred by such person.
(h) Liability. Notwithstanding any provisions of this Agreement to the contrary, neither a Manager or officer of the Company shall be personally liable to the Company or to the Members of the Company for monetary damages for breach of fiduciary duty except with respect to (1) any breach of the duty of loyalty; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (3) any transactions from which the Manager or officer derived an improper personal benefit. Notwithstanding any provisions hereof, to the contrary, neither a Manager nor an officer shall be liable to the Company or to any Member for any action taken or omitted to be taken by such Manager or officer, provided that such Manager or officer acted in good faith and such action or omission does not involve the gross negligence, willful misconduct or fraud of such Manager or officer.
SECTION 3.16 Management of Medical Facility.
(a) Advisory Board. It shall be the policy of the Company that any medical facility owned by the Company shall be operated as an autonomous division of the Company under the direction of an Administrator, and with an Advisory Board, not less than two-thirds of the members of which shall be persons who are residents of the area served by the facility. The medical practice conducted in each medical facility shall be under the supervision of the medical staff of such facility and shall be conducted in accordance with the highest standards of medical ethics and professional competence.
(b) Meetings of Advisory Board. The Advisory Board shall be governed by the provisions hereunder, but in addition thereto, shall authorize and adopt Bylaws for its own management, subject to approval by the Board of Managers. Such Bylaws shall provide rules of the procedure for the election of officers, regular meetings, and keeping of a permanent record of the minutes of the meetings of the Advisory Board. Such Bylaws and rules of procedure shall also provide for the giving of adequate notice of the meetings, and a fair and just procedure to be followed in the reaching of evidentiary and judgmental determinations as to the actions of any medical staff member or any employee of the medical facilities or Company. The rules of procedure shall further provide that all action taken by the Advisory Board shall be reported to the Board of Managers of the Company.
(c) Administrator/CEO of the Medical Facility. The Board of Managers shall confirm the appointment of a competent and experienced Administrator/CEO who shall be its direct representative in the day to day management of and shall serve as the chief administrative executive of the medical facility. The Advisory Board may make recommendations to the Board of Managers concerning candidates for the position of Administrator/CEO. The Administrator/CEO shall be given the necessary authority and held responsible for the administration of the medical facility in all departments, subject to the policies enacted by the Board of Managers or by the Advisory Board under any authority delegated to it for medical matters.

SECTION 4. CAPITAL
SECTION 4.1 Capital Accounts. A separate Capital Account shall be maintained for each Member. No Member shall have any interest in the Capital Account of any other Member. Capital Accounts shall be determined and maintained on the same basis as Capital Accounts are determined and maintained by the Company for purpose of Federal income taxation in accordance with section 1.704-1(b) of the Regulations. The Capital Accounts of each Member shall be maintained by:
(a) Increase. Crediting the Capital Account (1) at the time of each capital contribution with the amount of money and with the fair market value of property contributed with respect to that Member; (2) at the time of assumption or distribution with the amount of all liabilities of the company that are assumed by the Member or that are secured by property distributed to the Member; and (3) as of the last day of each calendar year (or other periods for which Profit or Loss is determined) with the Member’s allocation of Profit and other items in the nature of income allocated for that period pursuant to section 6; and
(b) Decrease. Debiting the Capital Account (1) at the time of each distribution with the amount of money and with the fair market value of property distributed as a distribution to the Member pursuant to section 5; (2) at the time of assumption or distribution with the amount of all liabilities of the Member that are assumed by the Company or that are secured by property contributed to the Company; and (3) as of the last day of each calendar year (or other periods for which Profit or Loss is determined) with the Member’s allocation of Loss and other items in the nature of a loss or expenditure allocated for that period pursuant to section 6.
The Capital Accounts of the Members shall also be maintained in accordance with the following provisions:
(c) The Assuming Member and all Members who are also Managers, shall in the aggregate maintain throughout the entire existence of the Company a minimum Capital Account balance equal to the lesser of one percent (1%) of total positive Capital Account balances or $500,000.
(d) Whenever a Member who is not a Manager nor the Assuming Member makes a capital contribution, the Members who are Managers and the Assuming Member shall in the aggregate immediately contribute to the Company capital equal to 1.01 percent (1.01%) of the capital contribution of the Member who is not a Manager nor the Assuming Member or a lesser amount (including zero) that causes the sum of the Member-Managers and Assuming Member’s Capital Account balances to equal the lesser of one percent (1%) of total positive Capital Account balances (determined in accordance with Regulations Section 1.704-1(b)(2)(iv)) for the Company or $500,000. If no Member at such time has a positive Capital Account balance, then the Member-Managers and the Assuming Member need not have a positive Capital Account balance to satisfy this requirement. Moreover, any other provisions expressly required by Rev. Proc. 95-10 to be included in this Agreement in order for the Company to be taxed as a partnership and not otherwise set forth herein are hereby expressly incorporated herein by reference.

SECTION 4.2 Restatement of Capital Accounts. Upon the events set forth in section 1.704-1(b)(2)(iv)(f) of the Regulations, the Members shall have the right to restate the value at which Company property is stated for purpose of the Members’ Capital Accounts to equal the fair market value thereof. In the event the value of Company property is so restated, the Capital Account of each Member shall be adjusted as if an Event of Termination had occurred where the Company had disposed of all Company property at its fair market value as of the date of the event giving rise to the restatement and had distributed its remaining assets pursuant to section 10.
SECTION 4.3 Funding Obligations. The Members shall have the following funding obligations which shall be credited to the Capital Account of each Member upon payment:
(a) Initial Capital Contribution. The Initial Capital Contribution of Quorum shall be sufficient to fund the purchase of the Hospital at closing under the Purchase Agreement. The Members acknowledge that Quorum’s Capital Contribution was made by its contribution of a demand promissory note. The Initial Capital Contribution of Clinic and Summa shall be the contract rights granted to the Company in the Affiliation Agreement which shall be deemed equal in value to an aggregate Percentage Share of the Units of five percent (5%).
(b) Assessments. Assessments in such amounts as determined from time to time by the Board to fund the operations and capital needs of the Company. Assessments shall be made pro rata based on each Member’s Percentage Share of the Units outstanding. Such assessments shall be reasonable when considering the cash available and to be available from other sources and such needs. The Clinic and Summa shall each have the right to determine if they wish to comply with an assessment. If the Clinic or Summa does not comply with an assessment, Quorum shall have the right to pay such assessment and have it treated as an assessment against Quorum and a contribution of capital by Quorum. In such event, Quorum’s capital account shall be adjusted pursuant to section 4.1(a) and Quorum shall receive a proportional increase in its number of Units and Percentage Share.
SECTION 4.4 Return of Capital. Except as otherwise provided in this Agreement, no Member shall:
(a) Demand. Have the right to demand the return of any capital contribution or have priority over any other Member either as to the return of capital contributions or as to any cash or other distribution by the Company.
(b) Liability. Except for a Member’s obligation to restore a negative balance in its Capital Account pursuant to section 10.4, be liable for the return of all or any part of the capital contributions of the other Members. Any such return shall be made solely in cash and solely from the assets of the Company.
(c) Limitations. Have the right to (i) receive property other than cash in return of capital contributions or as any other form of distribution; (ii) withdraw any part of the Member’s capital contributions; or (iii) receive any funds or property of the Company.

(d) Interest. Have interest accrue or be paid on the capital contributions of such Member.
(a) Initial Capital Contribution. The Initial Capital Contribution of Quorum shall be sufficient to fund the purchase of the Hospital at closing under the Purchase Agreement. The Members acknowledge that Quorum’s Capital Contribution was made by its contribution of a demand promissory note. The Initial Capital Contribution of Clinic and Summa shall be the contract rights granted to the Company in the Affiliation Agreement which shall be deemed equal in value to an aggregate Percentage Share of the Units of five percent (5%).
(b) Assessments. Assessments in such amounts as determined from time to time by the Board to fund the operations and capital needs of the Company. Assessments shall be made pro rata based on each Member’s Percentage Share of the Units outstanding. Such assessments shall be reasonable when considering the cash available and to be available from other sources and such needs. The Clinic and Summa shall each have the right to determine if they wish to comply with an assessment. If the Clinic or Summa does not comply with an assessment, Quorum shall have the right to pay such assessment and have it treated as an assessment against Quorum and a contribution of capital by Quorum. In such event, Quorum’s capital account shall be adjusted pursuant to section 4.1(a) and Quorum shall receive a proportional increase in its number of Units and Percentage Share.
SECTION 4.4 Return of Capital. Except as otherwise provided in this Agreement, no Member shall:
(a) Demand. Have the right to demand the return of any capital contribution or have priority over any other Member either as to the return of capital contributions or as to any cash or other distribution by the Company.
(b) Liability. Except for a Member’s obligation to restore a negative balance in its Capital Account pursuant to section 10.4, be liable for the return of all or any part of the capital contributions of the other Members. Any such return shall be made solely in cash and solely from the assets of the Company.
(c) Limitations. Have the right to (i) receive property other than cash in return of capital contributions or as any other form of distribution; (ii) withdraw any part of the Member’s capital contributions; or (iii) receive any funds or property of the Company.
(d) Interest. Have interest accrue or be paid on the capital contributions of such Member.
SECTION 4.5 Units. Upon the contribution of the Initial Capital Contribution, each Member shall be allocated the following Percentage Share of the Units:

Quorum	95%

Clinic	2.5%

Summa	2.5%

The Company shall have no authority to issue certificates evidencing any interests in the Company. The Board acting on behalf of the Company, shall have the right to grant or sell options and other rights, including convertible securities, for the purchase of Units to Persons who provide services or other things of value to the Company, including employees of the Company, and to have the Company purchase, either directly or through a nominee, or to have issued, the Units as necessary or appropriate to permit the Company to fulfill the terms of any such options, rights or purchases. The Board may establish plans for the issuance of such options or rights to such Persons or for the purchase of Units by such Persons.
SECTION 5. DISTRIBUTIONS
SECTION 5.1 Cash Available for Distribution. The Board shall determine as of the end of each calendar quarter (or such other period the Board deems appropriate) the amount of Cash Available for Distribution as of the end of such period to be applied as provided in this section 5.1. Cash Available for Distribution shall be applied within 45 days of the end of each quarter to distribute the balance to all Members in accordance with their Percentage Share of Units.
SECTION 5.2 Final Distribution Proceeds. The Board shall determine the amount of Final Distribution Proceeds following an Event of Termination. All Final Distribution Proceeds shall be applied as provided in this section 5.2 not later than the end of the Company’s taxable year in which the Event of Termination occurs (or, if later, the 90th calendar day following the Event of Termination). Notwithstanding the preceding sentence as long as such retention complies with the provisions of section 1.704-1(b) of the Regulations, the Company may (i) establish reasonable reserves for contingent or unforeseen liabilities or obligations pursuant to section 5.3 which need not be distributed until such liabilities or obligations are satisfied; and (ii) with respect to installment obligations and other amounts owed to the Company which are not collected prior to the time the Company is required to distribute its assets, may retain each such obligation until payment is received by the Company. The amount of Final Distribution Proceeds shall be applied to make a distribution to all Members having a positive balance in their Capital Accounts, after giving effect to the allocations pursuant to section 6, in proportion to the positive balances in their Capital Accounts.
SECTION 5.3 Reserves. The Company shall establish such reserves for the operation of the Company and to fund any contingent or unforeseen liabilities or obligations of the Company upon and after an Event of Termination as the Board determines in its reasonable discretion are necessary or appropriate.
SECTION 6. ALLOCATIONS
SECTION 6.1 Allocation of Profits. After giving effect to the special allocations set forth in sections 6.3 and 6.4 hereof, Profits for any fiscal year or other shorter period shall be allocated among Members in accordance with their respective Percentage Shares. The definition of capitalized terms used in this section 6, not previously defined herein are set forth in section 6.8

SECTION 6.2 Allocation of Losses. After giving effect to the special allocations set forth in sections 6.3 and 6.4 hereof, Losses for any fiscal year or other shorter period shall be allocated among Members in accordance with their respective Percentage Shares.
(a) The Losses allocated pursuant to section 6.2 hereof shall not exceed the maximum amount of Losses that can be so allocated without causing any Member other than the Assuming Member to have an Adjusted Capital Account Deficit at the end of any fiscal year. In the event some but not all of the Members other than the Assuming Member would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to section 6.2, the limitation set forth in this subsection 6.2(a) shall be applied on a Member by Member basis so as to allocate the maximum permissible Loss to each Member other than the Assuming Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations. All Losses in excess of the limitation set forth in this subsection 6.2(a) shall be allocated to the Assuming Member.
SECTION 6.3 Special Allocations. The following special allocations shall be made in the following order:
(a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this section 6, if there is a net decrease in Company Minimum Gain during any Company fiscal year or other shorter period, each Member shall be specially allocated items of Company income and gain for such year or other shorter period (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.7042(f)(6) and 1.704-2(j)(2) of the Regulations. This subsection 6.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.
(b) Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.7042(i)(4) of the Regulations, notwithstanding any other provision of this section 6 except subsection 6.3(a), if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company fiscal year or other shorter period, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such year or other shorter period (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This subsection 6.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704- 1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this subsection 6.3(c) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this section 6 have been tentatively made as if this subsection 6.3(c) were not in this Agreement.
(d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Company fiscal year or other shorter period that is in excess of the sum of (i) the amount such Member is obligated to restore, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this subsection 6.3(d) shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this section 6 have been tentatively made as if subsection 6.3(c) hereof and this subsection 6.3(d) were not in this Agreement.
(e) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other shorter period shall be specially allocated among the Members, in accordance with their respective Percentage Shares.
(f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year or other shorter period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).
(g) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of his or her Interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
(h) Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Member (the “Issuance Items”) shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.
(i) Imputed Interest. To the extent the Company has taxable interest income with respect to any promissory note pursuant to Section 483 or Sections 1271 through 1288 of the Code:
(1) Such interest income shall be specially allocated to the Member to whom such promissory note relates; and
(2) The amount of such interest income shall be excluded from the capital contributions credited to such Member’s Capital Account in connection with payments of principal with respect to such promissory note.
SECTION 6.4 Curative Allocations. The allocations set forth in subsections 6.2(a), 6.3(a), 6.3(b), 6.3(c), 6.3(d), 6.3(e), 6.3(f) and 6.3(g) hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this section 6.4. Therefore, notwithstanding any other provision of this section 6 (other than the Regulatory Allocations), the Board shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to sections 6.1, 6.2, 6.3(h), 6.3(i), and 6.5. In exercising its discretion under this section 6.4, the Board shall take into account future Regulatory Allocations under subsections 6.3(a) and 6.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under subsections 6.3(e) and 6.3(f).
SECTION 6.5 Other Allocations Rules.
(a) Basis for Determining Profits or Losses. For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board on a consistent basis using any permissible method under Code Section 706 and the Regulations thereunder.
(b) Distributions of Cash treated as proceeds from Nonrecourse Liability or Member Nonrecourse Debt. To the extent permitted by Sections 1.704-2(h)(3) of the Regulations, the Board shall endeavor to treat distributions of cash as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.
(c) Allocations of Items Not Otherwise Allocated. Except as otherwise provided in this Agreement, all items of Company income, gain, credit, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits or Losses, as the case may be, for such fiscal year or other shorter period.
(d) Allocations Binding. The Members are aware of the income tax consequences of the allocations made by this section 6 and hereby agree to be bound by the provisions of this section 6 in reporting their respective shares of Company income and loss for income tax purposes. The Members further intend that pursuant to Regulations Section 1.704-1(b)(3), the Members’ respective interests in the Company are equal to their respective Percentage Shares for purposes of complying with Section 704(b) of the Code.
SECTION 6.6 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.
In the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection 6.8(h)(2) hereof, subsequential allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.
Any elections or other decisions relating to such allocations shall be made by the Board in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this section 6.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.
SECTION 6.7 Allocations with Respect to Transferred Interests.
(a) General Rule. If any Member’s Interest is transferred, or is increased or decreased by reason of the admission of a new Member, or otherwise, during any fiscal year or other shorter period of the Company, Profits or Losses and any other item of income, gain, loss, deduction or credit of the Company for such fiscal year or other shorter period shall be allocated among the Members in accordance with their varying respective Percentage Shares which they had from time to time during such fiscal year or other shorter period in accordance with Code Section 706(d).
(b) Accounting Convention. For convenience in accounting, the Company may, to the extent permitted by law, treat a transfer of an Interest, or an increase or decrease of a Member’s Percentage Share, that occurs at any time during a month (commencing with the month including the date of this Agreement) as having been consummated on the first day of that month, regardless of when during that month, the transfer, increase or decrease actually occurs, or adopt such other convention as the Board may lawfully select.

(c) Sale or Other Disposition of All Assets. Notwithstanding anything in section 6.6 to the contrary, gain or loss of the Company realized in connection with the sale or other disposition of all or substantially all Company Property and/or the liquidation of the Company shall be allocated only to Members who own Interests as of the date such transaction occurs.
SECTION 6.8 Allocation Definitions.
(a) Adjusted Capital Account Deficit shall mean with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year or other shorter period, after giving effect to the following adjustments:
(1) Credit to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and
(2) Debit to such Capital Account the items described in Sections 1.704- 1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.
The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.
(b) Nonrecourse Deductions has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.
(c) Nonrecourse Liability has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.
(d) Member Nonrecourse Debt has the meaning set forth in Section 1.704-2(b)(4) of the Regulations for “Partner Nonrecourse Debt” after substituting therein the word “Member” in place of the word “Partner”.
(e) Member Nonrecourse Debt Minimum Gain means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.
(f) Member Nonrecourse Deductions has the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations for “Partner Nonrecourse Deductions” after substituting therein the word “Member” in place of the word “Partner”.
(g) Company Minimum Gain has the meaning set forth in Regulations Sections 1.7042(b)(2) and 1.704-2(d) for “Partnership Minimum Gain” after substituting therein the word “Company” in place of the word “Partnership”.
(h) Gross Asset Value shall mean, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(1) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset as determined by the Members and the Company;
(2) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Board, as of the following times: (a) the acquisition of an additional Interest by any new or existing Member in exchange for more than a de minimis capital contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an Interest; and (c) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (a) and (b) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic rights of the Members in the Company;
(3) The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the Board; and
(4) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and section 6.5 hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection 6.8(h)(4) to the extent the Board determines that an adjustment pursuant to subsection 6.8(h)(2) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection 6.8(h)(4).
If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsections 6.8(h)(1), 6.8(h)(2) or 6.8(h)(3) such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.
SECTION 7. OBLIGATIONS OF MEMBERS
SECTION 7.1 Related Party Transactions. No transaction or contract to which the Company is or may be a party shall be void, voidable or a breach of fiduciary duty for reason that any Member, or any Affiliate of the Member, is a party thereto. The Company is expressly permitted to enter into transactions with any Affiliates, Affiliates of Members or other Persons in which the Company or its Affiliates have an ownership or investment interest or that have an Interest in the Company, provided that the terms of the transactions are not less favorable to the Company than the terms generally governing comparable transactions between unrelated parties in the geographic area in which the Company is located. Additionally, the Company may obtain loans from its Members which are commercially reasonable. Each Member acknowledges that the Company and the Members, or Affiliates thereof, may enter into certain service agreements with respect to the Business pursuant to which the Member or Affiliate thereof shall be entitled to certain compensation as set forth in such agreement. The Company is authorized to enter into the Affiliation Agreement, Employee Leasing Agreement, Management Agreement and Cash Management Agreements. Except for the Affiliation Agreement, Management Agreement, and Cash Management Agreements, or agreements which comport with the first three sentences of this section 7.1, the related party agreements and any amendments thereto must be approved by the supermajority vote of the Board, as set forth in section 3.9.
SECTION 7.2 Business Activities of Members. Each Member and its Affiliates may engage in other business activities without liability or accounting to the Company. Each Member may participate in other preferred provider organizations, health maintenance organizations or other health care provider businesses, as long as such participation does not preclude the Member from complying with the requirements of the Business and does not violate section 7.3. It shall not be deemed a breach of any Member’s duty of loyalty to the Company for that Member to pursue, for that Member’s own benefit, any opportunity outside the Area (as defined in section 7.3).
SECTION 7.3 Non-Compete Restriction. Each of the Members agree that from the date of this Agreement until the later of (i) a date when Quorum, Clinic and Summa and their Affiliates are no longer Members, or (ii) twelve months after any termination of the Affiliation Agreement, each of Quorum, Clinic and Summa hereby grant the Company a right of first refusal to develop, acquire or operate all new ventures, enterprises, undertakings or business proposals (other than entering into a non-exclusive provider agreement with a physician) of any kind (a “Proposed Venture”) proposed to be developed, acquired or operated by either Quorum or its Affiliates or Clinic or its Affiliates or Summa or its Affiliates wherein the facilities of such Proposed Venture are to be located within an area (the “Area”) within a five (5) mile radius of the facilities of the Company at 400 Austin Avenue, N.W., Massillon, Ohio but excluding the area presently constituting the contiguous main campus of Altman Hospital located at 2600 Sixth Street, S.W., Canton, Ohio; provided, that if Quorum, Clinic or Summa or any of their Affiliates acquire or enter into a joint venture or similar arrangement with an acute care hospital or health system based primarily outside the Area the foregoing right of first refusal shall not apply to existing facilities of the acquired entity or system which are already located in the Area as of the date of such acquisition, joint venture or similar arrangements if the acquiring party shall have undertaken reasonable efforts to cause such existing facilities in the Area to be reasonably offered to the Company and such efforts shall have been unsuccessful. The foregoing notwithstanding, “reasonable efforts” shall not include any action by the acquiring party which, in the reasonable judgment of such party, is reasonably anticipated to impair consummation of an acquisition, joint venture or similar arrangement or require any material concession by such party in the negotiations therefore. Each of the Members represent and warrant that with respect to that party and its Affiliates it does not directly or indirectly own or operate any business facilities of any kind within Stark County except that owned by the Company.
(a) Venture Offer. Prior to developing, acquiring or operating any Proposed Venture that is subject to the terms of this section 7.3, Quorum, Clinic or Summa, as applicable, shall give to the Members and Company written notice (the “Venture Notice”) which shall include a detailed description of the Proposed Venture and an offer (the “Venture Offer”) to the Company to develop, acquire or operate the Proposed Venture.
(b) Venture Period. The Venture Offer shall be irrevocable for a period ending at 11:59 p.m., local time at the Company’s principal place of business, on the thirtieth (30th) day following the day the Members and Company receive the Venture Notice (the “Venture Period”).
(c) Acceptance of Venture Offer. At any time during the Venture Period, the Board may accept or waive the Company’s right to accept the Venture Offer on behalf of the Company by giving written notice of such acceptance or waiver to Quorum, Clinic or Summa, as applicable.
(d) Failure to Accept First Refusal Offer. If the Venture Offer is not accepted by the Company in the manner provided herein, Quorum, Clinic or Summa, as applicable, may commence the development, acquisition or operation of the Proposed Venture (but it shall be limited solely to the matters and pursued in the manner described in the Venture Offer) at any time within three months after the last day of the Venture Period. If the Proposed Venture is not commenced within the preceding time period, Quorum, Clinic or Summa, as applicable, will be required to make a new Venture Offer before commencing the Proposed Venture.
SECTION 7.4 Expenses. With respect to Company approved activities, each Member shall be reimbursed by the Company for all reasonable and necessary expenses approved in advance by the Company and directly and reasonably incurred by it as a Member in the conduct of any Company business; provided that the Member shall submit reasonable documentation to the Board with respect to such expenses prior to receiving any reimbursement thereof.
SECTION 7.5 Compensation. Except for the fees paid to Quorum or an Affiliate of Quorum pursuant to agreements complying with section 7.1, or with the supermajority vote of the Board, no Member or Affiliate thereof shall be entitled to any salary or other compensation from the Company. The compensation for each Member shall be the Cash Available for Distribution under this Agreement and any payment made pursuant to the agreements between the Company and the Member or Affiliate thereof.
SECTION 7.6 Company Property. All real or personal property acquired by or contributed to the Company shall be Company property and title shall be held in the name of the Company. No Member individually shall have any beneficial ownership of such property or the right to have any such property partitioned. No Company property shall be withdrawn or otherwise distributed to any Member unless the Board determines such property is not needed in the operation of the Company, and the distribution shall not impair the solvency of the Company. In such event, unless otherwise agreed upon by the vote of the Members, the Company property shall be distributed to each Member in the proportion of each Member’s respective interest in the Company determined as if an Event of Termination had occurred where the Company had disposed of the Company property at its fair market value as of the date of the distribution of the Company property and had distributed its remaining assets pursuant to section 10.

SECTION 7.7 Status of Company for Tax Purposes. The Members intend that the Company be classified as a partnership for federal income tax purposes. The Members shall be under a continuing obligation to perform their duties and responsibilities under this Agreement in light of such intention, and the Company shall do any and all things and acts necessary or appropriate to maintain such classification. The Members understand and acknowledge that the Company shall be treated as a partnership for all Delaware and Ohio state and local taxes if the Company is so classified for federal income tax purposes. Any provisions required by Rev. Proc. 95-10 as it may be amended, supplemented or superseded to be expressly included in this Agreement with respect to a manager-managed (as opposed to a member-managed) limited liability company in order for the Company to be taxed as a partnership and not otherwise set forth herein are hereby expressly incorporated herein by reference. The Company shall do any and all things and acts reasonably necessary or appropriate in order to prevent the Company from becoming a “publicly traded partnership” within the meaning of Section 7704 of the Code and the Regulations thereunder.
SECTION 7.8 Net Worth Representation. After making its initial Capital Contribution as described in section 4.3 hereof, and as of the date of this Agreement, the assets of the Assuming Member (other than its interest in, or claims against, the Company and any other partnerships or limited liability companies in which the Assuming Member owns an interest) shall have an aggregate value exceeding the Assuming Member’s aggregate liabilities, both the assets and liabilities being recorded and reported as required by Rev. Proc. 72-13 (such assets less such liabilities being hereinafter referred to as “Net Worth”), by an amount equal to no less than the amount of Net Worth required of such Assuming Member in order to satisfy the requirements applicable to “manager-managed” limited liability companies under Rev. Proc. 95-10.
SECTION 8. ACCOUNTING
SECTION 8.1 Books and Records. The books and records of the Company shall be kept in sufficient detail to determine the Profit and Loss and the Federal income tax items of the Company for each period for which an allocation is to be made pursuant to this Agreement. The Company shall also keep such books and records in sufficient detail so as to permit preparation of financial statements in accordance with generally accepted accounting methods and principles of such period. Such books and records and financial statements together with any other records and documents required to be made available by the Company for inspection under the Act shall be maintained at the principal office of the Company. Such documents shall be open for inspection and examination, copying, verification or audit thereof by any Member or its duly authorized representative, at the expense of such Member. The Company shall cooperate with any Member in any such reasonable inspection, examination, verification or audit.
SECTION 8.2 Accounting Period and Basis. The accounting period and taxable year of the Company shall be the period specified in section 6.1. The Company shall prepare all financial statements on the accrual method of accounting or such other reasonable accounting method selected by the Board.

SECTION 8.3 Tax Matters Partner. Quorum shall act as the Tax Matters Partner as defined in section 6231(a)(7) of the Code. The Company shall provide the Members with a copy of all correspondence and shall keep the Members reasonably informed of any audit, administrative or judicial proceedings involving the potential adjustment at the Company level of any item required to be taken into account by the Members for purpose of Federal income taxation. If any controversy develops with the Internal Revenue Service or any other taxing authority involving the Company, either directly or indirectly, the Board may in respect thereof incur expenses on behalf of the Company which it deems necessary and advisable in the interest of the Company including, without limitation, attorneys’ and accounting fees. The Tax Matters Partner may execute or agree to a settlement or compromise of such controversy, waive or extend the statute of limitation, choose the forum for litigation and file amended tax returns only with the consent of the Board.
SECTION 8.4 Tax Elections. The Board shall have the responsibility for making (and revoking) all tax elections on behalf of the Company (and which are to be made by the Company as opposed to the Members) under the Code.
SECTION 9. LIMITATIONS UPON TRANSFER
SECTION 9.1 Admission of New Member. A new Member may be admitted only upon the vote of the Board and shall be effective only if:
(a) Approval. The admission of the new Member satisfies the membership criteria established by the Board from time to time;
(b) Capital Contribution. The proposed new Member has paid in the Initial Capital Contribution in accordance with section 4.3(a) or contributed property, services or other items equivalent thereto and deemed adequate by the Board;
(c) Assumption. The proposed new Member shall have agreed in writing to assume all obligations as a Member under, and to be bound by, this Agreement; and
(d) Documents. The proposed new Member shall have executed such documents as the Company may reasonably require for effecting such admission.
(e) Preemptive Rights. Clinic and Summa shall have received an opportunity to maintain their respective Percentage Share by purchasing a pro rata portion of any new Units issued by the Company, which right shall be exercised within 10 days of notice to Clinic and Summa on the terms and conditions contained in such notice.
SECTION 9.2 Resignation. No Member may resign as a Member from the Company except with the written consent of the other Members. The resignation of the Member shall be treated as a Voluntary Transfer and offer to sell the Interest of such Member as provided in section 9.5.
SECTION 9.3 Voluntary Transfer. Except as provided in section 9.5, no Member may make a Voluntary Transfer of the whole or any portion of its Interest, without the supermajority vote of the Board pursuant to section 3.9. Any Voluntary Transfer in violation of this section 9.3 shall be treated as a resignation by such Member and an offer to sell the Interest of such member as provided in section 9.5.
SECTION 9.4 Involuntary Withdrawal. Upon the Involuntary withdrawal of any Member, the Company shall be dissolved unless within 90 days thereof Quorum, Clinic and Summa (or Members holding a majority of all Interests in the Company if Quorum, Clinic and Summa do not collectively hold a majority in Interests (as such phrase is defined in Revenue Procedure 94-46) in the Company) elect to continue the business of the Company. The Involuntary Withdrawal of the Member shall be treated as an offer to sell the Interest of such Member as provided in section 9.6. In the event the remaining Members do not purchase the Interest of the withdrawing Member and continue the business of the Company upon the Involuntary Withdrawal of a Member, the successor in interest may, upon the written consent of the other Members, become a transferee with respect to the Interest of the Member with the rights set forth in section 9.8.
SECTION 9.5 Purchase Right. Subject to the provisions of subsection (d) of this section 9.5, upon the Voluntary Transfer by a Member (“Selling Member”), the other Members (“Purchasing Members”) shall have the right to purchase (“Purchase Right”) the Interest of the Selling Member as provided in this section 9.5. Any purported Voluntary Transfer other than pursuant to this Agreement is null and void and the Company shall not give any effect to any such attempted Voluntary Transfer. The terms of the Purchase Right are as follows:
(a) Offer By Selling Member. In the event a Selling Member desires to make a Voluntary Transfer, it shall make an offer in writing to the Purchasing Members (the “Offer”), and the Offer shall include: (i) a statement of the Selling Member’s intention to make a Voluntary Transfer, (ii) the name(s) and address(es) of the prospective third party transferee(s), (iii) the number of Units involved in the proposed third party transaction, and (iv) the full terms and conditions of the transaction (which shall include, but not be limited to, a detailed description of the transaction, including the names and addresses of all parties thereto, and the price, time, method and other conditions of payment), including a true copy of the bona fide written offer presented to the Selling Member by the prospective third party transferee(s) (the “Third Party Offer”).
(b) Acceptance of Offer. The Purchasing Members may, at each of their option, provide a written notice to the Selling Member of their acceptance of the Offer within 60 days of the date the Purchasing Members received the Offer. If the Offer is not accepted by all Purchasing Members, then any accepting Purchasing Member shall have the right to purchase all of the remaining Units involved in the Offer within the succeeding 15 day period. If not all of the Units described in the Offer have been accepted in the fashion described above, the Offer shall be deemed not accepted by any Purchasing Members. If there is more than one Purchasing Member, the Purchasing Members shall be entitled to purchase pursuant to the Offer in proportion to their respective Percentage Share of Units at the time of the Offer. If the Offer is not accepted, the Selling Member may make a bona fide Voluntary Transfer to the third party transferee named in the statement attached to the Offer but only in strict accordance with the Third Party Offer.

(c) Purchase Price Determination. The purchase price and the terms and conditions subject to the Offer shall be the same as set forth in the Third Party Offer. The closing of the purchase shall take place at the principal office of the Company and shall occur within 30 days of acceptance of the Offer. At closing, the purchase price shall be paid in accordance with the manner set forth in the Third Party Offer, provided that if the Third Party Offer includes any consideration other than cash, the Purchasing Member(s), at their option, may pay in cash the fair market value of such non-cash consideration.
(d) Exceptions. The provisions of this section 9.5 are subject to and only arise to the extent that they are not in conflict with (and the rights are subordinate to) any provisions in the Purchase Agreement. The following sales shall be exempt from the provisions of sections 9.3 and 9.5: (i) sale of Interests to physicians practicing within the marketplace served by the Company who are members of the medical staff of the Company’s hospital; (ii) any Voluntary Transfer by Quorum of up to an aggregate maximum of ten percent (10%) of the Units beneficially owned by Quorum; (iii) a bona fide pledge and bona fide foreclosure or transfer in lieu of foreclosure and transfer thereafter, and (iv) any transfer by Quorum of its Units to one of its Affiliates provided that such Affiliate agrees to be bound hereby.
SECTION 9.6 Purchase Option. Clinic and Summa (“Purchasers”) shall have the option to purchase (“Change In Control Option”) the Interest of Quorum for a price and upon the terms set forth in this section 9.6. Additionally, upon the Involuntary Withdrawal of a Member (the “Selling Member”) the other Members (“Purchasing Members”) shall have the right (the “Involuntary Withdrawal Option”) to purchase the Interest of the Selling Member for a price and upon the terms set forth in this section 9.6.
(a) Exercise. The Change In Control Option and Involuntary Withdrawal Option may be exercised by the Purchasers as follows:
(i) Change of Control. In the event of a Change In Control, as defined herein, of Quorum Health Group, Inc. (“QHG”) in which a Competitor, as defined herein, acquires control of QHG, the Purchasers may exercise the Change In Control Option by giving written notice to Quorum at any time during the 20 day period following a Change In Control of QHG. For purposes of this section 9.6, a “Change In Control” of QHG shall be deemed to have occurred upon the happening of any event, transaction or series of transactions (including, without limitation, a purchase of outstanding or newly issued voting securities, merger, consolidation or business combination) that results in a Competitor increasing its ownership of voting securities of QHG (or an entity that owns fifty percent (50%) or more of the voting securities of QHG) to be in excess of fifty percent (50%) of all outstanding voting securities of QHG (or an entity that owns fifty percent (50%) or more of the voting securities or QHG) as of such date. For purposes of this section 9.6, “Competitor” means Columbia/HCA Healthcare Corporation, University Hospitals of Cleveland and any entity which succeeds to ownership of 50% or more of the voting securities or all or substantially all of the assets of such entities.
(ii) Involuntary Withdrawal. The Purchasing Members may, at each of their options, provide written notice to the Selling Member suffering an Involuntary Withdrawal of their intention to exercise their Involuntary Withdrawal Option as provided in this section 9.6 within 15 days of the date the Purchasing Members receive notice of the event of Involuntary Withdrawal. If there is more than one Purchasing Member, the Purchasing Members shall be entitled to purchase in accordance with their respective Percentage Share of Units at the time of the written notice to the Selling Member.
(iii) Exceptions. The provisions of this section 9.6 are subject to and only arise to the extent that they are not in conflict with (and the rights are subordinate to) any provisions in the Purchase Agreement.
(b) Purchase Price Determination. Within 20 days of the date of the exercise of a Change In Control Option or Involuntary Withdrawal Option, the affected Members shall mutually agree upon a purchase price for the Interest being sold. If the affected Members are unable to mutually agree upon a purchase price, the affected Members shall mutually select a disinterested appraiser to evaluate the Business and determine the fair market value of the Business. If the affected Members cannot select an appraiser, then the American Arbitration Association shall be petitioned to designate an appraiser. The cost of the appraisal and any necessary arbitration shall be paid one-half by the seller and one-half by the purchasers. The appraiser shall provide a written notice (“FMV Notice”) to each affected Member of its determination of the fair market value, which determination shall be binding upon the affected Members. The purchase price for the Interest being acquired pursuant to this section 9.6 shall then be the product of (i) the fair market value of the Business pursuant to the FMV Notice multiplied by (ii) the Percentage Share of Quorum or the Selling Member, respectively.
(c) Closing. The closing of the purchase pursuant to this section 9.6 shall take place at the principal place of business of the Company as such time and during reasonable business hours on such day as designated by the Purchasers or Purchasing Members, provided that such closing shall not be later than 10 days after the purchase price has been determined in accordance with section 9.6(b). Unless otherwise agreed by the Members, the purchase price shall be payable in cash.
SECTION 9.7 Required Return. In the event the Affiliation Agreement expires without being renewed or is terminated for any reason other than termination by Quorum without cause and Company is not participating in a successor agreement or arrangement similar to the Affiliation Agreement which is otherwise acceptable to Company as granting comparable benefits in Company’s sole discretion, then the Interest of Summa and Clinic shall be deemed immediately transferred to Quorum, Inc. or its assigns and Summa and Clinic shall no longer have any rights or interest in the Company, under this Agreement or otherwise. In addition, in the even of a “Partial Termination” of the Affiliation Agreement (as defined in section 3.3 of the Affiliation Agreement) by Clinic or the Company, then Clinic’s Interest shall be deemed immediately transferred to Quorum, Inc. or its assigns and Clinic shall no longer have any rights or interest in the Company, under this Agreement or otherwise.
SECTION 9.8 Rights of Substitute Member. Unless admitted as a substitute Member pursuant to this section 9.8, any transferee of a Member shall not be entitled to any other rights or privileges of a Member, including without limitation, any rights to inspect Company records or have representatives on the Board. If such transferee is not admitted as a substitute Member, then the rights attributed to the Interest held by the transferee shall not be deemed allocated or otherwise be deemed outstanding for any provision of this Agreement. A transferee of an Interest pursuant to any transfer in accordance with the provisions of this Agreement shall succeed to the Capital Account representing the transferred Interest. A transferee of the whole or any portion of any Interest of a Member shall become a substitute Member with respect to such Interest only if:
(a) Approval. The admission of the substitute Member has been approved by the vote of the Board.
(b) Request. The transferring Member shall have forwarded to the Company a request for admission of the substitute Member, duly executed by the transferring Member and the proposed substitute Member.
(c) Assumption. The proposed substitute Member shall have agreed in writing to assume all obligations of it as a Member under, and to be bound by, this Agreement.
(d) Documents. The transferring Member and the proposed substitute Member shall have executed such documents as the Company may reasonably require for effecting such substitution.
(e) Payment. The transferring Member shall have paid or caused to be paid all costs related to such transfer, including legal fees and other expenses incurred by the Company.
SECTION 9.9 Restrictions on Sale or Exchange. The Interests have not been registered under the Securities Act of 1933, as amended, but were issued pursuant to an exemption from such registration. Notwithstanding any provisions to the contrary in this Agreement, no reoffers, reoffers for sale, resale or transfer of the Interests may be made except pursuant to an exemption from such registration under the Securities Act of 1933 and applicable state law evidenced by an opinion of counsel in form and by counsel reasonably satisfactory to the Board. Furthermore, no transfer may be except upon receipt of an opinion of counsel in form and by counsel reasonably satisfactory to the Company that the ownership of the Interest by the assignee shall not violate either the Medicare fraud and abuse statute or the federal, Delaware or Ohio Stark Bill.
SECTION 9.10 Sale of Assets. In the event the Company desires to sell all or substantially all of its assets to a Competitor (as defined in section 9.6(a)(1)) each of Clinic and Summa shall have the right to purchase (“Right of Refusal”) such assets as provided in this section 9.10. The terms of the Right of Refusal are as follows:
(a) Offer By Company. In the event Company desires to sell all or substantially all of its assets to a Competitor, it shall make an offer in writing to each of Clinic and Summa (the “Offer”), and the Offer shall include: (i) a statement of the Company’s intention to sell all or substantially all of its assets to a Competitor, (ii) the name(s) and address(es) of the prospective third party purchaser(s), (iii) a brief description of the assets involved in the proposed third party transaction, and (iv) the full terms and conditions of the transaction (which shall include, but not be limited to, a detailed description of the transaction, including the names and addresses of all parties thereto, and the price, time, method and other conditions of payment), including a true copy of the bona fide written offer presented to the Company (or third party transferee(s)) by the prospective third party transferee(s) (or the Company) (the “Third Party Offer”).
(b) Acceptance of Offer. Clinic and Summa may, at each of their option, provide a written notice to the Company of their acceptance of the Offer within 60 days of the date Clinic or Summa received the Offer. If the Offer is accepted by both Clinic and Summa, then Clinic and Summa shall provide written notice to the Company within 5 days advising the Company which of them will purchase the assets subject to the Third Party Offer or whether they will jointly purchase the assets subject to the Third Party Offer. If such notice is not timely given, the Offer shall be deemed to be rejected by Clinic and Summa. If the Offer is not accepted, the Company may sell the assets to the third party transferee named in the statement attached to the Offer in accordance with the Third Party Offer.
(c) Purchase Price Determination. The purchase price and the terms and conditions subject to the Offer shall be the same as set forth in the Third Party Offer. The closing of the purchase shall take place at the principal office of the Company and shall occur within 30 days of acceptance of the Offer. At closing, the purchase price shall be paid in accordance with the manner set forth in the Third Party Offer, provided that if the Third Party Offer includes any consideration other than cash, the purchaser, at its option, may pay in cash the fair market value of such non-cash consideration.
SECTION 10. DISSOLUTION
SECTION 10.1 Event of Termination. The Company shall continue until terminated upon the happening of any one of the following events:
(a) Term. Expiration of term of the Company that ends December 31, 2046.
(b) Consent. The vote of the Board to terminate the Company.
(c) Involuntary Withdrawal. The Involuntary Withdrawal of a Member, unless the remaining Members elect continue the Company pursuant to section 9.4.
(d) Sale of Business. The sale or disposition of all or substantially all of the Business.
Upon termination of the Company pursuant to this section 10.1, the company business shall be terminated, its liabilities discharged, its property distributed as hereinafter described, and the Company shall be liquidated. A reasonable period of time shall be allowed for the orderly termination of the business, discharge of its liabilities, and distribution of its remaining cash and other property as Final Distribution Proceeds pursuant to section 5.2.
SECTION 10.2 Winding Up. Upon an Event of Termination, for purposes of the termination of the Company business, discharge of its liabilities, and distribution of its remaining property, the Board shall have the exclusive power and authority to act on behalf of the Company, to terminate the Company business, to sell and convey any property of the Company for such consideration and upon such terms and conditions as the Board reasonably deems appropriate, to discharge the Company’s liabilities, to set up and maintain all cash and other reserves permitted pursuant to section 5.3 and to apply all Company property as provided in this section 10.2. The Board shall apply all Company property to pay, or to provide the reserves as then set up and maintained pursuant to section 5.3 for payment of, all expenses of liquidation and to satisfy all liabilities and obligations of the Company as provided by the Act, and then distribute any remaining cash and other property as Final Distribution Proceeds pursuant to section 5.2.
SECTION 10.3 Distribution to Liquidating Trust. In the discretion of the Board assets otherwise distributable to the Members (or assignees) pursuant to section 10.2 may be distributed to a liquidating trust established for the benefit, and upon the agreement, of all Members (and assignees) for purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or potential liabilities or obligations of the Company. The term of such trust may extend beyond the existence of the Company, and any such extended term shall not be an extension of the Company’s existence. All assets of any such trust remaining upon the termination thereof shall be distributed to the Members (and assignees) in the same proportions as such assets would have otherwise been distributed to the Members by the Company.
SECTION 10.4 Restoration of Deficit Capital Account. In the event Clinic or Summa, following an Event of Termination, has a deficit in its Capital Account as a result of a distribution previously made pursuant to section 5, then Clinic or Summa, respectively, shall be obligated to pay to the Company an amount equal to such deficit. In the event the Assuming Member, following an Event of Termination, has a deficit in its Capital Account, then the Assuming Member shall be obligated to pay to the Company an amount equal to such deficit. Any Member required to so contribute shall contribute the amount of such deficit within 30 days of a request for such payment from the Board. No Member other than the Assuming Member, Clinic and Summa shall have any liability for restoration of any negative Capital Account balance, and the Assuming Member, Clinic and Summa shall have no liability for restoration of any other Member’s negative Capital Account Balance.
SECTION 11. MISCELLANEOUS
SECTION 11.1 Notices. All notices shall be in writing and shall be sent by (i) personal delivery; (ii) first class mail, postage prepaid; (iii) national overnight courier; or (iv) telecopier, with telephone confirmation. Notice shall be deemed given on the day such notice is delivered to the recipient or, with respect to any mailing, two days after such notice is deposited in the mail. Unless otherwise specified by a notice to the Company all notices shall be given or made upon the Members at the address (or telecopy number) set forth in the records of the Company or as they may be changed from time to time by written notice.
SECTION 11.2 Amendment. This Agreement may be amended in whole or part in a writing approved by the supermajority vote of the Board pursuant to section 3.9. However, no amendment may reduce any right under this Agreement of any transferee of an Interest, including any right attributable to such Interest to participate in allocations or distributions, without the consent of the transferee.
SECTION 11.3 Construction, The following shall be applicable in interpreting and construing the terms of this Agreement:
(a) Complete Agreement. This Agreement contains the entire agreement among the parties and supersedes any prior understandings or agreements between them respecting the subject matter hereof. This Agreement may be executed in several counterparts, and each executed counterpart shall be considered as an original of this Agreement.
(b) Binding. This Agreement shall be binding upon and inure to the benefit of the parties, their respective heirs, personal representatives, successors and permitted assigns.
(c) Interpretation. The captions at the beginning of the sections of this Agreement are not part of the context hereof, but are merely labels to assist in locating and reading those sections and shall be ignored in construing this Agreement. Each exhibit and schedule referred to in this Agreement is incorporated by reference.
(d) Governing Law. This Agreement shall be governed by, and construed pursuant to, the laws of the State of Delaware. Each provision of this Agreement is severable from every other provision of this Agreement.
SECTION 11.4 Rights of Third Parties. This Agreement is expressly intended by the parties to benefit at any time solely those persons who at that time are Members pursuant to the provisions of this Agreement and not any other persons including without limitation any creditors of, or other persons claiming through, the Company. This Agreement shall be enforceable, and proceedings to remedy any breach of this Agreement shall be brought, solely by any one or more of the Members or the legal representatives thereof. By way of illustration and not in limitation of the foregoing, the obligation by any Member (other than the Assuming Member) to make capital contributions or to restore any negative balance in a Capital Account is for the benefit solely of the Members and shall not be enforceable by any creditor of, or other person claiming through, the Company.
SECTION 11.5 Business Rights. Under the asset purchase agreement and related agreements executed at closing thereof (collectively, the “purchase agreement”) between the Company and Doctors Hospital, Inc. of Stark County and Comp Care, Inc. (“hospital”) certain rights have been granted to the hospital. In addition, the Company has entered into the Affiliation Agreement, Management Agreement, Cash Management Agreements and Employee Leasing Agreement that imposes certain restrictions and requirements on the Company. The Members each acknowledge that the rights granted under all of these agreements are enforceable against the Company.
SECTION 11.6 Waiver of Action for Partition. Each Member (and assignee) irrevocably waives, during the term of the Company, any right that he may have to maintain any action for partition with respect to the Company and its property.

SECTION 11.7 Survival of Provisions. Whenever possible, each provision and term of this Agreement shall be interpreted in such manner as to be valid and enforceable; provided that in the event any provision or term of this Agreement should be determined to be invalid or unenforceable, all other provisions and terms of this Agreement and the application thereof to all persons and circumstances subject thereto shall remain unaffected to the extent permitted by law.
SECTION 11.8 Arbitration of Disputes. The parties hereto agree that they shall seek to resolve any and all disputes arising under this Agreement or the documents delivered pursuant hereto or otherwise relating to the transactions contemplated hereby in an amicable and businesslike manner through informal discussions. In the event such informal discussions have not produced a resolution of such dispute within fifteen (15) days of commencing such informal discussions, then either party may initiate arbitration proceedings with respect to the dispute. The parties hereby agree that any such arbitration shall be final and binding upon the parties, to the fullest extent permitted by law. Such arbitration proceedings shall be conducted in the State of Ohio and in accordance with the National Health Lawyer’s Association Alternative Dispute Resolution Procedures as then in effect.
SECTION 11.9 Recognition of Non-Profit and Exempt Status of Clinic and Summa. The parties hereby acknowledge that (i) Clinic and Summa are tax-exempt organizations pursuant to section 501(c)(3) of the Code and nonprofit corporations under Ohio law and (ii) it is intended that the organization and operation of the Company shall not adversely affect their status as such. Taxation of income received by Clinic or Summa pursuant to this Agreement shall not be deemed to affect such status. Accordingly, the parties agree that, if any action proposed to be taken by the Company shall reasonably be expected to adversely affect the status of either the Clinic or Summa and Clinic or Summa shall have provided Quorum a written description and analysis of the adverse affect, the Members shall attempt, in good faith, to take such action (or refrain from taking such action) as shall be necessary to avoid adversely affecting such status; provided, however, that this section shall not require any Member to take any action (or refrain from taking any action) that is determined (in the reasonable discretion of such Member) to be adverse to its own economic or other interest.

SECOND AMENDED AND RESTATED
OPERATING AGREEMENT
OF
MASSILLON HEALTH SYSTEM, LLC
This Second Amended and Restated Operating Agreement of Massillon Health System, LLC, effective as of April 21, 2005 (this “Agreement”), is entered into by QHG of Massillon, Inc., an Ohio corporation, as the sole member of the Company (the “Member”).
WHEREAS, the Member desires to amend and restate the Amended and Restated Operating Agreement of the Company, adopted as of February 26, 1997.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the Member hereby agrees as follows:
1. Name. The name of the limited liability company is Massillon Health System, LLC (the “Company”).
2. Purpose. The purpose of, and the nature of the business to be conducted and promoted by the Company is, to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Delaware Limited Liability Company Act (6 Del. C. § 18-101. et. seq.), as amended from time to time (the “Act”), and to engage in any and all activities necessary or incidental to the foregoing.
3. Registered Office and Principal Office. The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The Principal Office of the Company shall be at 5800 Tennyson Parkway, Plano, Texas 75024, County of Collin, which shall also be the office at which Certificates for Interest of the Company are surrendered.
4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
5. Member and Capital Contribution. The name and the business address of the Member are set forth on Schedule A attached hereto and the amount of cash or other property contributed or to be contributed by the Member to the capital of the Company shall be listed in the books and records of the Company. The Officers (hereinafter defined) of the Company shall be required to update the books and records, and the aforementioned Schedule, from time to time as necessary to accurately reflect the information therein.
The Member shall not be required to make any additional contributions of capital to the Company, although the Member may from time to time agree to make additional contributions to the Company.

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6. Powers. The Company shall be managed exclusively by the Member (the “Managing Member”). The Managing Member shall have all powers necessary, useful or appropriate for the day-to-day management and conduct of the Company’s business including, if advisable, the power to delegate to agents pursuant to Section 18-407 of the Act. All instruments, contracts, agreements and documents providing for the acquisition, mortgage or disposition of property of the Company shall be valid and binding on the Company if executed by any of the officers of the Managing Member, or by any of the Officers of the Company. The Managing Member has determined that it is advisable to appoint the following officers of the Company, each of whom shall have the authority specified below and the authority to execute and deliver on behalf of the Company any documents that such officers deem necessary in furtherance of the purposes of the Company set forth above.
The officers of the Company (each an “Officer”) shall consist of a President, one or more Vice Presidents (who may be designated as Executive or Senior Vice Presidents), a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, a General Counsel and one or more Associate General Counsels. The Managing Member shall have the right and power to remove and replace any Officer with or without cause and, in general, shall be vested with full power, control and discretion over the appointment of Officers subsequent to the date hereof. As of the date hereof, the Managing Member hereby appoints the Officers set forth on Exhibit B hereto; and each person who may previously have been designated as an agent or officer of the Company is hereby removed from such office or designation, except to the extent such person shall have been re-appointed to such office as shown on Exhibit B.
The powers and duties of the Officers shall be as follows:
The President. The President shall have, subject to the supervision, direction and control of the Managing Member, the general powers and duties of supervision, direction and management of the affairs and business of the Company usually vested in the president of a corporation, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Company.
The Vice Presidents. Each Vice President (including Vice Presidents designated as Executive or Senior Vice Presidents) shall have such powers and perform such duties as may from time to time be assigned to him or her by the Managing Member or the President.
The Secretary and the Assistant Secretaries. The Secretary (or any Assistant Secretary, if at the direction of the Secretary, or in his or her absence) shall attend meetings of the Company and record all votes and minutes of all such proceedings in a book kept for such purpose. He or she shall have all such further powers and duties as generally are incident to the position of a secretary of a corporation or as may from time to time be assigned to him or her by the Managing Member or the President.
The Treasurer and Assistant Treasurers. The Treasurer (or any Assistant Treasurer, if at the direction of the Treasurer, or in his or her absence) shall have custody of the Company’s funds, cash, securities and other property and shall keep full and accurate

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accounts of receipts and disbursements in books belonging to the Company and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Treasurer. The Treasurer shall have such other powers and perform such other duties that generally are incident to the position of a treasurer of a corporation or as may from time to time be assigned to him or her by the Managing Member or the President.
The Controller. The Controller shall maintain adequate records of all assets, liabilities, income, expenses and transactions of the Company and shall see that adequate audits thereof are currently and regularly made. The Controller shall have such other powers and perform such other duties that generally are incident to the position of a controller of a corporation or as may from time to time be assigned to him or her by the Managing Member or the President.
The General Counsel and Associate General Counsel. The General Counsel (or any Associate General Counsel, if at the direction of the General Counsel, or in his or her absence) shall be the chief legal officer of the Company. The General Counsel shall have such powers and perform such duties that generally are incident to the position of a general counsel of a corporation or as may from time to time be assigned to him or her by the Managing Member or the President.
7. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of the Member or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.
8. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.
9. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.
10. Resignation. The Member shall not resign from the Company (other than pursuant to a transfer of the Member’s entire limited liability company interest in the Company to a single substitute member, including pursuant to a merger agreement that provides for a substitute member pursuant to the terms of this Agreement) prior to the dissolution and winding up of the Company.
11. Assignment and Transfer. The Member may assign or transfer in whole but not in part its limited liability company interest to a single acquirer. In addition, to effectively transfer an interest in accordance with this Agreement, the relevant Certificate for Interest or Certificates for Interest must be surrendered or presented at the Company’s principal office. Whenever any such Certificate for Interest is so surrendered or presented for transfer, if such transfer otherwise complies with and satisfies the terms of this Agreement, the Managing Member or an Officer shall cause one or more new Certificates for Interest to be issued by the Company in the name of the designated transferee. All Certificates for Interest presented or surrendered for transfer shall be canceled or destroyed by the Managing Member or an Officer. By acceptance of a Certificate for Interest, each transferee shall be deemed to have agreed to be bound by this Agreement.

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Every Certificate for Interest presented or surrendered for transfer shall be duly endorsed and be accompanied by a written instrument of transfer duly executed by the assignor and the assignee thereof substantially in the form attached hereto as Exhibit C or in a form otherwise reasonably satisfactory to the Managing Member.
12. Admission of Substitute Member. A person who acquires the Member’s entire limited liability company interest by transfer or assignment shall be admitted to the Company as a member upon the execution of (x) this Agreement or a counterpart of this Agreement or (y) an instrument substantially in the form attached hereto as Exhibit C or in a form otherwise reasonably satisfactory to the Managing Member pursuant to which such person agrees to be bound by the provisions of this Agreement and thereupon shall become the “Member” for purposes of this Agreement.
13. Liability of Member, Managers or Officers. Neither the Member, any manager nor any Officer shall have any liability for the obligations or liabilities of the Company except to the extent provided herein or in the Act.
14. Indemnification. To the fullest extent permitted by the Act the Company shall indemnify and hold harmless each manager, Officer, and the Member and their respective partners, shareholders, officers, directors, managers, employees, agents and representatives and the partners, shareholders, officers, directors, managers, employees, agents and representatives of such persons.
15. Certificate(s) for Interest. The interests in the Company of the members shall be evidenced by certificates in the form of Exhibit D hereto, with such changes thereto as may be approved by the Managing Member (the “Certificates for Interest”); provided, however, that nothing contained herein shall be deemed to affect the validity of any Certificate for Interest that may be outstanding on the date of this Agreement. The Certificates for Interest shall constitute “securities” and “certificated securities” governed by, and within the meaning of, Article 8 of the Uniform Commercial Code (as in effect from time to time in the State of Delaware and any other applicable jurisdiction).
Upon receipt of written notice or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Certificate for Interest and, in the case of any such loss, theft or destruction, upon receipt of the Member’s unsecured indemnity agreement, or in the case of any other holder of a Certificate for Interest or Certificates for Interest, other indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender or cancellation of such Certificate for Interest, the Managing Member, on behalf of the Company, will make and deliver a new Certificate for Interest, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Certificate for Interest.
The Company shall cause to be kept at the Company’s principal office an accurate ledger in which the Managing Member shall provide for the issuance and registration of interests in the Company and any transfers of them, which such ledger shall constitute conclusive evidence as to the identity of the Members. The Company shall update such ledger from time to time as may be necessary to reflect the issue of any interests and the assignment of such interests.

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16. Amendment. This Agreement may be amended from time to time with the consent of the Member.
17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
IN WITNESS WHEREOF, the undersigned has executed this Agreement effective for all purposes as of the date first above written.
QHG OF MASSILLON, INC.
By: /s/ Donald P. Fay
Donald P. Fay
Executive Vice President

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SCHEDULE A

Limited Liability
Member and Business Address	Company Interest
QHG of Massillon, Inc.	100%
5800 Tennyson Parkway Plano, Texas 75024

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EXHIBIT B
[List of Officers]

Name:	Title:
James D. Shelton	President

Michael J. Parsons	Executive Vice President

Donald P. Fay	Executive Vice President, General Counsel and Secretary

Daniel J. Moen	Executive Vice President

Burke W. Whitman	Executive Vice President

William L. Anderson	Senior Vice President

Thomas H. Frazier, Jr.	Senior Vice President

W. Stephen Love	Senior Vice President and Controller

James R. Bedenbaugh	Senior Vice President and Treasurer

Rebecca Hurley	Senior Vice President, Associate General Counsel and Assistant Secretary

James B. Shannon	Vice President

Karen Flinn	Vice President

Robert P. Frutiger	Vice President

Rosland F. McLeod	Vice President and Assistant Secretary

Holly J. McCool	Assistant Treasurer

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EXHIBIT C
Form of Assignment and Assumption Agreement
ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS AGREEMENT (this “Agreement”) is made and entered into between
(“Assignor”) and (“Assignee”), to be effective as of
RECITALS
WHEREAS, Assignor is the sole member in Massillon Health System, LLC, a Delaware limited liability company (the “Company”); and
WHEREAS, Assignor desires to transfer and assign its member interest in the Company (the “Member Interest”) to Assignee, and Assignee desires to accept the Member Interest.
NOW, THEREFORE, the parties agree as follows:
1. Assignment of Rights, Title and Interests. Assignor hereby assigns, transfers and conveys to Assignee, its successors and assigns, and Assignee hereby accepts, all of Assignor’s right, title and interest in and to Assignor’s Member Interest in the Company.
2. Assumption of Liabilities. As consideration for the transfer of the Member Interest pursuant to Section 1 above, Assignee hereby assumes all the liabilities and obligations of Assignor relating to the Member Interest, and accepts and agrees to be bound by the provisions of the Second Amended and Restated Operating Agreement of the Company, dated effective as of April 21, 2005, as such may be amended, restated or supplemented from time to time.
3. Deliveries. Each of Assignor and Assignee agrees, at any time and from time to time, upon the request of the other party, to do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all further documents necessary or desirable to effect and complete the transactions contemplated by this Agreement.
4. Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the matters provided for herein, and supercedes any previous agreements and understandings between the parties with respect to the subject matter of this Agreement.
5. Amendments. Any amendment to or waiver of any provision of this Agreement shall be in writing and executed by both parties hereto and their respective successors and assigns.
6. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
7. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together shall constitute one and the same instrument.

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8. Third Party Beneficiaries. This Agreement does not, and may not be deemed to, confer any right or remedy upon any person other than the parties to this Agreement and their respective successors and permitted assigns.
9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives to be effective as of the date first above written.
Assignor:
Assignee:

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EXHIBIT D
Form of Certificate for Interest
CERTIFICATE FOR INTEREST
IN
MASSILLON HEALTH SYSTEM, LLC
No.       [Date]
Massillon Health System, LLC, a Delaware limited liability company (the “Company”), hereby certifies that (the “Holder”) is the registered holder of 100% of the membership interests in the Company, which membership interests are represented by this Certificate. The rights and limitations of the membership interests evidenced hereby are set forth in the Second Amended and Restated Operating Agreement of the Company dated effective as of April 21, 2005, as amended from time to time (the “LLC Agreement”), the terms of which are incorporated herein by reference. Defined terms not otherwise defined herein shall have the meanings assigned to them in the LLC Agreement. Copies of the LLC Agreement are on file in the principal offices of the Company at 5800 Tennyson Parkway, Plano, Texas 75024.
The Holder, by accepting this Certificate, is deemed to have agreed to comply with and be bound by the limitations of the membership interests evidenced hereby, as provided in the LLC Agreement.
The membership interests of the Holder in the Company are transferable only in accordance with the LLC Agreement. This Certificate must, in the event of a transfer of all or any portion of the membership interests in the Company, be surrendered to the Company for cancellation, whereupon a replacement Certificate(s) will be issued to the transferee, in accordance with the provisions of the LLC Agreement.
THE MEMBERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS.
IN WITNESS WHEREOF, the undersigned has caused this Certificate for Interest to be executed on the date first above written
MASSILLON HEALTH SYSTEM, LLC
By

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EXHIBIT A
BYLAWS
OF
MASSILLON HEALTH SYSTEM LLC
RECITALS
Massillon Health System LLC (“Company”) has been formed for the purpose of developing and operating the Business. The purpose of these Bylaws is to establish the procedures and guidelines for governing the business of the Company by the Board. The Bylaws have been adopted by the Board pursuant to section 3.2 of the Operating Agreement (“Agreement”). In the event of any conflict or inconsistency between the provisions of the Agreement and these Bylaws, the provisions of the Agreement shall govern. Capitalized terms not otherwise defined in the Bylaws shall have the meaning set forth in the Agreement. These Bylaws may be amended from time to time by the Board as provided in the Agreement.
SECTION I. APPOINTMENT OF MANAGERS
SECTION 1.1 Appointment. Without the need for election, each Member shall appoint the following number of persons to serve as a Manager of the Company:
(a) Quorum shall appoint 5 individuals
(b) Clinic shall appoint 1 individual
(c) Summa shall appoint 1 individual
One of the persons to be appointed by each Member shall be the person who is then employed as a senior executive of the Member and each other Manager appointed by a Member shall be an employee of the appointing Member. Each Member shall give written notice to the Chair and President/CEO of the appointment of any Manager.
SECTION 1.2 Alternate Managers. Each Member shall have the right to appoint one or more persons to serve as an alternate Manager. The alternate Manager shall have the right to take the place of any absent Manager at any meeting of the Board with full authority to act in the place of the absent Manager. The Member shall give written notice to the Chair and President/CEO of the appointment of any alternate Manager.
SECTION 1.3 Resignations. Any Manager or alternate Manager may resign at any time by giving written notice to the Chair, President/CEO and the Member which appointed such person. A resignation shall take effect at the time specified therein, and, unless otherwise specified therein, shall become effective upon delivery. The acceptance of any resignation shall not be necessary to make it effective unless so specified in the resignation.

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SECTION 1.4 Removal. Any Manager or alternate Manager may be removed, with or without cause, at any time by the Member which appointed such person. The Member shall give written notice of such removal to the Chair and President/CEO.
SECTION 1.5 Vacancies. Only the Member which appointed the Manager or alternate Manager shall have the right to fill any vacancy for any Manager or alternate Manager.
SECTION 1.6 Ex Officio Managers. The Board may appoint one or more persons as ex officio members of the Board. Such ex officio managers shall be entitled to be present in person, to present matters for consideration and to take part in consideration of any business by the Board. However, such ex officio manager shall not be counted for purposes of a quorum or for purposes of voting or otherwise in any way for purposes of authorizing any act or transaction of business by the Board.
SECTION 2. MEETINGS OF THE BOARD
SECTION 2.1 Regular Meetings. Regular meetings of the Board may be held at such periodic intervals as the Chair or the President/CEO may specify. A special meeting of the Board may be called by the Chair, President/CEO or by 2 or more Managers.
SECTION 2.2 Place of Meeting. Unless another place is designated by the Chair, the place of all meetings shall be the principal office of the Company.
SECTION 2.3 Electronic Meetings. Any meeting may be held by telephone or through other communications equipment if all Managers participating can hear each other.
SECTION 2.4 Notice of Meeting. Written notice of the time and place of each meeting of the Board shall be given to each Manager and each alternate Manager either by personal delivery, or by mail or telecopy at least 5 business days before each meeting. Notice of a meeting need not state the purposes of the meeting.
SECTION 2.5 Waiver of Notice. Any Manager may, either before or after any meeting, waive any notice required to be given by applicable Delaware law or under these Bylaws. Any waiver of notice must be in writing and filed with or entered upon the records of the Company. However, the attendance of a Manager at any meeting without protesting the lack of proper notice prior or at the commencement of the meeting shall constitute waiver of notice by such Manager.
SECTION 2.6 Quorum A quorum for transaction of business at any meeting of the Board shall be a majority of the authorized number of Managers. If the meeting is held by telephone or through other communications equipment at which all Managers participating can hear each other, such participation shall constitute attendance at such meeting.
SECTION 2.7 Adjourned Meeting. In the absence of a quorum at any meeting of the Board, a majority of the Managers present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. At any

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adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.
SECTION 2.8 Manner of Acting. Except as otherwise provided in section 3.4 of the Agreement, the act of the majority of the Managers present at any meeting of the Board at which a quorum is present shall be the act of the Board. With respect to the actions requiring a supermajority vote of the Board, as set forth in section 3.4 of the Agreement, the affirmative vote of a majority of the Managers appointed by each Member, voting as separate classes, shall be required. Managers may not vote by proxy, however, alternate Managers shall have the full authority to serve as a Manager in the absence of the appointed Manager. A Manager of the Company who is present at a meeting of the Board or committee thereof, at which action on any matter is taken, shall be presumed to have assented to the action taken unless such Manager objects at the beginning of such meeting to the holding of the meeting or to the transacting of business at the meeting, unless his or her dissent is entered in the minutes of the meeting, or unless he or she shall file his written dissent to such action with the presiding officer of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.
SECTION 2.9 Action Without Meeting. Any action which may be authorized or taken at a meeting of the Board, may be taken without a meeting if authorized by a writing signed by all of the Managers. Any such writing shall be filed with or entered upon the records of the Company.
SECTION 2.10 Duties of Managers. The Board shall perform its duties and each Manager shall perform his or her duties, in good faith, in a manner it reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his or her duties, a Manager shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed below; but shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted.
Those persons and groups upon whose information, opinions, reports, and statements a Manager is entitled to rely upon are:
(a) One or more officers, employees or other agents of the Company whom a Manager reasonably believes to be reliable and competent in the matters presented;
(b) Counsel, public accountants, or other persons as to matters which the Manager reasonably believes to be within such persons’ professional or expert competence; and
(c) A committee appointed by the Board, duly designated in accordance these Bylaws as to matters within its designated authority, which committee the Board reasonably believes to merit confidence.

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SECTION 3. COMMITTEES
SECTION 3.1 Executive Committee. For the purpose of overseeing the day-to-day operations of the Company, the Board may establish an Executive Committee. If created, the Executive Committee shall consist of at least three Managers, which shall include the Chair, Vice Chair and such other Managers in order that at least one Manager appointed by each Member shall be a member of the Executive Committee. The Executive Committee shall be vested all of the Board’s authority for management, control and day-to-day operation of the business and the assets, operations and personnel of the Company, subject to the overall direction of the Board and subject to the limitations set forth in section 3.4 of the Agreement. The Executive Committee may be delegated the authority, on behalf and for the benefit of the Company, to conduct any and all Company business, to take any action or to make any determination on behalf of, and to exercise all authority of the Company under or within the purposes stated in this Agreement, other than any action requiring a supermajority vote of the Board and subject to any limitations on such authority established from time to time by the Board. In exercising any delegated authority, the Executive Committee shall manage the affairs of the Company, subject to the provisions of the Agreement, in a prudent and businesslike manner, and its members shall devote such time to the Company affairs as is reasonably necessary for the conduct of such affairs. The designation of the Executive Committee and the delegation thereto of such authority shall not operate to relieve the Board, or any individual Manager, of any responsibility imposed by law.
SECTION 3.2 Standing Committees. The Board shall form such standing committees as needed for the operation of the Company. The committees may be either advisory in nature or act with the authority of the Board. Any committee that acts with Board authority shall consist of not less than three Managers, including one Manager appointed by each Member. Those committees which are advisory in nature do not have to include individuals who are Managers.
SECTION 3.3 Alternate Committee Members. The Chair may appoint one or more Managers as alternate members of any committee, which alternate Member may take the place of any absent Member at any meeting of such committee.
SECTION 3.4 Ex Officio Committee Members. The Chair may appoint one or more persons (including persons who are not managers) as ex officio members of any committee, which ex officio member shall be entitled to be present in person, to present matters for consideration and to take part in consideration of any business by the committee at any meeting of the committee. Such ex officio member shall not be counted for purposes of a quorum or for purposes of voting or otherwise in any way for purposes of authorizing any act or transaction of business by such committee.
SECTION 3.5 Term. Unless otherwise specified by the Chair, appointment to a committee shall be for a period of 1 year.
SECTION 3.6 Manner of Acting. Unless otherwise ordered by the Board, a committee shall act by a majority of all of its members at a meeting at such place or through electronic communication as permitted under applicable Delaware law or by a writing or

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writings signed by all of its members, subject to the limitations set forth in section 3.4 of the Agreement. All committees of the Board shall prepare minutes to be filed with or entered upon the records of the Company.
SECTION 3.7 Authority. A committee is authorized to take any action or transact any business specifically delegated by the Board. If a committee is delegated complete authority to take a specific action or to transact a specific business matter by the Board, any such action or business transaction of the committee pursuant to the delegation of authority shall be as effective for all purposes as an act or business transaction by the Board.
SECTION 3.8 Chair. Unless otherwise specified by the Board, the chair of each committee shall be appointed by the Chair.
SECTION 4. BOARD OFFICERS
SECTION 4.1 Board Officers. The Board Officers of the Company shall be a Chair and such other officer deemed necessary by the Board.
SECTION 4.2 Appointment of Board Officers. The Board Officers shall be elected at the last regular meeting of the Board each calendar year. The Board Officers shall hold office for one year beginning on January 1 of the year following their election or until a successor is elected. So long as a person is a manager, there is no limitation on the number of offices or terms of office a manager may serve; provided, however, that no Manager may hold more than one office at one time. New Board Offices may be created and filled at any meeting of the Board.
SECTION 4.3 Resignation. Any Board Officer may resign at any time by giving written notice to the Chair, or in the case of the Chair, to the President/CEO. Unless otherwise specified therein, a resignation shall become effective upon delivery. The acceptance of such resignation shall not be necessary to make it effective unless so specified in the resignation.
SECTION 4.4 Removal. Any Board Officer may be removed by the Board, with or without cause, upon the vote of the Board at any meeting.
SECTION 4.5 Vacancy. Any vacancy in a Board Office for any reason may be filled by the Board in such a manner as it determines to be appropriate under the circumstances.
SECTION 4.6 Chair. The Chair shall call and preside at all meetings of the Board and the Executive Committee. The Chair shall provide leadership to the Board and its committees, serve as a liaison between the President/CEO and the Board, work closely with the President/CEO in carrying out approved programs and policies and maintain communications to ensure proper evaluation of performance. In the absence of the appointment of a President/CEO, the Chair shall undertake the duties and responsibilities of the office of President/CEO. The Chair shall have such other authorities and duties as may be delegated from time to time by the Board.

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SECTION 4.7 Vice Chair. The Vice Chair shall, in the absence of the Chair, perform the duties of the Chair and while so acting, the Vice Chair shall have all powers and authorities of, and shall be subject to the restrictions upon, the Chair. The Vice Chair shall have such other authorities and duties as are delegated by the Board or the Chair.
SECTION 4.8 Secretary. The Secretary shall take or cause to be taken minutes of all meetings of the Board and shall be custodian of all records and reports of the Board. The Secretary shall have such other authorities and duties as are delegated by or as may be delegated from time to time by the Board, the Chair or the President/CEO.
SECTION 4.9 Treasurer. The Treasurer shall have supervision of all funds of the Company. The Treasurer shall have such other authorities and duties as are delegated by or as may be delegated from time to time by the Board, the Chair or the President/CEO.
SECTIONS. OPERATING OFFICERS
SECTION 5.1 Operating Officers. The Board shall appoint a President/CEO to manage the day to day operations of the Company. Other operating officers of the Company may be appointed from time to time by the President/CEO. No operating officer has to be a Manager.
SECTION 5.2 Resignation. Any operating officer may resign at any time by giving written notice to the President/CEO or, in the case of the President/CEO, to the Chair. A resignation shall take effect at the time specified therein, and, unless otherwise specified therein, shall become effective upon delivery. The acceptance of such resignation shall not be necessary to make it effective unless so specified in the resignation.
SECTION 5.3 Removal. The President/CEO may be removed by the Board, with or without cause, at any time by the affirmative vote of the majority of the Board. Any other operating officer may be removed by the President/CEO, with or without cause, at any time. Any such removal shall be without prejudice to the contract rights, if any, of such operating officer.
SECTION 5.4 President/CEO. The President/CEO shall be the chief executive officer of the Company. The President/CEO shall be selected by and employed by the Board and shall serve only at its pleasure. The President/CEO shall manage and have general supervision, administration and direction over the operations of the Company, and its facilities, officers, and employees, subject to the overall authority of the Board. The President/CEO shall have such other authorities and duties as are delegated by the Agreement or as may be delegated from time to time by the Board.
SECTION 6. EXPENSES AND COMPENSATION
SECTION 6.1 Expenses. Each Manager and officer shall be reimbursed by the Company for all reasonable and necessary expenses approved in advance by the Company and directly and reasonably incurred by him or her in the performance of his or her duties; provided that the Manager or officer shall submit reasonable documentation with respect to such expenses to the Company prior to receiving any reimbursement thereof.

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SECTION 6.2 Compensation. Except with the consent of the Board or except as otherwise provided in this Agreement, no Manager shall be entitled to any salary or other compensation from the Company. The officers shall be entitled to receive compensation from the Company as determined by the Board.
SECTION 7. CONFLICTS OF INTEREST
SECTION 7.1 General Policy. Recognizing that Managers have a duty of loyalty and fidelity to the Company, each Manager of the Company shall upon appointment and from time to time as appropriate, fully disclose to the Board any material interest he or she may have in an issue in which the Company also has an interest. Any such interest that is materially different from the Company’s interest shall constitute a conflict of interest.
SECTION 7.2 Procedure. Any Manager having a conflicting interest in any transaction shall recuse himself or herself from all discussions on the matter and shall not vote on the matter, but such Manager may be counted in determining the quorum for the meeting. The minutes of the meeting should reflect the making of the disclosure, the abstention from voting and the quorum situation. The requirements of this section 7.2 shall not be construed as preventing any Manager or officer front briefly stating his or her position in the matter, nor from answering pertinent questions of the Board or other officers. No transaction of the Company shall be voidable solely because a Manager has a direct or indirect interest in the transaction if either the transaction is fair to the Company or the disinterested Managers, knowing the material facts of the transaction and the Manager’s interest therein, authorize or ratify the transaction. Ownership of minor amounts of publicly-traded securities shall not be deemed to constitute a conflicting ownership interest.
SECTION 8. INDEMNIFICATION.
SECTION 8.1 Persons Indemnified. Except as otherwise provided in this section 8.1 or as otherwise prohibited by law, the Company shall indemnify and defend each person who, by reason of (1) being or at any time having been a Manager or officer of the Company, or (2) any action taken or omitted to be taken by such Manager or officer in his or her capacity as such, is named or otherwise becomes or is threatened to be made a party to any action, suit, investigation or proceeding (or claim or other matter therein) related to the business, affairs or management of the Company, and the Company by the Board may indemnify any other person as deemed proper by the Board, against any and all costs and expenses (including attorney fees, judgments, fines, penalties, amounts paid in settlement, and other disbursements) actually and reasonably incurred by or imposed upon such person in connection with any action, suit, investigation or proceeding (or claim or other matter therein), whether civil, criminal, administrative or otherwise in nature, with respect to which such person is named or otherwise becomes or is threatened to be made a party by reason of being or at any time having been a Manager, officer, employee or other agent of or in a similar capacity with the Company, or by reason of being or at any time having been, at the direction or request of the Company, a trustee, officer, volunteer, administrator, Manager, employee, member, advisor or other agent of or fiduciary for any other corporation, partnership, trust, venture or other entity or enterprise including any employee benefit plan and the Company.

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SECTION 8.2 Scope of Indemnity. Unless it is proved, by clear and convincing evidence in a court with jurisdiction that the act or omission of the Manager or officer for which liability is being asserted in an action, suit, or proceeding referred to in section 8.1 involved gross negligence, willful misconduct or fraud of such Manager of officers, such Manager or officer who is the subject of an action, suit or proceeding referred to in section 8.1 shall be entitled to the indemnification mandated by such section 8.1. Any indemnification hereunder shall be satisfied solely out of the assets of the Company. No Member shall be subject to personal liability by reason of these indemnification provisions.
SECTION 8.3 Advancement of Expenses. Upon the request of a Manager, officer or employee who is the subject of an action, suit or proceeding referred to in section 8.1, the Company shall pay the expenses incurred by such Manager, officer, or employee in defending the action, suit, or proceeding, including attorney’s fees, as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Manager, officer or employee to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the Company.
SECTION 8.4 Discretionary Indemnification. Each request or case of or on behalf of any person other than a Manager; officer or employee, who is or may be entitled to indemnification, shall be reviewed by the Board, and indemnification of such person shall be authorized by the Board only if it is determined by the Board that indemnification is proper in the specific case.
SECTION 8.5 Only in Accordance with Law. Notwithstanding anything to the contrary in this section 7, no person shall be indemnified to the extent, if any, it is ultimately determined by a court of competent jurisdiction that indemnification is contrary to applicable Delaware law.
SECTION 8.6 Contractual Rights; Applicability. The right to be indemnified or to the advancement or reimbursement of expenses (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may sue as if these provisions were set forth in a separate written contract between such person and the Company; (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions; and (iii) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.
SECTION 8.7 Insurance. The Company may purchase and maintain such insurance on behalf of any person who is or at any time has been a Manager, officer, employee or other agent of or in a similar capacity with the Company, or who is or at any time has been, at the direction or request of the Company, a trustee, officer, volunteer, administrator, Manager, employee, member, advisor or other agent of or fiduciary for any other corporation, partnership, trust, venture or other entity or enterprise including any employee benefit plan against any liability asserted against and incurred by such person.
SECTION 8.8 Liability. Notwithstanding any provisions of these Bylaws to the contrary, neither a Manager or officer of the Company shall be personally liable to the Company or

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to the Members of the Company for monetary damages for breach of fiduciary duty except with respect to (1) any breach of the duty of loyalty; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (3) any transactions from which the Manager or officer derived an improper personal benefit. Notwithstanding any provisions of these Bylaws, to the contrary, neither a Manager nor an officer shall be liable to the Company or to any Member for any action taken or omitted to be taken by such Manager or officer, provided that such Manager or officer acted in good faith and such action or omission does not involve the gross negligence, willful misconduct or fraud of such Manager or officer.
SECTION 9. MEETINGS OF THE MEMBERS
SECTION 9.1 Meetings. Meetings of the Members shall be held at such time, date and place and upon such notice determined by the Board or by two or more Members.
SECTION 9.2 Quorum. Members holding more than fifty percent (50%) of the Units entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a majority of the Members so represented may adjourn the meeting from time to time for a period not to exceed thirty (30) days without further notice. However, if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Members whose absence would cause there to be less than a quorum.
SECTION 9.3 Manner of Acting. If a quorum is present, the affirmative vote of the Members owning a majority of Units represented at the meeting and entitled to vote on the subject matter shall be the act of the Members, unless a greater or lesser proportion or number or class voting for the appointment of Managers is otherwise required by these Bylaws or the Agreement.
SECTION 9.4 Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Company before or at the time of the meeting.
SECTION 9.5 Voting by Certain Members.
(a) Units owned in the name of a corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.
(b) Units owned in the name of a deceased person, a minor ward or an incompetent person, may be voted by an administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such Units into the name of such administrator, executor, court appointed guardian or conservator. Units owned in the

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name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote Units held by him or her without a transfer of such Units into his or her name.
(c) Units owned in the name of a receiver may be voted by such receiver and Units held by or under the control of a receiver may be voted by such receiver either in person or by proxy, but no receiver shall be entitled to vote Units without a transfer thereof into the receiver’s name.
(d) A Member whose Units are pledged shall be entitled to vote such Units until the Units have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the Units so transferred.
(e) If Units are owned in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same Units, voting with respect to the Units shall have the following effect:
(i) If only one person votes, his or her act binds all;
(ii) If two or more persons vote, the act of the majority so voting binds all;
(iii) If two or more persons vote, but the vote is evenly split on any particular matter, each faction may vote the Units in question proportionately, or any person voting the Units of a beneficiary, if any, may apply to any court of competent jurisdiction in the State of Ohio to appoint an additional person to act with the persons so voting the Units. The Units shall then be voted as determined by a majority of such persons and the person appointed by the court. If a tenancy is held in unequal interests, a majority or even split for the purpose of this subparagraph (c) shall be a majority or even split in interest.
SECTION 9.6 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Member entitled to vote and delivered to the President/CEO for filing with the Company records. Action taken under this section 9.6 is effective when all Members entitled to vote have signed the consent, unless the consent specifies a different effective date.
SECTION 9.7 Voting by Ballot. Voting on any question or in any election may be by voice vote unless the Board or at least two (2) Members shall demand that voting be by ballot.
SECTION 9.8 Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice. The attendance of a Member at any meeting shall constitute a waiver of notice, waiver of objection to defective notice of such meeting, and a waiver of objection to the consideration of a particular matter at the meeting unless the Member, at the beginning of the meeting, objects to the holding of the meeting, the transaction of business at the meeting, or the consideration of a particular matter at the time it is presented at the meeting.

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EXHIBIT B
PERCENTAGE SHARE AS OF SEPTEMBER 24, 1996
Quorum 95%
Clinic 2.5%
Summa 2.5%

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EXHIBIT C
ASSUMPTION AGREEMENT
See attached.

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